                                    SCHEDULE 14A

                      INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement            / / Confidential, for Use
                                                of the Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SJS BANCORP, INC.
                  (Name of Registrant as Specified in its Charter)

            ____________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.


/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

    (5)  Total fee paid:

         ---------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.



    (1)  Amount Previously Paid:

         $5,385

         ---------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

         Schedule 14A

         ---------------------------------------------------------------------
    (3)  Filing Party:

         SJS Bancorp, Inc.

         ---------------------------------------------------------------------
    (4)  Date Filed:

         January 14, 1997

         ---------------------------------------------------------------------

                                  [SJS Letterhead]


                                  March ___, 1997




Dear Fellow Stockholder:


         On behalf of the Board of Directors and the management of SJS Bancorp, Inc., I am very pleased to invite you to attend a special meeting of the stockholders of SJS, to be held at __:00 a.m. local time, on April ___, 1997, at the _______________________________________________________,
Michigan.


         The purpose of the Special Meeting is to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated November 6, 1996, between SJS, Shoreline Financial Corporation, and SJS Acquisition
Corporation. Under the Merger Agreement, SJS would become a wholly owned subsidiary of Shoreline.

         After the Merger, you will be entitled to receive $27 in cash for each share of SJS Common Stock you own.

         Your Board of Directors has approved the Agreement and Plan of Merger, believes it is in the best interests of SJS and its stockholders, and recommends that you vote FOR its approval.

         We encourage you to attend the Special Meeting in person. Whether or not you plan to attend, however, please sign and date the enclosed proxy promptly.

                             Sincerely,


                             [signature]
                             Thomas G. Watson
                             President and Chief Executive Officer

                            SJS BANCORP, INC.
                                  301 State Street
                             St. Joseph, Michigan 49085
                                   (616) 983-0134

                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Shareholders of SJS Bancorp, Inc.:

    A special meeting (the "Meeting") of stockholders of SJS Bancorp, Inc. ("SJS") will be held at _____________________________________________________
_______________________________, Michigan at __:00 a.m. local time, on April
___, 1997.

    A proxy card and proxy statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

    1. The adoption of an Agreement and Plan of Merger, dated November 6, 1996 (the "Merger Agreement"), between SJS, Shoreline Financial Corporation, and SJS Acquisition Corporation in substantially the form set forth in Appendix A to the accompanying Proxy Statement, and approval of the transactions contemplated by the Merger Agreement.

    2.   Such other matters as may properly come before the Meeting.

         The Board of Directors of SJS has fixed the close of business on March ___, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment of the meeting.

         Appraisal rights are available for any and all shares of SJS. The right of any stockholder to participate in the statutory appraisal process is contingent upon strict compliance with the procedures and time periods set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached as Appendix B to the accompanying Proxy Statement.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             [signature]
                             Thomas G. Watson
                             President and Chief Executive Officer

St. Joseph, Michigan
March ___, 1997

    YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE YOUR VOTE IS COUNTED.

                                  Table of Contents

INTRODUCTION AND SUMMARY                     1
     Introduction                            1
     Parties to the Merger                   2
     Summary of Certain Aspects of the
     Merger                                  2
     Market and Dividend Information         3
     Selected Financial Data                 4
     Selected Per Share Data                 6

GENERAL MEETING INFORMATION                  7
     Time and Date; Record Date              7
     Matters to be Considered                7
     Voting By Proxy                         7
     Proxy Solicitation                      7
     Voting Rights                           8
     Expenses                                8
     Appraisal Rights                        8
     Proposals For Annual Meeting            9

THE MERGER                                   9
     Background of the Merger                9
     Reasons for and the Recommendation
     of the Merger                          11
     Opinion of Financial Advisor           12
     Consideration to be Received           16
     SJS's Incentive Plan and Stock
     Options                                16
     Effective Time                         16
     Payment for Shares                     16
     Conditions Precedent to the Merger
     and the Possible Termination of the
     Merger Agreement                       17
     Business of SJS Pending the Merger     20
     Consolidation of the Bank              21
     Regulatory Approvals                   21
     Material Agreements Relating to the
     Merger and Interests of Certain
     Persons                                21
     Treatment of the ESOP                  22
     Federal Income Tax Consequences        22
     Accounting Treatment                   23

     SJS BANCORP, INC.                      23
     Description of the Business            23
     Competition                            41
     Employees                              42
     Regulation                             42
     Description of Properties              50
     Legal Proceedings                      50
     Beneficial Ownership of Certain
     Persons                                51

GENERAL INFORMATION                         54
     Incorporation by Reference             54
     Independent Public Accountants         54
     Sources of Information                 54


APPENDICES
     Agreement and Plan of Merger          A-1
     Section 262 of the Delaware Law       B-1
     Opinion of The Chicago Corporation    C-1
     Audit Report, Audited Financial
     Statements as of and for periods
     ended June 30, 1996, and
     Management's Discussion and Analysis  D-1
     Financial Statements as of and for
     periods ended September 30, 1996,
     and Management's Discussion
     and Analysis                          E-1

PROXY STATEMENT


                                 SJS BANCORP, INC.
                                  301 State Street
                             St. Joseph, Michigan 49085
                                   (616) 983-0134



                          SPECIAL MEETING OF STOCKHOLDERS
                                  April ___, 1997



                      to consider a proposed merger involving
                          SHORELINE FINANCIAL CORPORATION
                             providing consideration of
                                $27 PER SHARE, CASH
                                to SJS Stockholders


                              INTRODUCTION AND SUMMARY

         The following introduction and summary should be considered in conjunction with the more detailed information appearing elsewhere in this Proxy Statement.

Introduction



         This Proxy Statement, which is first being sent on or about March ___, 1997, is furnished to the holders of record on March ___, 1997 (the "Record Date"), of shares of common stock of SJS Bancorp, Inc. ("SJS"), $0.01 par value ("SJS Common Stock"), in connection with a solicitation on behalf of the Board of Directors of SJS of proxies to be voted at the special meeting of stockholders of SJS to be held on April ___, 1997 (the "Special Meeting"). The purpose of the Special Meeting is to consider and vote upon adoption of an Agreement and Plan of Merger, dated November 6, 1996 (the "Merger Agreement"), between SJS, Shoreline Financial Corporation, a Michigan corporation ("Shoreline"), and SJS Acquisition Corporation, a Michigan corporation (the "MergerSub"), in substantially the form set forth in Appendix A to this Proxy Statement.


         As a result of the merger contemplated by the Merger Agreement (the "Merger"), SJS will become a wholly owned subsidiary of Shoreline. Following the Merger, SJS Federal Savings Bank (the "Bank") will be merged with and into Shoreline Bank and SJS will be dissolved. The stockholders of SJS at the effective time of the Merger (other than the stockholders who have properly exercised appraisal rights under the Delaware General Corporation Law (the "Delaware Law")) will be entitled to receive $27 in cash for each share of SJS Common Stock (See "THE MERGER -- Consideration to be Received" below). After the Merger, SJS stockholders will have no continuing stockholder relationship with SJS, Shoreline, or MergerSub.


              YOUR BOARD OF DIRECTORS RECOMMENDS THAT SJS STOCKHOLDERS
               VOTE FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

Parties to the Merger

         SJS Bancorp, Inc. SJS Bancorp, Inc. is a Delaware corporation that was organized in 1994 by the Bank for the purpose of becoming the savings and loan holding company of the Bank. SJS owns all of the outstanding stock of the Bank issued on February 15, 1995 in connection with the Bank's conversion from the mutual to the stock form of organization. The Bank, SJS's only operating subsidiary, was originally chartered under the laws of the state of Michigan in 1916 as St. Joseph Building and Loan Association and converted to a federally chartered mutual savings and loan association in 1985. In 1988, the Bank amended its charter to become a federal savings bank under its current name. (See "SJS BANCORP" below).

         The principal executive offices of SJS are located at 301 State Street, St. Joseph, Michigan 49085. The telephone number at that address is
(616) 983-0134.

         Shoreline Financial Corporation and SJS Acquisition Corporation. Shoreline Financial Corporation is a bank holding company headquartered at 823 Riverview Dr., Benton Harbor, Michigan, 49023, (616) 927-2251.
Shoreline, as of September 30, 1996, had consolidated assets of $708 million, deposits of $615 million, and shareholders' equity of $67 million. Shoreline's business is concentrated exclusively in the commercial banking industry segment. Shoreline Bank, Shoreline's wholly owned subsidiary, offers individuals, businesses, institutions and government agencies a full range of commercial banking services.

         The principal markets for Shoreline's financial services are the Southwestern Michigan communities in which Shoreline Bank offices are located and the areas immediately surrounding these communities. Shoreline and Shoreline Bank serve these markets through 13 offices located in and around these communities. Shoreline and Shoreline Bank employed approximately 320 persons as of December 31, 1995.

         SJS Acquisition Corporation ("MergerSub") is a Michigan corporation that is wholly owned by Shoreline. MergerSub was formed specifically for the purpose of the acquisition of SJS by Shoreline and has the same address as Shoreline.

Summary of Certain Aspects of the Merger

         Directors' Approval and Recommendation of the Merger. At a Board of Directors meeting held on November 6, 1996, after considering the terms and conditions of the Merger Agreement and obtaining the advice of its financial advisor, the SJS Board of Directors unanimously approved the Merger Agreement. The SJS Board of Directors believes that the consideration offered pursuant to the transaction is fair to the stockholders of SJS and, accordingly, recommends that stockholders of SJS vote "FOR" approval of the Merger Agreement. (For a discussion of the circumstances surrounding the Merger and the factors considered by the SJS Board of Directors in making its recommendation, see "THE MERGER -- Background of the Merger" and "--Reasons for and the Recommendation of the Merger").


         Interests of Insiders. Certain members of SJS's management and SJS's Board of Directors have certain interests in the Merger that are in addition to their interests as stockholders of SJS generally. SJS maintains a 1996 Stock Option and Incentive Plan (the "Incentive Plan") and Management Recognition Plan (the "Plan") under which directors and executive officer were granted options and restricted stock awards in February 1996. Upon consummation of the Merger, each option and restricted stock award granted in February 1996 will become 100% vested. Unless exercised, each option granted under the Incentive Plan issued and outstanding immediately prior to the Effective Time (a "Stock Option") will be converted into the right to receive $7.375 (the difference between the $27 Merger Consideration and the $19.625 exercise price of the options). In addition, each individual holding restricted stock will be entitled to $27 for each share of restricted stock held. At December 31, 1996, directors and executive officers (16 persons) of SJS held in the aggregate 34,422 shares of restricted stock and 79,509 Stock Options entitling them to $929,394 and $586,379, respectively, upon consummation of the Merger. Moreover, certain member of SJS's management have certain rights under employment agreements and the ESOP (as defined herein). (See "THE MERGER -- Material Agreements Relating to the Merger and Interests of Certain Persons").

         Consideration to be Received in the Merger. The stockholders of SJS on the effective date of the Merger (other than the stockholders who have properly exercised appraisal rights under the Delaware Law) will become entitled to receive $27 in cash for each share of SJS Common Stock (See "THE MERGER -- Consideration to be Received" below). SJS stockholders will have no continuing stockholder relationship with SJS, Shoreline, or MergerSub.



         Opinion of Financial Adviser. SJS's financial adviser, ABN-AMRO Chicago Corporation ("The Chicago Corporation"), has rendered an opinion to SJS's board of directors, dated as of November 6, 1996, which was subsequently confirmed and reissued as of the date of the mailing of this proxy statement, to the effect that (as of such date) the consideration to be received in the Merger is fair to SJS stockholders from a financial point of view. This opinion is attached in full as Appendix C to this Proxy Statement. SJS stockholders are urged to read that opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications on the review undertaken by The Chicago Corporation (See "THE MERGER -- Opinion of Financial Adviser" below).


         Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of SJS Common Stock entitled to vote as of the Record Date is required to adopt the Merger Agreement. As of the Record Date, SJS's directors and executive officers and their affiliates beneficially owned ___ percent of the outstanding SJS Common Stock. As of the Record Date, Shoreline's directors and executive officers and their affiliates held 1,750 shares/___ percent of the outstanding SJS Common Stock. No vote of the shareholders of Shoreline is required to adopt the Merger Agreement (See "GENERAL MEETING INFORMATION" below).

         Appraisal Rights. Holders of SJS Common Stock are entitled to statutory rights of appraisal pursuant to Section 262 of the Delaware Law (See "GENERAL MEETING INFORMATION -- Appraisal Rights" below).

         Regulatory Approvals. Consummation of the Merger is subject to approval of the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Office of Thrift Supervision ("OTS") (collectively, the "Regulatory Approvals"). The Merger may not be consummated for a period of 30 days after receipt of the Federal Reserve Board's final approval unless the Federal Reserve Board has not received any adverse comment from the United States Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the Federal Reserve Board. (See "THE MERGER -- Regulatory Approvals" below).



         Termination Fee. SJS must pay Shoreline a termination fee of $2,000,000 (plus reasonable fees and expenses not to exceed $250,000) if Shoreline's Board of Directors terminates the Merger Agreement as a result of
(i) a third party making an Acquisition Proposal (as defined below), (ii) the SJS Board of Directors changes its recommendation of the Merger, or (iii) a third party acquires a certain amount of control over SJS. Under certain other circumstances, SJS and Shoreline each have obligations to pay the other $750,000 (plus reasonable fees and expenses not to exceed $250,000) upon termination of the Merger. (See "THE MERGER -- Conditions Precedent to the Merger and Possible Termination of the Merger Agreement" below).


Market and Dividend Information

         SJS Common Stock is traded on The Nasdaq SmallCap Market. SJS Common Stock was held of record by __________ shareholders as of the Record Date. The following table sets forth, from SJS's inception in

February 1995 to present, the range of high and low closing prices, as reported by the Nasdaq Stock Market. The quotations reported in the following table reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not reflect actual transactions. The table also shows dividends declared, by quarter, from February 1995 to present.

                                          Closing Price         Dividends
Quarter-ended                            High       Low         Declared
-------------                           -----------------       ----------
1995
----
  March 31                              $11.75     $10.75         $ --
  June 30                                15.25      11.75           --
  September 30                           18.25      14.75          .10
  December 31                            19.75      18.00          .10

1996
----
  March 31                              $20.25     $18.50         $.10
  June 30                                20.75      18.50          .10
  September 30                           21.50      19.75          .11
  December 31                            25.88      20.75          .11


OTS regulations impose various restrictions or requirements on the ability of the Bank to pay dividends. (See "SJS BANCORP, INC.--Description of Business -- Regulation - Limitation on Dividends and on Other Capital Distributions" below).

         On November 6, 1996, the day preceding the public announcement of the Merger, SJS Common Stock traded at $22.75. If the Merger is adopted by the SJS stockholders and the closing occurs, SJS stockholders as of the Effective Time will be entitled to receive $27 per share.



                    SELECTED CONSOLIDATED FINANCIAL INFORMATION


         The following financial data does not purport to be complete and is qualified in its entirety by reference to the more detailed financial information contained elsewhere herein. In the opinion of SJS management, all adjustments necessary for a fair presentation of such financial data have been included. All such adjustments are of a normal recurring nature.



                                                    June 30,
                               ----------------------------------------------------
                                 1996       1995       1994       1993       1992
                               --------   --------   --------   --------   --------
                                                (In Thousands)
Selected Financial Condition Data:

Total assets.................    $151,897   $129,513   $118,719   $127,366   $130,627

Loans, net...................      98,862     71,818     52,538     50,237     48,127

Interest-earning deposits....         190        190        190        387      1,278

Mortgage-backed securities...      36,211     36,065     42,336     60,615     63,876

Investment securities........       9,298     14,027     11,842      6,304      4,810

Deposits.....................     107,928    106,294    108,847    108,387     109,092

Long-term borrowings.........      23,750      4,500       --        7,033      11,220

Total shareholders' equity...      16,910     17,017      7,591      8,986       7,574



                                                Year Ended June 30,
                               ----------------------------------------------------
                                 1996       1995       1994       1993       1992
                               --------   --------   --------   --------   --------
                                      (In Thousands, except per share data)

Selected Operations Data:

Total interest income........  $ 10,428   $  8,488   $  7,822   $  8,977   $ 10,799

Total interest expense.......     6,465      4,993      5,316      6,262      8,070
                               --------   --------   --------   --------   --------
Net interest income..........     3,963      3,495      2,506      2,715      2,729

Provision (credit) for
  loan losses................       175        (38)       (48)       (48)       (15)
                               --------   --------   --------   --------   --------
Net interest income after
  provision (credit) for
  loan losses................     3,788      3,533      2,554      2,763      2,744

Fees and service charges.....       431        352        348        314        307

Gain on sales of loans,
  mortgage-backed securities
  and investment securities..        15          7        482        806        521

Other noninterest income.....       110         85         72         65         86
                               --------   --------   --------   --------   --------
Total noninterest income.....       556        444        902      1,185        914

Total noninterest expense....     3,239      3,000      2,852      2,774      2,739
                               --------   --------   --------   --------   --------
Income before Federal income
  tax expense and extraordinary
  item.......................     1,105        977        604      1,174        919

Federal income tax expense...       262        288        220        353        249
                               --------   --------   --------   --------   --------
Income before extraordinary
  item.......................       843        689        384        821        670

Debt extinguishment premium,
  net of tax.................      --         --         (307)      --         --
                               --------   --------   --------   --------   --------
Net income...................  $    843   $    689   $     77   $    821   $    670
                               --------   --------   --------   --------   --------
                               --------   --------   --------   --------   --------
Earnings per common and
  common equivalent share
    (1)......................  $   0.91   $   0.38        N/A        N/A        N/A

Earnings per common share -
  assuming full dilution (1).  $   0.91   $   0.38        N/A        N/A        N/A


------------------------
(1) Subsequent to the Bank's conversion from mutual to stock form on February 15, 1995. (See Note 2 of the Consolidated Financial Statements in Appendix D.)

Selected Financial Ratios and Other Data:



                                                    June 30,
                               ----------------------------------------------------
                                 1996       1995       1994       1993       1992
                               --------   --------   --------   --------   --------

Performance Ratios:
  Return on assets (ratio of
    net income to average
    total assets)............     0.59%      0.56%      0.06%      0.64%      0.51%

  Return on shareholders'
    equity (ratio of net income
    to average equity)(1)....     4.73       5.82       0.91      10.29       9.29

  Average interest rate spread
    during period............     2.38       2.60       1.90       1.93       1.89

  Net interest margin(2).....     2.90       2.94       2.12       2.19       2.14

  Ratio of operating expense
    to average total assets..     2.26       2.32       2.31       2.16       2.07

  Ratio of average interest-
    earning assets to average
    interest-bearing
    liabilities..............     1.11x      1.08x      1.05x      1.05x      1.04x

Asset Quality Ratios at End of Period:
  Non-performing assets to
    total assets.............     0.28%      0.20%      0.06%      0.09%      0.26%

  Allowance for loan losses to
    non-performing loans.....   208.39     834.33   1,079.25     953.40     405.25

  Allowance for loan losses to
    loans receivable, net....     0.65       0.77       1.09       1.16       1.22

Capital Ratios:
  Shareholders' equity to total
    assets at end of period..    11.50%     13.14%      6.39%      7.05%      5.80%

  Average shareholders' equity
    to average assets........    12.46       8.93       6.72       6.45       5.45

Other Data:
  Number of full-service
    offices..................     4          4          4          4          4

------------------------
(1)  Average equity does not include unrealized gain/loss on securities.

(2)  Net interest income divided by average interest-earning assets.


Selected Per Share Data
                                  As of and for the        As of and for the
                                     year ended              period ended
                                   June 30, 1996            Dec. 31, 1996
                                  ------------------       ------------------

Book Value Per Share                   $17.77                  $17.56

Dividend Per Share                     $  .40                  $  .22

Net Income (Loss) Per
  Share - Primary                      $  .91                  $(0.16)

Net Income (Loss) Per
  Share - Fully diluted                $  .91                  $(0.16)

                            GENERAL MEETING INFORMATION

Time and Date; Record Date

         The Special Meeting will be held on April ___, 1997, at ___ a.m., local time, at
                            , Michigan.  The Board of Directors of SJS has
fixed March ___, 1997, as the Record Date. Only stockholders of record of SJS Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 917,622 shares SJS Common Stock outstanding and entitled to be voted at the Special Meeting.


Matters to be Considered

         At the Special Meeting, the holders of SJS Common Stock will be asked to adopt the Merger Agreement.

Voting by Proxy

         If a SJS stockholder properly executes and returns a proxy in the form distributed by SJS, the proxies named will vote the shares represented by that proxy at the Special Meeting. Where a stockholder specifies a choice, the proxy will be voted in accordance with the stockholder's specification. If no specific direction is given, the proxies will vote the shares in favor of adoption of the Merger Agreement. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         A stockholder may revoke a proxy by: (i) filing with the Secretary of SJS at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of SJS at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Irma R. Wedde, Senior Vice President and Secretary, SJS Bancorp, Inc., 301 State Street, St. Joseph, Michigan 49085.

Proxy Solicitation

         The board of directors, officers, and employees of SJS will initially solicit proxies by mail. If they deem it advisable, directors, officers, and employees of SJS may also solicit proxies in person by telephone or by other forms of communication without additional compensation, except for reimbursement of reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition, nominees and other fiduciaries may also solicit proxies. Such persons may, at the request of SJS's management, mail material to or otherwise communicate with the beneficial owners of shares held by them. Although it does not presently plan to do so, SJS's management may request that directors, officers, and employees of Shoreline and its subsidiaries assist in the proxy solicitation. If management makes such a request, such persons may also solicit proxies of SJS stockholders by mail, telephone, and personal interview without additional compensation, except for reimbursement of reasonable out-of-pocket expenses incurred in connection with such solicitation. All expenses of solicitation of proxies will be paid by SJS.


         The affirmative vote of a majority of the shares represented at the Special Meeting may authorize the adjournment of the Special Meeting; provided, however, that no proxy which is voted against the Merger will be voted in favor of adjournment to solicit further proxies for the Merger.

Voting Rights

         Each holder of record of SJS Common Stock on the Record Date will be entitled to one vote for each share registered in his, her, or its name on each matter presented for a vote of the stockholders at the Special Meeting. The Merger must be approved by the affirmative vote of the holders of a majority of the shares of SJS Common Stock outstanding as of the Record Date. For the purpose of counting votes on this proposal, failures to vote, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Agreement.

Expenses

         SJS will pay all expenses associated with printing and mailing this Proxy Statement. Except in the case of certain breaches of the Merger Agreement by Shoreline or SJS, if the Merger Agreement is terminated before the Merger becomes effective, Shoreline and SJS each will pay its own fees and expenses incident to preparing for, entering into and carrying out the Merger Agreement and procuring any necessary approvals, including fees and expenses of its own legal counsel, accountants and other experts. (See "THE MERGER -- Conditions Precedent to the Merger and Possible Termination of the Merger Agreement" below).

Appraisal Rights

         Pursuant to Section 262 of the Delaware Law (a copy of which is attached hereto as Appendix B), a holder of SJS Common Stock who complies with the statutory provisions thereof will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her SJS Common Stock and to receive payment of such amount in lieu of $27 per share in cash provided for in the Merger Agreement. Such amount may be more or less than $27 per share. Any holder of SJS Common Stock desiring to exercise rights of appraisal should refer to the statute in its entirety and should consult with legal counsel prior to taking any action to ensure that such holder complies strictly with the applicable statutory provisions.

         To exercise appraisal rights, a holder of SJS Common Stock must:

         (i) hold shares of SJS Common Stock on the date of the making of a demand for appraisal of such shares and continuously hold such shares through the effective time of the Merger;

         (ii) deliver to SJS written demand for appraisal of his or her shares before the vote on the Merger is taken; and

         (iii)     not have voted in favor of the Merger.

         All former SJS stockholders entitled to appraisal rights will be notified of the Merger within 10 days after the Effective Time (as defined below). Within 120 days after the Effective Time, any stockholder who has met such requirements, or SJS, may file a petition with the Delaware Court of Chancery seeking a determination of the value of the stock of all such stockholders. The Court of Chancery must hold a hearing and determine the fair value (exclusive of any element of value arising from the Merger), together with a fair rate of interest to be paid on the fair value. SJS (or its successor) will pay the fair value of the stock held by stockholders seeking appraisal and the interest determined by the Court. Notwithstanding the foregoing, at any time within 60 days after the Effective Time, any stockholder will have the right to withdraw his or her demand for appraisal rights and accept the terms offered in the Merger.

         The failure of a holder of SJS Common Stock to vote against the proposal to adopt the Merger Agreement will not constitute a waiver of such holder's appraisal rights under the Delaware Law. A vote against adoption of the Merger Agreement will not satisfy the obligation of a stockholder seeking an appraisal to give notice pursuant to Section 262 of the Delaware Law.

Proposals For Annual Meeting

         In the event that SJS stockholders approve the Merger Agreement and the Merger is consummated, there will be no annual meeting of SJS stockholders following SJS's current fiscal year. If the Merger is not consummated, proposals of SJS's stockholders intended to be presented at the annual meeting of stockholders in 1997 must be received by SJS for consideration for inclusion in its proxy statement and form of proxy relating to that meeting before June 2, 1997.


                                     THE MERGER

         The following discussion summarizes the material provisions of the Merger Agreement and aspects of the Merger. This summary discussion is not intended to be a complete description of the Merger and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is attached as Appendix A and incorporated by reference in this Proxy Statement.


Background of the Merger

         SJS. Since the conversion of the Bank, the principal subsidiary of SJS, from the mutual to stock form of organization in February 1995, SJS has continuously reviewed its strategic alternatives in light of its relatively small size, the increasing consolidation of the financial services industry, shareholder activism, and other relevant considerations.

         The initial public stock offering by SJS in connection with the Bank's mutual-to-stock conversion substantially increased SJS's capitalization, thereby making it increasingly difficult to maintain an acceptable level of return on equity. Beginning in June 1995, in light of SJS's modest return on equity and substantial prices being paid in numerous bank and thrift mergers, a substantial stockholder of SJS began to urge SJS to engage a financial advisor to evaluate the possibility of an acquisition of SJS at a price above the prevailing market price for SJS's stock. The SJS Board was aware of these recommendations but, consistent with its fiduciary duties to SJS and all of its stockholders and in light of applicable federal policies which generally prohibited SJS from taking any action in connection with a change of control of SJS during the first year after it converted from mutual to stock form (i.e., until February 15, 1996), did not respond to the stockholder's demands.

         In September 1995, this stockholder commenced a proxy contest for the purpose of replacing two incumbent directors of the Board of Directors of SJS. The proxy contest was successful and two of this stockholder's nominees were elected to the SJS Board.

         In June 1996, the Board of Directors of SJS interviewed several investment banking firms to assist it in its analysis of strategic alternatives to maximize shareholder value. On July 8, 1996, the Board of Directors of SJS formally retained The Chicago Corporation as its financial advisor to assist SJS in analyzing its strategic alternatives. Coincidentally, on July 15, 1996, SJS received an unsolicited letter from a financial institution expressing an interest in a possible merger between the two institutions ("Indication of Interest"). The institution which sent the unsolicited Indication of Interest to the SJS Board explicitly stated that it would not participate in a competitive sale of SJS.

         At the July 30, 1996 meeting of the SJS Board, representatives of The Chicago Corporation presented an overview of several strategic alternatives available to SJS, including comparative estimates of potential returns to stockholders of SJS if it were to remain an independent institution or merge with a larger institution. The Chicago Corporation also performed a preliminary analysis of the consideration proposed in the unsolicited Indication of Interest received by SJS on July 15, 1996. The Chicago Corporation and the SJS Board discussed whether SJS should remain a small independent savings institution and, if so, whether SJS should modify its stock repurchase and/or dividend programs to boost its return on equity and also how SJS might increase its net interest income. The Board also discussed whether SJS should merge with a larger institution and, if SJS were to seek a merger, how SJS would develop and evaluate merger opportunities. The Chicago Corporation informed the SJS Board, based on its analysis of SJS, that a sale of SJS was likely to produce the highest shareholder returns and that such returns could not be reasonably expected to be obtained from improvements in its capital structure or operations as an independent institution in the near future. The Chicago Corporation also informed the SJS Board that the consideration proposed in the unsolicited Indication of Interest was fair from a financial point of view; however, it was not "compelling." At this point in the meeting extensive deliberations among the SJS Board and its advisors occurred, including a discussion as to the consequences a solicitation of acquisition proposals from other institutions might have on the unsolicited Indication of Interest previously received. Based on The Chicago Corporation's report and the SJS Board's further deliberations, the SJS Board authorized The Chicago Corporation to contact seven institutions (exclusive of the institution which had sent SJS the unsolicited Indication of Interest), each of which had previously indicated an interest in an affiliation with SJS.

         At the request of the SJS Board, The Chicago Corporation provided each of the institutions, excluding the institution which submitted the unsolicited Indication of Interest, with an informational package (subsequent to the execution and return of a confidentiality agreement) to enable them to perform an initial analysis and evaluation of SJS. All seven of the institutions (collectively, the "Bidders") responded by August 16, 1996 with preliminary proposals. The institution which had submitted the unsolicited Indication of Interest to the SJS Board on July 15, 1996 declined The Chicago Corporation's offer of the informational package, thereby effectively withdrawing from the process.

         At the August 20, 1996 meeting of the SJS Board, the preliminary proposals submitted by the Bidders were presented by The Chicago Corporation to the SJS Board and discussed at length. With the exception of one Bidder, the consideration offered by the Bidders was generally all in a comparable range, however, the form of consideration and anticipated future operations and structure of SJS post-acquisition varied. The Chicago Corporation, at the direction of the SJS Board, then engaged in preliminary discussions with the Bidders to permit clarification and revision of preliminary proposals.

         The Chicago Corporation advised the Bidder whose consideration offered in its preliminary proposal was out of the range of consideration offered by the other Bidders, that it would need to increase the consideration offered in its preliminary proposal in order to be competitive with the other Bidders and in order to be considered as a potential merger candidate with SJS, at which time this Bidder elected to withdraw from the process. A second Bidder also elected to withdraw from the process at this time. The remaining five Bidders thereafter submitted requests for additional information which was prepared by The Chicago Corporation and SJS and distributed to these Bidders on September 6, 1996. Shortly thereafter, four of the five Bidders who had requested additional information, one of which was Shoreline, expressed an interest in pursuing a transaction and conducted off-site due diligence of SJS, including meetings with management of SJS. Following due diligence and further negotiations and discussions with The Chicago Corporation and SJS, each of these Bidders put forth a revised proposal in connection with the possible acquisition of SJS. The Chicago Corporation then prepared and forwarded to each member of the SJS Board information relating to the operations, and, where applicable, common stock of the four remaining Bidders.


         The SJS Board met on October 15, 1996 to discuss the four revised proposals submitted by the remaining Bidders. One of the revised proposals was appreciably lower than the others and therefore was removed from consideration by the SJS Board. The three other revised proposals were similar in price, but structured differently, including all stock and a combination of cash and stock consideration, and despite extensive deliberation by the SJS Board, no consensus with respect to a particular proposal was reached by the Board. The SJS Board instructed The Chicago Corporation to contact the three remaining Bidders to elicit their last and best proposal ("Final Proposals"). On October 18, 1996, two of the Bidders, one of which was Shoreline, submitted Final Proposals to The Chicago Corporation. The third Bidder indicated that it would not be in a position to respond to SJS's request for a Final Proposal for 30 days. The Chicago Corporation informed the SJS Board of the Final Proposals and of the response of the third Bidder on October 18, 1996, at which time the SJS Board voted to pursue a merger with Shoreline, based on its Final Proposal of $27 per share, in cash, which was the highest proposal received. Subsequent discussions and negotiations between Shoreline, Shoreline's legal and financial advisors, SJS, SJS's legal and financial advisors, and additional on-site due diligence by Shoreline resulted in a formal offer by Shoreline for SJS, as set forth in the Merger Agreement.


Reasons for and the Recommendation of the Merger

         SJS's Board of Directors believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of Shoreline and SJS, are fair and in the best interests of SJS and its stockholders. In the course of reaching its determination, the Board of Directors consulted with legal counsel with respect to its legal duties, the terms of the Merger Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, operational matters.

         In reaching its determination to approve the Merger Agreement, SJS's Board of Directors considered all factors it deemed material, which included the following:


         (i) The Board analyzed information with respect to the financial condition, results of operations, cash flow, businesses, and prospects of SJS. In this regard, the Board analyzed the options of selling SJS or continuing on a stand-alone basis. All of the indications of interest and proposals received throughout the process, beginning with and including the unsolicited indication of interest, equaled or exceeded the values which The Chicago Corporation concluded on July 30, 1996 would be fair values for the Company.


         (ii) The Board considered the written opinion of The Chicago Corporation that, as of November 6, 1996, the Merger Consideration to be received by holders of SJS Common Stock pursuant to the Merger Agreement was fair to stockholders from a financial point of view (See "-- Opinion of Financial Advisor" below).

         (iii) The Board considered the current operating environment, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries, the prospect for further changes in these industries, the uncertainty pertaining to future federal regulatory agency consolidation, and the importance of being able to capitalize on developing opportunities in these industries.
    This information had been periodically reviewed by the Board at its regular meetings in the months following the conversion and was also discussed between the Board and various advisors.

         (iv) The Board considered the other terms of the Merger
    Agreement and exhibits, including the taxable nature of the Merger Consideration.

         (v) The Board considered the detailed financial analyses, pro forma and other information with respect to SJS and Shoreline discussed by The Chicago Corporation, as well as the Board's own knowledge of SJS, Shoreline, and their respective businesses. In this regard, the latest publicly-available financial and other information for SJS and Shoreline were analyzed, including a comparison to publicly-available financial and other information for other similar savings institutions.


         (vi) On July 30, 1996 The Chicago Corporation presented its analysis of the Company's strategic alternatives including comparative estimates of potential returns to stockholders of SJS if it were to remain an independent institution or to sell control to another institution. The Chicago Corporation concluded that

    SJS's then current stock price reflected the approximate present value of the Company as a stand alone institution under any reasonably attainable operating strategy and assumptions with respect to operations. The range of values which could reasonably be expected under a sale of control, however, appeared to be materially higher. These expectations were confirmed by indications of interest subsequently received from prospective acquirors.


         (vii) The Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, including factors such as market share analyses, Shoreline's Community Reinvestment Act rating at that time and the estimated pro forma financial impact of the Merger on Shoreline. The Board considered information presented by counsel to Shoreline as well as counsel to SJS specifically with regard to federal regulatory viewpoints concerning potential anti-competitive effects of the Merger (See "-- Regulatory Approvals" below).

         (viii) The Board considered the ability of Shoreline to pay the aggregate Merger Consideration. The Board reviewed Shoreline's liquidity and capital position as reflected in Shoreline's latest shareholder reports in evaluating the ability of Shoreline to pay the aggregate Merger Consideration.

         (ix) The Board considered the fact that the Merger Agreement prohibits SJS from initiating, soliciting, or encouraging discussion with third parties relating to alternative transactions and requires the payment of a termination fee of $2,000,000 to Shoreline in certain events, and the fact that Shoreline required such provisions as a condition to entering into the Merger Agreement. The Board also considered that the Merger Consideration represented the highest price per share offered by the parties who expressed interest in the acquisition of SJS.

         The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but constitutes the material factors considered by the Board. In reaching its determination to approve and recommend the Merger Agreement, the Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering among other things, the matters discussed above and the opinion of The Chicago Corporation referred to above, the Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby as being in the best interests of SJS and its stockholders.

         FOR THE REASONS SET FORTH ABOVE, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF SJS AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF SJS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Opinion of Financial Advisor

         In July 1996, The Chicago Corporation was retained by SJS to evaluate SJS's strategic alternatives and, in certain circumstances, to act as its financial advisor in connection with its ongoing consideration and/or implementation of such alternatives. The Chicago Corporation, as part of its investment banking businesses, is continuously engaged in the evaluation of business and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. The Chicago Corporation is familiar with the market for common stocks of publicly-traded midwest-based banks, thrifts, and bank and thrift holding companies. The Board selected The Chicago Corporation on the basis of the firm's reputation and its experience and expertise in the business, as well as its experience and expertise in transactions similar to the Merger. On January 2, 1997, The Chicago Corporation was merged with ABN AMRO Securities, Inc. The resulting company is called ABN AMRO Chicago Corporation.
         The Chicago Corporation participated with the management of SJS in negotiating the terms of the Merger. Representatives of The Chicago Corporation attended meetings of the Board in connection with the evaluation of the Merger, including the meeting held on November 6, 1996 at which time the Merger was approved. At such meeting, a representative of The Chicago Corporation made an oral presentation to the Board and reviewed with the directors the various aspects of the Merger, including the financial terms and conditions thereof and comparisons to recent transactions involving other thrift merger transactions.

         At the November 6, 1996 meeting of the Board, The Chicago Corporation rendered its oral opinion to the effect that, as of that date, the Merger Consideration was fair, from a financial point of view, to the holders of SJS Common Stock. In addition, The Chicago Corporation has delivered its written opinion to the Board as of November 6, 1996 and on the date of this Proxy Statement stating that, as of November 6, 1996 and on the date of this Proxy Statement, the Merger Consideration is fair, from a financial point of view, to the holders of SJS Common Stock. No limitations were imposed by the Board upon The Chicago Corporation with respect to the investigations made or procedures followed by it in rendering its opinion. The Chicago Corporation has consented to the inclusion herein of the summary of its opinion to the Board and to the reference to the entire opinion attached hereto as Appendix C-1.

         The full text of the opinion of The Chicago Corporation, updated as of the date of this Proxy Statement, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix C-1 to this Proxy Statement and should be read in its entirety. The summary of the opinion of The Chicago Corporation set forth in this Proxy Statement is qualified in its entirety by reference to the opinion.

         In arriving at its opinion, The Chicago Corporation reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly-available information relating to the business, financial condition and operations of SJS and Shoreline as well as certain other non-public information, primarily financial in nature, furnished to it by SJS and Shoreline relating to their respective businesses, earnings, assets, financial forecasts and prospects. The Chicago Corporation held discussions with members of senior management of SJS and Shoreline concerning their respective businesses, earnings, assets, financial forecasts and prospects. The Chicago Corporation also reviewed certain publicly available information concerning the trading of, and the trading market for, SJS Common Stock and Shoreline Common Stock and certain publicly available information concerning comparable companies and transactions, all as set forth in its opinion.

         In rendering its opinion, The Chicago Corporation assumed and relied upon the accuracy and completeness of the financial information provided to it by SJS and Shoreline and obtained by it from public sources. The Chicago Corporation was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either SJS or Shoreline, and was not engaged to do and has not made, obtained or been furnished with any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of SJS or Shoreline. The Chicago Corporation has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement would be satisfied on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by SJS upon The Chicago Corporation with respect to the scope of its investigation nor were any specific instructions given to The Chicago Corporation in connection with its opinion. Furthermore, the Merger Consideration was not determined by The Chicago Corporation, but rather was proposed by Shoreline in connection with the process described under "THE MERGER - Background of the Merger" above.

         In connection with rendering its opinion dated November 6, 1996, The Chicago Corporation considered a variety of financial analyses, which are summarized below. The Chicago Corporation's analyses must be considered as a whole and selecting portions of such analyses and of the factors considered by The Chicago Corporation without considering all such analyses and factors may create an incomplete view of the analytical process underlying its opinion. In its analyses, The Chicago Corporation made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in The Chicago Corporation's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of the material analyses considered by The Chicago Corporation in connection with its opinion dated November 6, 1996.


         Comparison with Selected Companies. The Chicago Corporation compared the financial performance and stock market valuation of SJS with corresponding data for publicly-traded thrifts in Michigan, Ohio and Indiana with assets between $100 million and $300 million, which consisted of the following selected companies: ASB Financial Corp.; Bank West Financial Corp.; CB Bancorp, Inc.; Community Bank Shares; Enterprise Federal Bancorp; FFW Corp.; Fidelity Federal Bancorp; Fidelity Financial of Ohio; 1ST Bancorp; First Federal Bancorp, Inc.; First Franklin Corporation; Glenway Financial Corp; LSB Financial Corp.; Marion Capital Holdings; MFB Corp.; Milton Federal Financial Corp.; Northeast Indiana Bancorp; OHSL Financial Corp.; Peoples Bancorp; Potters Financial Corp.; Suburban Bancorporation, Inc.; Winton Financial Corp.; and Wood Bancorp, Inc. At the time, none of the companies listed above had announced a merger transaction or disclosed a possible interest in pursing a possible merger transaction which would have significantly affected its stock market valuation. The companies were selected for the relative similarity in size, location outside of major metropolitan marketplaces, but in some cases, significant market positions within their marketplaces. The Chicago Corporation presented with respect to these companies operating statistics and public market valuation statistics to illustrate how SJS compared to these companies. With respect to market statistics, it is The Chicago Corporation's experience that they represent how a company and its prospects are perceived by the market.


         Discounted Cash Flow Analysis. Using a discounted cash flow analysis, The Chicago Corporation estimated the present value of the future streams of after-tax cash flows that SJS could produce over a five year period from 1997 through 2001, under various assumptions, based upon SJS management's forecasts. The Chicago Corporation estimated the terminal value of SJS after the five year period by applying an estimated perpetual growth rate to the terminal year's projected after-tax cash flow and then applied to this result multiples ranging from 14x to 18x the terminal year's estimated earnings. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the required rates of return of prospective buyers of SJS. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of approximately $14.00 to $24.00 per share of SJS Common Stock. This analysis was based upon earnings projections developed by The Chicago Corporation in consultation with management. The projections are based upon many factors and assumptions, many of which are beyond the control of SJS or Shoreline.


         Analysis of Selected Merger Transactions. The Chicago Corporation reviewed selected pending and completed thrift merger and acquisition transactions involving recent midwestern thrift sellers with assets between $100 million and $300 million. The Chicago Corporation reviewed various pricing multiples such as the ratios of the offer value to assets, deposits, stated book value, tangible book value and the last twelve months earnings of the acquired company in each such transaction, as well as the ratio of tangible book value premium to core deposits in each such transaction. The Chicago Corporation also computed the average and median ratios and multiples for each transaction. The calculations yielded ranges of ratios of price to stated book value and tangible book value of 187.3% to 110.0% and 199.8% to 110.0%, respectively, with median ratios of price to stated book value and tangible book value of 130.4% and 131.8% respectively. The multiple of earnings among the group ranged from 29.8x to 12.08x, with a median range of 19.92x; and ratios of offer value to assets ranged from 32.29% to 9.43%, with a median range of 16.60%. The Merger Consideration implied ratios of price to stated book value and price to tangible book value of 156.4%. The implied ratio of price to earnings was 30.1x trailing earnings and the implied ratio of price to assets was 16.7%.



         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO SJS, SHORELINE, OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VALUES OR ACQUISITION VALUES OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED.

         In performing its analyses, The Chicago Corporation made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by The Chicago Corporation are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of The Chicago Corporation's opinion. The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that The Chicago Corporation's opinion as to the fairness of the Merger Consideration is addressed solely to the financial attributes of the Merger Consideration. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, The Chicago Corporation's fairness opinion and presentation to the Board were one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. Consequently, The Chicago Corporation analyses described above should not be viewed as determinative of the Board's conclusions with respect to the value of SJS or of the decision of the Board to agree to the Merger Consideration.

         The Chicago Corporation's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of such opinion. In addition, the opinion does not address SJS's or Shoreline's underlying business decision to effect the Merger or any other terms of the Merger. The Chicago Corporation is not rendering any opinion as to the value of SJS Common Stock or Shoreline Common Stock at the Effective Time.

         In connection with its opinion dated as of the date of this Proxy Statement, The Chicago Corporation performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

         The Chicago Corporation, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Chicago Corporation has extensive experience with the valuation of financial institutions. The Board selected The Chicago Corporation as its financial advisor because of The Chicago Corporation's industry expertise with respect to financial institutions and because of The Chicago Corporation's industry experience in transactions similar to the Merger. The Chicago Corporation is not affiliated with either SJS or Shoreline.

         In the ordinary course of business, The Chicago Corporation makes a market in Shoreline Common Stock and SJS Common Stock and may actively trade the securities of Shoreline and SJS for its own account and for the accounts of its customers. Accordingly, at any time The Chicago Corporation may hold a long or short position in such securities. The Chicago Corporation is a member of all principal securities exchanges in the United States; and in its conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, the Company and/or Shoreline. Two affiliates of The Chicago Corporation manage limited partnerships which invest in publicly-traded securities of financial institutions.
Additionally, The Chicago Corporation manages two group trusts which invest in publicly-traded securities of financial institutions. Together, these investment pools, known as The Banc Funds, have reported ownership of 67,005 shares of SJS Common Stock and 52,610 shares of Shoreline Common Stock.


         Contingent upon completion of the transaction, The Chicago Corporation will receive a fee of approximately $317,000 for services rendered in connection with advising SJS regarding the Merger, including the fairness opinion and financial advisory services provided to SJS since The Chicago Corporation was retained in July 1996, inclusive of out of pocket expenses as of the date of the Proxy Statement. As of the date of the Proxy Statement, The Chicago Corporation has received $25,000 of such fee. SJS has also agreed to indemnify The Chicago Corporation against certain liabilities, including certain liabilities under federal securities laws.


Consideration to be Received

         Under the Merger Agreement, MergerSub will merge with and into SJS, with SJS becoming a wholly owned subsidiary of Shoreline. Except under circumstances described in the following paragraph, the stockholders of SJS at the Effective Time (other than stockholders who have exercised appraisal rights under the Delaware Law) will become entitled to receive $27 in cash for each share of SJS Common Stock. SJS stockholders will have no continuing stockholder relationship with SJS, Shoreline, or MergerSub.

         If for any reason, between November 6, 1996 (the date of the Merger Agreement) and the Effective Time, the number of shares of SJS Common Stock outstanding or the number of unexercised "Stock Options" (as defined in the next section ("SJS's Incentive Plan and Stock Options")) outstanding changes for any reason other than exercise of up to 79,509 existing options (whether or not in breach of the Merger Agreement), then the amount of cash into which shares of SJS Common Stock are to be converted will be adjusted as provided in the Merger Agreement.

SJS's Incentive Plan and Stock Options


         Unless exercised, each Stock Option granted under the Incentive Plan issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the difference between $27 and the applicable option exercise price.


         At Shoreline's request, SJS must use its best efforts to enter into option termination agreements with the holders of the options pursuant to which SJS will agree to pay to the holders the difference between $27 and the option exercise price immediately prior to the Merger upon surrender and cancellation of their outstanding options. If SJS fails to enter into agreements with all holders of options under the Incentive Plan, Shoreline will notify the remaining holders of options under the Incentive Plan of the procedure for receipt of payments for their unexercised options. Such payments will be made by Shoreline within 10 days after an option holder has surrendered all of his or her options to Shoreline.

Effective Time

         If the stockholders of SJS approve the Merger Agreement at the Special Meeting, and the other conditions to the Merger set forth in the Merger Agreement are satisfied, the closing of the transactions contemplated by the Merger Agreement (the "Closing") and the Effective Time is anticipated to be during the second quarter of 1997, provided that the Merger Agreement has not been terminated prior to such time (See "THE MERGER -- Conditions Precedent to the Merger and Possible Termination of the Merger Agreement" below). The Merger may not be consummated prior to receiving the Regulatory Approvals. The Merger will be effective at a specific time and date to be specified in the certificates of merger to be filed in accordance with the Michigan Business Corporation Act and the Delaware Law ("the Effective Time").

Payment for Shares

         At the Effective Time, holders of certificates formerly representing shares of SJS Common Stock (other than shares held by SJS stockholders who have exercised appraisal rights) will cease to have any rights as SJS stockholders and their certificates automatically will represent only the right to receive the cash into which their shares of SJS Common Stock will have been converted by the Merger. Promptly after the Effective Time, Shoreline Bank (acting as the exchange agent) will send written instructions and a letter of transmittal to each holder of record of SJS Common Stock (other than stockholders who have exercised appraisal rights), indicating the method for exchanging such holder's stock certificates for cash in respect thereof. HOLDERS OF SJS COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS FROM SHORELINE BANK. Shoreline Bank, upon receipt of such certificates (or affidavits of lost certificates and indemnity bonds) and a properly completed letter of transmittal, will promptly pay the holder by check.

Conditions Precedent to the Merger and Possible Termination of the Merger Agreement

         Conditions Precedent. The obligations of Shoreline to consummate the transactions provided for by the Merger Agreement are subject to the satisfaction at or prior to the closing of each of the following conditions (collectively, AShoreline's Conditions@), any one or more of which may, to the extent waivable, be waived by Shoreline:

         (i) That the representations and warranties of SJS contained in the Merger Agreement are true and correct in all material respects as of November 6, 1996, and as of the Closing, and SJS has performed all agreements and covenants required by the Merger Agreement to be performed by it;

         (ii) That there has not occurred any event, development, or circumstance related to the business, condition (financial or otherwise), capitalization, or properties of SJS or SJS's subsidiaries that had or could reasonably be expected to have a material adverse effect on the financial condition, net income, business, or operations of SJS and SJS's subsidiaries, taken as a whole, other than: (A) an adverse effect caused solely by a change in laws or regulations or other factors (including, but not limited to, a special SAIF premium assessment or a change in general economic conditions or interest rates, and the "mark to market" implications of those events) affecting the financial condition, net income, business, or operations of thrift or banking institutions generally; or (B) legal, accounting, and investment bankers' expenses incurred by SJS in connection with SJS's negotiation of the Merger Agreement and the consummation of the Merger;

         (iii) That all Regulatory Approvals and other necessary consents from third parties are received;

         (iv) That neither Shoreline nor SJS are subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger;

         (v) That Shoreline receive an opinion from its independent auditors to the effect that, immediately prior to the Effective Time, the Bank qualifies as a "domestic building and loan association" within the meaning of ' 7701(a)(19) of the Internal Revenue Code of 1986, as amended (the "Code");

         (vi) That Shoreline receive the opinion of SJS's counsel substantially in the form set forth in the Merger Agreement;

         (vii) That Shoreline receive the opinion of its counsel relating to the tax consequences of the transactions contemplated under the Merger Agreement, in form and content reasonably satisfactory to Shoreline;

         (viii) That Shoreline receive certificate(s) dated as of the Closing Date on behalf of SJS, and by the transfer agent for SJS Common Stock, certifying (A) the total number of shares of capital stock of SJS issued and outstanding as of the close of business on the day immediately preceding the Closing; and (B) with respect to the secretary's certification, the number of shares of SJS Common Stock, if any, that are issuable on or after that date;

         (ix) That Shoreline receive evidence of the waiver of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of SJS upon consummation of the Merger under any agreements described in SJS's disclosure statement, the breach of which would cause a material adverse effect on the financial condition, net income, business, or operations of SJS and SJS's subsidiaries, taken as a whole;

         (x) That all investigation and remediation with respect to any environmental risk identified during Shoreline's environmental assessments is substantially completed to Shoreline's reasonable satisfaction, as provided in the Merger Agreement;

         (xi) That Shoreline receive statements from key employees of SJS regarding their current compensation substantially in the form contained in Merger Agreement;

         (xii) That Shoreline receive from the Internal Revenue Service ("IRS") a private letter ruling, or a satisfactory opinion from tax counsel or tax accountants, regarding the Bank's pre-1988 bad debt reserves.

         (xiii) That Shoreline and SJS receive from SJS's employees all amendments to employment agreements, severance agreements, stock option agreements, restricted stock agreements, or other compensation agreements with respect to "Excess Parachute Payments" (as defined below), as described in the Merger Agreement; and

         (xiv) That SJS deliver to Shoreline at the Closing such other certificates, instruments, and documents as may be reasonably requested by Shoreline prior to the Closing.

         The obligations of SJS to consummate the transactions provided for by the Merger Agreement are subject to the satisfaction at or prior to the closing of each of the following conditions (collectively, ASJS's
Conditions@), any one or more of which may, to the extent waivable, be waived by SJS:

         (i) That at least a majority of the votes eligible to be cast by SJS's stockholders are voted to adopt the Merger Agreement;

         (ii) That all Regulatory Approvals and other necessary consents from third parties are received;

         (iii) That the representations and warranties of Shoreline contained in the Merger Agreement are true and correct in all material respects as of November 6, 1996 and as of the Closing and Shoreline has performed all agreements and covenants required by the Merger Agreement to be performed by it;

         (iv) That neither Shoreline nor SJS are subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger;

         (v) That SJS receive the opinion of Shoreline's counsel substantially in the form set forth in the Merger Agreement; and

         (vi) That Shoreline deliver to SJS at the Closing such other certificates, instruments, and documents as may be reasonably requested by SJS prior to the Closing.

         Termination. The Merger Agreement and the Merger may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Closing, regardless of whether the Merger Agreement is adopted by SJS's stockholders, by (i) mutual agreement authorized by the boards of directors of Shoreline and SJS (or duly authorized committees of the boards); (ii) the board of directors of Shoreline upon the occurrence of certain events, or (iii) the board of directors of SJS upon the occurrence of certain events.

         The board of directors of Shoreline may terminate the Merger Agreement if, at any time after the Closing could otherwise be called, there is a failure by SJS to satisfy one or more of certain of the Shoreline Conditions, as set forth in the Merger Agreement.

         The board of directors of Shoreline also may terminate the Merger Agreement if (i) the Effective Time has not occurred prior to September 30, 1997, without material fault on the part of Shoreline; (ii) the board of directors of SJS withdraws, modifies, or changes in a manner adverse to Shoreline, its approval or recommendation of the Merger Agreement or the Merger (referred to as a "Change in Board Recommendation"), (iii) the board of directors of SJS recommends an acquisition proposal or offer, or executes an agreement providing for a tender offer or exchange offer for any shares of capital stock of SJS, or a merger, consolidation, or other business combination of SJS or the Bank or a sale of more than 25 percent of the assets of SJS or the Bank with or to a person or entity other than Shoreline (referred to as an "Acquisition Proposal"); (iv) it is publicly disclosed (or Shoreline learns) that any person, entity, or group has acquired beneficial ownership of more than 19.9 percent of any class or series of capital stock of SJS through the acquisition of stock, the formation of a group or otherwise, or has been granted an option, right, or warrant, conditional or otherwise, to acquire beneficial ownership of more than
19.9 percent of any class or series of capital stock of SJS (referred to as an "Acquiring Person"); or (v) Shoreline gives SJS notice of an unacceptable environmental risk pursuant to the Merger Agreement and such risk is not cured within the 30-day period (or any extension thereof).

         The board of directors of SJS may terminate the Merger Agreement if, at any time after the Closing could otherwise be called, there has been a failure by Shoreline to satisfy the Shoreline Conditions (referred to as a "Failure of Condition").

         The board of directors of SJS also may terminate the Merger Agreement if (i) the Effective Time has not occurred prior to September 30, 1997, without material fault on the part of SJS; or (ii) on or after June 30, 1997, the Effective Time has not occurred and the Federal Reserve Board has not yet approved the Merger (a "Delayed Regulatory Approval").

         The board of directors of either Shoreline or SJS may terminate the Merger Agreement at any time after the date that (i) the SJS stockholders vote against adoption of the Merger Agreement; (ii) any Regulatory Approval is denied by final order; or (iii) either Shoreline or SJS is subject to any order, decree, or injunction of a court or agency of competent jurisdiction that permanently enjoins or prohibits the consummation of the Merger (collectively, "Reciprocal Termination Rights").

         Effect of Termination. No termination of the Merger Agreement will release either party from its obligations regarding (among other provisions) confidentiality and the payment of expenses. In the event of a termination of the Merger Agreement, notice must be immediately given to the other party. After the expiration of any applicable cure period without the grounds for termination being cured, the Merger Agreement will immediately become null and void, and there will be no liability on the part of Shoreline or SJS except (i) for fraud or for willful and material breach of the Merger Agreement, and (ii) obligations regarding expenses, discussed below.

         Termination Fee.  SJS must pay Shoreline $2,000,000 if:

         (i) the board of directors of Shoreline terminates the Merger Agreement as a result of a Change in Board Recommendation or an Acquisition Proposal, or

         (ii) the board of directors of Shoreline terminates the Merger Agreement as a result of someone becoming an Acquiring

    Person and within one year of termination, the Acquiring Person acquires or beneficially owns a majority of the then outstanding shares of SJS Common Stock, obtains representation of two or more directors on SJS's board of directors, or enters into a definitive agreement with SJS with respect to an acquisition proposal or similar business combination.

         SJS must pay Shoreline $750,000 if the board of directors of Shoreline terminates the Merger Agreement due to a willful and material breach of any of the representations and warranties of SJS set forth in the Merger Agreement or a willful and material breach of any material obligation, agreement, or covenant contained in the Merger Agreement by SJS. The events described in the preceding two paragraphs are referred to as "Shoreline Trigger Events."

         In addition to any other amount due, upon the termination of the Merger Agreement due to the occurrence of a Shoreline Trigger Event, SJS must promptly assume and pay Shoreline for all reasonable fees and expenses incurred, or to be incurred by Shoreline and Shoreline Bank (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, and financial printers) in connection with the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement, in an amount not to exceed $250,000 in the aggregate.

         Shoreline must pay SJS $750,000 if the board of directors of SJS terminates the Merger Agreement due to a willful and material breach of any of the representations and warranties of Shoreline set forth in the Merger Agreement or a willful and material breach of any material obligation, agreement, or covenant contained in the Merger Agreement by Shoreline (referred to as an "SJS Trigger Event"). In addition to any other amount due, upon the termination of the Merger Agreement due to the occurrence of a SJS Trigger Event or SJS's termination of the Merger Agreement pursuant to a Failure of Condition, Delayed Regulatory Approval, or Reciprocal Termination Rights, Shoreline must promptly pay SJS for all reasonable fees and expenses incurred, or to be incurred by SJS and

SJS's subsidiaries (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, and financial printers) in connection with the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement, in an amount not to exceed $250,000 in the aggregate.

Business of SJS Pending the Merger

         The Merger Agreement contains covenants of SJS concerning the conduct of its business. The covenants remain in effect until the Effective Time or until the Merger Agreement has been terminated. They include, among others, an agreement that SJS and the Bank will (i) allow Shoreline access to certain information regarding SJS's business; (ii) operate the business in the ordinary course and consistent with past practices; (iii) advise and cooperate with Shoreline with respect to anticipated renewals or extensions of existing data processing service and related agreements; (iv) permit Shoreline to conduct an environmental assessment of each parcel of SJS's real property and, at Shoreline's option, any other real estate formerly owned by SJS or SJS's subsidiaries; and (v) promptly seek to obtain from each employee of SJS who, as a result of the change of control of SJS in the Merger, would be entitled to an "Excess Parachute Payment" (as defined below), a mutually satisfactory amendment to any such agreement to adjust or otherwise modify the amount or timing of compensation due.

         Nothing contained in the Merger Agreement will preclude SJS from declaring and paying cash dividends on SJS Common Stock quarterly at a rate not to exceed $0.11 per share in a manner, on dates, and with respect to record dates consistent with past practice. The Board of Directors of SJS is under no obligation to pay dividends on SJS Common Stock.

Consolidation of the Bank

         Immediately following the Merger, it is anticipated that the Bank will be merged into Shoreline Bank, with Shoreline Bank surviving that merger. The merger of the Bank with and into Shoreline Bank will be accomplished pursuant to a bank consolidation agreement in a form consistent with the Merger Agreement, the Michigan Banking Code of 1969, as amended, and the federal Home Owners' Loan Act, as amended.

Regulatory Approvals


         Consummation of the Merger is subject to approval of the Federal Reserve Board and the OTS. The Merger may not be consummated for a period of 30 days after receipt of the Federal Reserve Board's final approval unless the Federal Reserve Board has not received any adverse comment from the United States Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the Federal Reserve Board. An application for prior approval of the Merger was submitted to the Federal Reserve Board on February 20, 1997, and to the OTS on ______. There can be no assurance as to when or if such approvals will be granted.


Material Agreements Relating to the Merger and Interests of Certain Persons

         As of _____________, 1996, the directors and executive officers of SJS are the beneficial owners of a total of _____ shares, or __ percent of the outstanding shares, of SJS Common Stock.

         Shoreline and Shoreline Bank have agreed to honor and be bound by all employment agreements with SJS's or SJS's subsidiaries' executive officers. SJS is required to cause the Bank to give each executive officer notice that, subject to the consummation of the Merger, the term of the employment agreement will not be extended for any additional period.

         SJS and Shoreline have agreed to promptly seek to obtain from each employee of SJS who, as a result of the change of control of SJS in the Merger, would be entitled to an "Excess Parachute Payment" (as defined in the Code), a mutually satisfactory amendment to any such agreement to adjust the aggregate amount of compensation due, extend the time period over which the compensation is payable, amend other terms and conditions, or any combination of these changes; all in order to prevent all compensation payable under such agreements from being characterized as an Excess Parachute Payment.

         SJS and Shoreline have agreed to certain treatment of the Stock Options (See "THE MERGER -- SJS's Incentive Plan and Stock Options" above). Those individuals who hold such Stock Options and the respective amount held are set forth in "SJS BANCORP, INC. -- Beneficial Ownership of Certain Persons" below. In addition, the officers of SJS and its subsidiaries are participants in the "ESOP" (as defined below), and as such, will receive cash for those interests, as set forth in the Merger Agreement. (See "THE MERGER -- Treatment of the ESOP" below).


         SJS maintains the SJS Bancorp, Inc. Management Recognition Plan
(the "Plan"). Under the Plan, certain executives and directors of the Company were awarded grants of restricted stock in February, 1996. The restricted stock under the Plan will become 100% vested upon the consummation of the Merger, and thus, the individuals holding restricted stock under the Plan would become unconditionally entitled to $27 in cash for each share of stock granted under the Plan. 34,422 shares of restricted stock have been granted to directors and executive officers under the Plan.


         In the Merger Agreement, Shoreline acknowledged that any and all rights to indemnification then existing in favor of the directors and officers of SJS and each of SJS's subsidiaries under their respective certificate or articles of incorporation or bylaws will survive the Merger and will continue with respect to acts and omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

Treatment of the ESOP

         Prior to the Effective Time, SJS may amend the SJS Bancorp, Inc. Employee Stock Ownership Plan, as amended (the "ESOP") to provide for (i) full vesting of benefits by participants; and (ii) elimination of the requirement for a participant to be employed on the last day of the year to receive an employer contribution, other annual additions, or allocations.
SJS may not make any other amendments to the ESOP without the prior written consent of Shoreline and may only make additional contributions to the ESOP at levels consistent with prior practice and applied to the ESOP indebtedness (the "ESOP Debt").

         Any cash received by the ESOP trustee in the course of the Merger with respect to unallocated shares of SJS Common Stock must be applied by the trustee to the repayment of the ESOP Debt. The balance of the cash, if any, received by the ESOP trustee in the course of the Merger with respect to unallocated shares of SJS Common Stock will be allocated to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not the participants are then actively employed) and beneficiaries in proportion to the account balances of the participants and beneficiaries as they existed as of the Effective Time (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the ESOP, except to the extent that any portion of the balance of the cash received by the ESOP trustee would be subject to the limitations of
Section 415 of the Internal Revenue Code for that year.

         Prior to such an allocation, the administrative and other authority previously exercised with respect to the ESOP by the board of directors of SJS or SJS's subsidiaries will be exercised solely by a committee appointed by the board of directors of SJS and in place under the terms of the ESOP at the Effective Time. If the ESOP is required to be maintained for a transition period after the Effective Time in order to fully allocate to participants the cash received in the Merger with respect to unallocated shares of SJS Common Stock, Shoreline has agreed to cause the ESOP to be so continued for a period of up to 24 months after the Effective Time for the benefit of its participants to the extent permitted by ERISA, the Code and other applicable laws and regulations. However, in such event, the ESOP must be amended, effective as of the Effective Time, to provide that there cannot be any new participants in the plan on or after the Effective Time.

         Upon the making of all allocations required in the Merger Agreement, the ESOP will be terminated and the account balances therein will be distributed to participants or their beneficiaries, with the right of tax-free rollover, to the extent permitted by law, to an individual retirement account or another tax-qualified plan of Shoreline, at the election of the distributee. As a condition to any distributions, Shoreline may secure a favorable determination letter for termination from the IRS relating to that termination and distribution. If a determination letter is secured, all distributions will be made in strict compliance with the determination letter.

         SJS is entitled to file with the IRS an application, at any time prior to the Effective Time, for an advance determination letter relating to termination of the ESOP and/or the methodology for allocating proceeds. If, at the expiration of the full transition period for continued maintenance of the ESOP, there remains unallocated proceeds, then Shoreline may take any action it deems appropriate with respect to the ESOP, including (but not limited to) terminating the ESOP and making distributions from the ESOP or merging the ESOP into another Shoreline tax-qualified plan.

Federal Income Tax Consequences

         The following is a summary of certain of the principal federal income tax consequences of the Merger to holders whose shares of SJS Common Stock are converted to cash in the Merger (including pursuant to the exercise of appraisal rights). The discussion applies only to holders of shares of SJS Common Stock in whose hands shares of SJS Common Stock are capital assets, and may not apply to shares of SJS Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares of SJS Common Stock who are in special tax situations (such as insurance companies, tax-exempt organizations, or non-U.S. persons).

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF SHARES OF SJS COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER INCOME AND OTHER TAX LAWS.

         The receipt of cash for shares of SJS Common Stock pursuant to the Merger (including pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable foreign, state, local and other income and other tax laws). In general, for federal income tax purposes, a holder of shares of SJS Common Stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in the shares of SJS Common Stock converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares of SJS Common Stock (i.e., shares of SJS Common Stock acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the date of the Merger, the shares of SJS Common Stock were held for more than 1 year. With respect to stockholders exercising appraisal rights, amounts, if any, that are or are deemed to be interest for federal income tax purposes will be taxed as ordinary income.

         Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%. Backup withholding generally applies if a stockholder (i) fails to furnish to the exchange agent his or her social security number or taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to include a reportable interest or dividend payment on such stockholder's federal income tax return, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such stockholder's correct number and that such stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment that may be refunded to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Each stockholder should consult with his or her own tax advisor as to qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Accounting Treatment

         Shoreline will treat the Merger as a purchase for accounting purposes.


                                 SJS BANCORP, INC.

Description of the Business

         General. SJS is a Delaware corporation that was organized in 1994 by SJS Federal Savings Bank (the Bank) for the purpose of becoming the savings and loan holding company of the Bank. SJS owns all of the outstanding stock of the Bank issued on February 15, 1995 in connection with the Bank's conversion from the mutual to the stock form of organization (the "Conversion"). Unless the context otherwise requires, all of the following references to the Bank or SJS include SJS and the Bank on a consolidated basis.

         The Bank, SJS's only operating subsidiary, was originally chartered under the laws of the state of Michigan in 1916 as St. Joseph Building and Loan Association and converted to a federally chartered mutual savings and loan association in 1985. In 1988, the Bank amended its charter to become a federal savings bank under its current name.

         The Bank is a retail oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. The Bank attracts retail deposits from the general public and invests those funds primarily in one- to four-family residential mortgage loans and mortgage-backed securities. The Bank also originates consumer loans and, to a significantly lesser extent, commercial real estate, multi-family and construction loans in its market area. See "Lending Activities - One- to Four-Family Residential Mortgage Lending." The Bank also invests in U.S. Government agency obligations and other permissible investments. See "Lending Activities - Investment Activities."

         Through its four full-service offices, the Bank serves communities located in Berrien, Van Buren, Allegan and Cass Counties, Michigan. At September 30, 1996, SJS had total assets of $151.8 million, deposits of $109.8 million, and stockholders' equity of $15.8 million.

         The Bank's operations are regulated by the Office of Thrift Supervision (the "OTS"). The Bank is a member of the Federal Home Loan Bank System ("FHLB System") and a stockholder in the Federal Home Loan Bank ("FHLB") of Indianapolis. The Bank is also a member of the Savings Association Insurance Fund ("SAIF") and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC").

         Lending Activities - General. Historically, the Bank originated primarily fixed-rate, one- to four-family mortgage loans. In the early 1980s, the Bank began to originate adjustable-rate mortgage loans ("ARMs") and shorter-term consumer loans for retention in its portfolio. The Bank continues to originate fixed-rate mortgage loans in response to customer demand. The Bank underwrites mortgage loans generally using secondary market guidelines allowing them to be saleable, primarily to the Federal Home Loan Mortgage Corporation ("FHLMC"). The Bank generally retains the right to service the loans it sells. In fiscal 1995, as part of its business plan, the Bank established interest rate levels at or above which it would retain certain fixed-rate mortgage loans for its own portfolio. See "One- to Four-Family Residential Mortgage Lending" and "Loan Originations, Purchases and Sales." At June 30, 1996, the Bank's net loan portfolio totaled $98.9 million.

         Loan applications are initially considered and approved at various levels of authority, depending on the amount and type of the loan. Residential loans up to $150,000 are approved by the Bank's Loan Committee, consisting of three Board members, with loans over that amount requiring approval of the Board of Directors. Commercial real estate loans up to $250,000 are approved by the Bank's Loan Committee, with Board approval required for loans over that amount. Consumer loans are approved by specific officers or directors pursuant to limits established by the Board.

         The aggregate amount of loans that the Bank is permitted to make under applicable federal regulations to any one borrower, including related entities, or the aggregate amount that the Bank could have invested in any one real estate project is generally the greater of 15% of unimpaired capital and surplus or $500,000. See "Regulation - Federal Regulation of Savings Associations." At June 30, 1996, the maximum amount which the Bank could have loaned to any one borrower and the borrower's related entities was approximately $2.1 million. At that date, the Bank's largest lending relationship to a single borrower or a group of related borrowers totaled $640,000, secured by a single family residence located in the Bank's market area. The Bank had only six other lending relationships to a single borrower or a group of related borrowers which exceeded $500,000 at June 30, 1996. These loans were all performing in accordance with their terms at June 30, 1996.

         The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and in percentages at the dates indicated.


                                                                June 30,
                                  -----------------------------------------------------------------------
                                          1996                     1995                     1994
                                  -----------------------------------------------------------------------
                                   Amount       Percent     Amount       Percent     Amount       Percent
                                  --------      -------    --------      -------    --------      -------
                                                           (Dollars in Thousands)

Real Estate Loans:
-------------------
  One- to four-family...........  $ 70,035      67.60%     $ 46,347      62.15%     $ 36,870      67.39%

  Multi-family..................     1,286       1.24           874       1.17           437        .80

  Commercial....................       466        .45           536        .72           553       1.01

  Construction(1)...............     6,941       6.70         2,736       3.67         1,761       3.22
                                  --------     ------      --------     ------      --------     ------
     Total real estate loans....    78,728      75.99        50,493      67.71        39,621      72.42
                                  --------     ------      --------     ------      --------     ------

Other Loans:
------------
 Consumer Loans:
    Automobile..................    16,118      15.56        16,118      21.61         9,005      16.46

    Home equity.................     2,300       2.22         2,033       2.73         1,925       3.52

    Personal loans secured by
      real estate...............     2,712       2.62         2,380       3.19         1,772       3.24

    Energy conservation.........     1,344       1.30         1,453       1.95           846       1.54

    Other.......................     2,206       2.13         2,026       2.72         1,543       2.82
                                  --------     ------      --------     ------      --------     ------
     Total consumer loans.......    24,680      23.83        24,010      32.20        15,091      27.58
                                  --------     ------      --------     ------      --------     ------
  Commercial business...........       190        .18            68        .09
                                  --------     -------     --------     -------
Total loans.....................   103,598     100.00%       74,571     100.00%       54,712     100.00%
                                               ------                   ------                   ------
                                               ------                   ------                   ------
Less:
------

  Loans in process..............     4,030                    2,021                    1,417

  Deferred fees and discounts...        60                      173                      185

  Allowance for losses..........       646                      559                      572
                                  --------                 --------                 --------
  Total loans receivable, net...  $ 98,862                 $ 71,818                 $ 52,538
                                  --------                 --------                 --------
                                  --------                 --------                 --------

------------------------
(1) Includes approximately $193,000 and $240,000 of loans on undeveloped land at June 30, 1996 and 1995, respectively.

         The following table sets forth the composition of the Bank's loan portfolio by fixed- and adjustable-rate at the dates indicated.



                                                                June 30,
                                  -----------------------------------------------------------------------
                                          1996                     1995                     1994
                                  -----------------------------------------------------------------------
                                   Amount       Percent     Amount       Percent     Amount       Percent
                                  --------      -------    --------      -------    --------      -------
                                                           (Dollars in Thousands)

Fixed-Rate Loans:
-----------------
  Real estate:

    One- to four-family.........  $ 45,654        44.07%    $ 13,443      18.03%    $  8,803       16.09%

    Multi-family................      --            --          --          --           --          --

    Commercial real estate......       314           .30         359        .48          344         .63

    Construction................     6,128          5.91         208        .28          193         .35
                                  --------        ------    --------     ------     --------      -------
      Total real estate loans...    52,096         50.28      14,010      18.79        9,340       17.07
                                  --------        ------    --------     ------     --------      -------
    Consumer                        21,825         21.07      21,432      28.74       12,782       23.36
                                  --------        ------    --------     ------     --------      -------
      Total fixed-rate loans....    73,921         71.35      35,442      47.53       21,122       40.43


Adjustable-Rate Loans:
----------------------
  Real estate:
    One- to four-family.........    24,381         23.54      32,904      44.12       28,067       51.30

    Multi-family................     1,286          1.24         874       1.17          437         .80

    Commercial real estate......       153           .15         177        .24          209         .38

    Construction................       813           .78       2,528       3.39        1,568        2.87

    Consumer....................     3,044          2.94       2,646       3.55        2,309        4.22
                                  --------        ------    --------     ------     --------      -------
      Total adjustable-rate
        loans...................    29,677         28.65      39,129      52.47       32,590       59.57
                                  --------        ------    --------     ------     --------      -------
      Total loans...............   103,598        100.00%     74,571     100.00%      54,712      100.00%
                                                  ------                 ------                   ------
                                                  ------                 ------                   ------
Less:
------
   Loans in process.............     4,030                     2,021                   1,417

   Deferred fees and discounts..        60                       173                     185

   Allowance for loan losses....       646                       559                     572
                                  --------                  --------                --------
     Total loans receivable,
       net......................  $ 98,862                  $ 71,818                $ 52,538
                                  --------                  --------                --------
                                  --------                  --------                --------

         The following table sets forth the contractual maturity of the Bank's loan portfolio at June 30, 1996. Loans which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract matures. The table does reflect scheduled principal amortization but does not reflect the effects of possible prepayments, interest rate adjustments or enforcement of due-on-sale clauses.





                                            Real Estate
                      -----------------------------------------------------------------
                                                Multi-family and
                      One- to Four-Family           Commercial          Construction             Consumer               Total
                      ----------------------   --------------------  -------------------     -----------------   ------------------

  Due During                    Weighted              Weighted              Weighted             Weighted                Weighted
 Years Ending                     Average              Average                Average              Average               Average
  June 30,            Amount       Rate      Amount     Rate       Amount      Rate     Amount       Rate      Amount      Rate
-------------         ------     --------    ------    --------    ------    --------   ------     --------    ------   ---------
                                               (Dollars In Thousands)


1997(1)               $    15    7.59%       $ 15       8.00%       $ ---      ---%       $ 1,609   10.02%      $ 1,639    9.98%
1998                      729    7.59         456      10.50           31      9.32         1,559    9.29         2,775    9.04
1999                    1,915    7.17          26       9.62          820      8.53         3,426    9.02         6,187    8.38
2000 and 2001           4,811    7.88          57       9.53          173      7.96        12,960    9.19        18,001    8.83
2002 - 2006            24,749    7.59         725       9.47        5,154      7.46        5,186     9.59        35,814    7.90
2006 - 2021            18,338    7.97         344       8.91          160      8.25          130    10.39        18,972    8.00
2022 and following     19,478    8.09         129       9.38          603      8.30          ---     ---         20,210    8.10


(1) Includes demand loans, loans having no stated maturity and overdraft loans.

         The total amount of loans due after June 30, 1997 which have fixed interest rates is $73.2 million while the total amount of loans due after such date which have floating or adjustable interest rates is $28.8 million.

         One- to Four-Family Residential Mortgage Lending. The Bank focuses its lending efforts primarily on the origination of permanent loans secured by first mortgages on owner-occupied, one- to four-family residences. At June 30, 1996, $70.0 million, or 67.6% of the Bank's gross loan portfolio consisted of permanent loans secured by one- to four-family residences. Substantially all of these loans were secured by properties located in the Bank's market area.

         The Bank currently offers fixed-rate and ARM loans. For the fiscal year ended June 30, 1996, the Bank originated $42.4 million of fixed-rate loans and $3.2 million of ARM loans secured by one- to four-family residential real estate.

         The Bank currently originates loans with a maximum term of 30 years, in amounts up to 95% of the appraised value of the security property, provided that private mortgage insurance is obtained in an amount sufficient to reduce the Bank's exposure to not more than 80% of the appraised value. The Bank currently offers one- and three-year ARM loans with an interest rate margin over the One- and Three-Year Constant Maturity Treasury Index, respectively. These loans generally provide for a 2% annual cap and a lifetime cap of 6% over the initial rate. As a consequence of using caps, the interest rates on these loans may not be as rate sensitive as is the Bank's cost of funds. The Bank originates ARMs which may have an initial interest rate that is lower than the sum of the specified index plus the margin. Borrowers with adjustable-rate loans are qualified at the fully-indexed rate. The Bank's permanent ARM loans generally do not provide the borrower the option to convert the loan to a fixed-rate loan. The Bank's ARMs do not permit negative amortization of principal.

         The Bank also offers fixed-rate balloon loans with maturities of three, five, seven and nine years. These loans do not have rollover provisions and require the borrower to repay the loans by the stated maturity. Underwriting standards for these loans conform to the Bank's normal standards based on the respective amortization schedules. The monthly payment schedule is based on amortization schedules of 15 years for the three-year, 20 years for the five-year, and 30 years for both the seven- and nine-year products. Total originations for the balloon products during the fiscal year ended June 30, 1996 totaled $30.5 million, of which $1.7 million were three year balloon mortgages and $4.2 million were five year balloon mortgages.

         During fiscal 1995, the Bank modified its loan sales policy to provide that fixed-rate loan products that meet certain criteria will be retained in portfolio. Under the revised policy, the Bank originates for retention in its portfolio: 15-year, fixed-rate loans with yields equal to or greater than 8%; 20-year, fixed-rate loans with yields equal to or greater than 8.5%; and 30-year fixed-rate, loans with yields equal to or greater than 9.5%. Under the revised policy, the Board of Directors of the Bank has established an overall limit on the total amount of 15-year, 20-year and 30-year fixed-rate loans that will be retained in portfolio, equal to 15%, 10% and 10%, respectively, of total assets. See "- Loan Originations, Purchases and Sales."

         In underwriting one- to four-family residential real estate loans, the Bank evaluates both the borrower's ability to make monthly payments and the value of the property securing the loan. Properties securing real estate loans made by the Bank are appraised either by in-house appraisers or independent fee appraisers. The Bank requires borrowers to obtain title insurance and fire and property insurance (including flood insurance, if appropriate) in an amount not less than the amount of the loan. Residential loans do not include prepayment penalties. Real estate loans originated by the Bank contain a "due on sale" clause allowing the Bank to declare the unpaid principal balance due and payable upon the sale of the security property.

         Residential mortgage loan originations are derived from a number of sources, including advertising, direct solicitation, real estate broker referrals, existing borrowers and depositors, builders and walk-in customers. Loan applications are accepted at all of the Bank's offices. The Bank employs commissioned loan originators to be more aggressive in seeking mortgage originations in its market area.

         Commercial Real Estate and Multi-Family Lending. The Bank has engaged to a limited extent in commercial real estate and multi-family lending. At June 30, 1996, the Bank had $1.8 million of commercial real estate and multi-family loans, which represented 1.7% of the Bank's gross loan portfolio. The vast majority of commercial real estate and multi-family loans originated by the Bank are adjustable rate loans which amortize over a 25-year period.

         Commercial real estate and multi-family loans do not generally exceed 75% of the appraised value of the property securing the loan.
The Bank analyzes the financial condition of the borrower, the borrower's credit history, and the reliability and predictability of the net income generated by the property securing the loan. The Bank generally requires personal guarantees of the borrowers. Appraisals on properties securing commercial real estate and multi-family loans originated by the Bank are performed by independent fee appraisers approved by the Board of Directors.

         The largest commercial real estate and multi-family loan outstanding at June 30, 1996 was a $500,000 land acquisition and development loan secured by the land and the single and multi-family residences constructed thereon. At June 30, 1996, this loan was performing in accordance with its terms.

         Loans secured by commercial real estate and multi-family properties are generally larger and involve a greater degree of credit risk than one- to four-family residential mortgage loans. Commercial real estate and multi-family loans typically involve large balances to single borrowers or groups of related borrowers. Because payments on loans secured by commercial real estate and multi-family properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired.

         Construction Lending. The Bank makes construction loans to individuals for the construction of their residences as well as to builders for the construction of one- to four-family residences. At June 30, 1996, all of these loans were secured by property located within the Bank's market area. At June 30, 1996, the Bank had $6.7 million in construction loans outstanding, representing 6.7% of the Bank's gross loan portfolio. In 1995 the Bank began to utilize its commissioned loan originators to increase its emphasis on construction
lending.   In this respect, the commissioned loan originators originated
$7.8 million of construction loans during fiscal 1996, of which $5.8 million remained in the Bank's loan portfolio at June 30, 1996.

         Construction loans to individuals are structured to convert to permanent loans at the end of the construction phase, which typically lasts six months. These construction loans have rates and terms which match any one- to four-family loans then offered by the Bank, except that during the construction phase, the borrower pays interest only. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential loans. At June 30, 1996, the Bank had $5.2 million of construction loans to borrowers intending to live in the properties upon completion of construction.

         Construction loans to builders of one- to four-family residences generally have terms of up to six months and require the payment of interest only at a fixed-rate for the loan term. The Bank generally limits loans to builders for the construction of an unsold home to one home in process per builder at any given time. At June 30, 1996, the Bank had $1.5 million of construction loans to builders of one- to four-family residences.

         Construction loans are obtained through continued business from builders, as well as referrals from existing customers and walk-in customers. The application process includes a submission to the Bank of accurate plans, specifications and costs of the construction project. These items are used as a basis to determine the appraised value of the subject property. Loans are based on the current appraised value. The Bank requires personal financial statements from the builder.

         Construction lending is generally considered to involve a higher level of credit risk than one- to four-family residential lending since the risk of loss on construction loans is dependent largely upon the accuracy of the initial estimate of the individual property's value upon completion of the project and the estimated cost (including interest) of the project. If the cost estimate proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the project.

         Consumer Lending. The Bank considers consumer lending an integral component of its lending operations. Consumer loans generally have shorter terms to maturity (thus reducing the Bank's exposure to changes in interest rates) and historically have carried higher rates of interest than do one- to four-family residential mortgage loans, although that is not always the case. In addition, management believes that the offering of consumer loan products helps to expand and create stronger ties to its existing customer base, by increasing the number of customer relationships and providing cross-marketing opportunities. At June 30, 1996, the Bank's consumer loan portfolio totaled $24.7 million, or 23.8% of its gross loan portfolio. The majority of such loans consists of indirect and direct automobile paper, accounting for $16.1 million, or 15.6%, of the total loan portfolio at June 30, 1996. Under applicable federal law, the Bank is authorized to invest up to 35% of its assets in consumer loans.

         The Bank offers a variety of secured consumer loans, including automobile, boat, home equity, energy conservation loans, personal loans secured by real estate, home improvement, mobile home, loans secured by savings deposits and other consumer collateral. The Bank also offers a limited amount of unsecured loans. The Bank generally originates consumer loans in its market area. Consumer loan terms vary according to the type of collateral and length of contract. The Bank's consumer loans have either a fixed- or variable-rate of interest although fixed-rate lending predominates.

         The Bank is actively engaged in indirect dealer financing of automobiles. Such indirect dealer loans are originated through a network of approximately 10 automobile dealers located in, or in counties contiguous to, the Bank's market area. The underwriting standards employed by the Bank for indirect dealer loans are in accordance with the Bank's general standards for underwriting consumer loans. The determination of compliance with these standards is made by the Bank rather than by the referring dealer. The Bank's automobile loans are originated at fixed interest rates and are typically for terms of up to six years. At June 30, 1996, indirect dealer automobile loans totaled $14.1 million, or 57.1%, of the Bank's total consumer loan portfolio. The Bank does not offer floor plan lines of credit to automobile dealers.

         At June 30, 1996, $2.3 million of the Bank's consumer loans consisted of home equity line of credit loans. Home equity loans are secured by second mortgages on owner-occupied, single-family residences. The home equity loans generally have variable rates and typically carry terms of ten years. At June 30, 1996, the Bank also had $2.7 million of personal loans secured by real estate. These loans are underwritten pursuant to the Bank's consumer lending guidelines, have fixed-rates, have terms of up to ten years and are secured by either first or second mortgages.

         The Bank also originates energy conservation loans for the purchase of home improvement items for energy conservation (i.e., heating and cooling systems). These loans are fully guaranteed by the utility company, however such guarantees are generally difficult to collect on due to the rigidness of the wording contained in such guarantees. At June 30, 1996, guaranteed energy conservation loans totaled $1.3 million.

         The underwriting standards employed by the Bank for consumer loans include a determination of the applicant's payment history on other debts and an assessment of the ability to meet existing obligations and payments on the proposed loan. In addition, the stability of the applicant's monthly income from primary employment is considered during the underwriting process. Although creditworthiness of the applicant is the primary consideration, the underwriting process also includes a comparison of the value of the security, if any, in relation to the proposed loan amount.

         Consumer loans may entail greater credit risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured, or are secured by rapidly depreciable assets, such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. While there can be no assurance that delinquencies or non-performing consumer loans will not increase in the future, the level of delinquencies over 90 days in the Bank's $24.7 million consumer loan portfolio was $136,000, or .55% of such loans, at June 30, 1996.

         Loan Originations, Purchases and Sales. The Bank originated $60.0 million of loans during fiscal 1996, compared to $39.5 million and $41.5 million in fiscal 1995 and 1994, respectively. The increase in mortgage loans during fiscal 1996 was the result of the lower interest rate environment which continued to stimulate the origination of primarily fixed-rate loans during the period. Mortgage loan originations are underwritten by the employees of the Bank. The Bank employs commissioned loan salespersons to originate loans.

         While the Bank originates both adjustable-rate and fixed-rate loans, its ability to originate loans is dependent upon the relative customer demand for loans in its market. Demand is affected by the interest rate environment. Pursuant to its asset/liability management strategy, the Bank's policy during past years has been to sell fixed-rate loan originations in the secondary market. Effective for the fiscal year ended June 30, 1995, as part of its business plan, the Bank established interest rate levels at or above which, 15-, 20- and 30-year, fixed-rate mortgage loans were retained for its own portfolio. The Bank sold fixed-rate loans in aggregate amounts of $5.8 million and $2.5 million for the fiscal years ended June 30, 1996 and 1995, compared to $22.3 million during fiscal 1994. From time to time, the Bank has sold such loans pursuant to forward sales commitments in order to mitigate the interest rate risk of loan originations. See "- One- to Four-Family Residential Mortgage Lending."

         When loans are sold, the Bank typically retains the responsibility for servicing the loans. The Bank receives a servicing fee for performing these services. The Bank serviced for others mortgage loans amounting to $46.6 million at June 30, 1996. (See Note 5 of the Notes to the Consolidated Financial Statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-KSB (the "Annual Report").)

         The following table shows the loan origination, sale and repayment activities of the Bank for the periods indicated. In addition, during 1996 the Bank purchased one $500,000 real estate development loan. There were no loan purchases during the fiscal 1994 and 1995.




                                                                                 Year Ended June 30,
                                                                        -----------------------------------

                                                                          1996           1995        1994
                                                                        --------        -------     -------

                                                                                      (In Thousands)
Originations by type:
 Adjustable-rate:
   Real estate  - one to four-family                                     $ 3,248        $13,506     $ 6,845
                - multi-family and commercial real estate                   ---           1,024        ---
    Non-real estate - consumer                                             1,750            673         844
                                                                         -------        -------     -------

         Total adjustable-rate                                             4,998         15,203       7,689
                                                                         -------        -------     -------
 Fixed-rate:
    Real estate    - one to four-family                                   42,419          7,030      23,456
                   - multi-family, commercial real estate and land           335             65        ---
    Non-real estate - consumer                                            12,244         17,234      10,380
         Total fixed-rate                                                 54,998         24,329      33,836
                                                                         -------        -------     -------
         Total loans originated                                           59,996         39,532      41,525
                                                                         -------        -------     -------
Sales and Repayments:
    Real estate - one to four-family                                       5,839          2,471      22,331
                                                                         -------        -------     -------
         Total loans sold                                                  5,839          2,471      22,331
     Principal repayments                                                 27,535         17,845      17,266
                                                                         --------       -------     -------
         Total reductions                                                 33,374         20,316      39,597
Increase (decrease) in other items, net                                      422             64        (374)
                                                                         -------        -------     -------
         Net increase (decrease)                                         $27,044        $19,280     $ 2,302
                                                                         -------        -------     -------
                                                                         -------        -------     -------



         Non-Performing Assets and Classified Assets. Generally, when a borrower fails to make a required payment on real estate secured loans and other loans the Bank institutes collection procedures by mailing a delinquency notice. The customer is contacted again, by telephone, if the delinquency is not promptly cured. In most cases, delinquencies are cured promptly; however, if a loan secured by real estate has been delinquent for more than 60 days, a notice is sent to the customer requesting a personal interview to discuss their account and to make arrangements to bring the loan current. At 90 days past due, the delinquency is reviewed with the Board of Directors which generally directs management to send a letter of default, and unless satisfactory arrangements are made to bring the loan current by a stated date, foreclosure procedures are instituted. If a loan secured by other collateral has been delinquent for more than 60 days, a letter is sent demanding payment; at 90 days past due, a default notice is sent and if the loan is 120 or more days delinquent and satisfactory arrangements have not been made for repayment, immediate repossession commences.

    Delinquent Loans. The following table sets forth the Bank's loan delinquencies by type, by amount and by percentage of type at June 30, 1996.


                                                  Loans Delinquent For:

                               ---------------------------------------------------------------
                                         60-89 Days                     90 Days and Over               Total Delinquent Loans
                               -----------------------------     -----------------------------      ----------------------------
                                                     Percent                            Percent                         Percent
                                                     of Loan                            of Loan                         of Loan
                               Number     Amount     Category    Number     Amount     Category     Number    Amount    Category
                               ------     ------     --------    ------     ------     --------     ------    ------    --------
                                                             (Dollars in Thousands)

Real Estate:
  One to four- family             1        $ 38        .05%       4         $175        .22%           5       $213        .27%
Consumer                         23         125        .50%      25          136        .54%          48        261       1.04%
                                ---        ----                 ---         ----                     ---       ----

    Total                        24        $163        .16%      29         $311        .30%          53       $474        .46%
                                ---        ----                 ---         ----                     ---       ----
                                ---        ----                 ---         ----                     ---       ----



         Non-Performing Assets. The table below sets forth the amounts and categories of non-performing assets in the Bank's loan portfolio. Loans are placed on non-accrual status when the loan is delinquent 90 days or greater. For all years presented, the Bank has had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates) nor any accruing loans delinquent more than 90 days. Foreclosed assets include assets acquired in settlement of loans.



                                                               June 30,
                                           -----------------------------------------------
                                            1996       1995      1994       1993      1992
                                           -----      -----     -----      -----     -----
                                                   (Dollars in Thousands)

Non accruing loans:
    One- to four-family                     $175      $---      $---       $ 31      $129
    Consumer                                 136        67        53         30        16
                                            ----      ----      ----       ----      -----
       Total                                 311        67        53         61       145
                                            ----      ----      ----       ----      -----

Foreclosed assets:
    One- to four-family                       83       175         3         55       188
    Consumer                                  30        14        12        ---         7
                                            ----      ----      ----       ----      -----
       Total                                 113       189        15         55       195
                                            ----      ----      ----       ----      -----

Total non-performing assets                 $424      $256       $68       $116      $340
                                            ----      ----      ----       ----      -----
                                            ----      ----      ----       ----      -----
Total as a percentage of total assets        .28%      .20%      .06%       .09%      .26%
                                            ----      ----      ----       ----      -----
                                            ----      ----      ----       ----      -----


         For the year ended June 30, 1996, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms was immaterial.

         Other Loans of Concern. As of June 30, 1996, there were no loans not included in the table above where known information about the possible credit problems of borrowers caused management to have doubts as to the ability of the borrower to comply with present loan repayment terms and which may result in disclosure of such loans in the future, except for three consumer loans, aggregating $15,000, that were previously restructured and 60 days or more past due at June 30, 1996.

         Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the OTS to be of lesser quality, as "substandard," "doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which may order the establishment of additional general or specific loss allowances.

         In connection with the filing of its periodic reports with the OTS and in accordance with its classification of assets policy, the Bank regularly reviews the problem assets in its portfolio to determine whether any assets require classification in accordance with applicable regulations. At June 30, 1996, the Bank had classified $265,000 as substandard, none as doubtful and $174,000 as loss.

         Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and changes in the nature and volume of its loan activity. Such evaluation, which includes a review of loans for which full collectibility may not be reasonably assured, considers among other matters, the loan classifications discussed above, the estimated fair value of the underlying collateral, economic conditions, historical loan loss experience, and other factors that warrant recognition in providing for an adequate loan loss allowance.

         Real estate properties acquired through foreclosure are recorded at fair value. If fair value at the date of foreclosure is lower than the balance of the related loan, the difference will be charged-off to the allowance for loan losses at the time of transfer. Valuations are periodically updated by management and if the value declines, a specific provision for losses on such property is established by a charge to operations.

         Although management believes that it uses the best information available to determine the allowance, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. Future additions to the Bank's allowance will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance. In addition, federal regulatory agencies, as an integral part of the examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance level based upon their judgment of the information available to them at the time of their examination. At June 30, 1996, the Bank had a total allowance for loan losses of $646,000, representing 208.4% of total non-performing loans. See "Management's Discussion and Analysis - Results of Operations" in the Annual Report.

         The following table sets forth an analysis of the Bank's allowance for loan losses.

                                                         Year Ended June 30
                                                      ------------------------
                                                       1996      1995     1994
                                                      -----     -----    -----
                                                       (Dollars in Thousands)


    Balance at beginning of period                    $ 559     $572     $582

    Charge-offs:
         Consumer                                      (126)     (26)     (19)
                                                      -----     ----     ----
              Total charge-offs                        (126)     (26)     (19)
                                                      -----     ----     ----
    Recoveries:
         Consumer                                        38       51       57
                                                      -----     ----     ----
              Total recoveries                           38       51       57
                                                      -----     ----     ----
    Net (charge-offs) recoveries                        (88)      25       38
    Provision charged (credited) to operations          175      (38)     (48)
                                                      -----     ----     ----
    Balance at end of period                          $ 646     $559     $572
                                                      -----     ----     ----
                                                      -----     ----     ----
    Ratio of net charge-offs during the period to
     average loans outstanding during the period        .10%      N/A      N/A

    Ratio of net charge-offs during the period to
     average non-performing assets                    25.96%      N/A      N/A


         The distribution of the Bank's allowance for losses on loans at the dates indicated is summarized in the following table. The portion of the allowance allocated to each loan category does not necessarily represent the total available for losses within that category since the total allowance is applicable to the entire loan portfolio.



                                                                   June 30,
                      -------------------------------------------------------------------------------------------------------
                                 1996                                 1995                                1994
                      -------------------------------   --------------------------------    ---------------------------------
                                               Percent                             Percent                            Percent
                                              of Loans                             of Loans                          of Loans
                                    Loan       in Each                   Loan      in Each                  Loan      in Each
                      Amount of    Amounts     Category    Amount of    Amounts   Category    Amount of    Amounts   Category
                      Loan Loss      by        to Total    Loan Loss      by       to Total   Loan Loss      by      to Total
                      Allowance    Category     Loans      Allowance    Category    Loans      Allowance  Category    Loans
                      ---------    --------   ---------   ----------    --------  ---------   ----------  --------  ---------
                                                                (Dollars in Thousands)


One- to four-family     $166       $ 70,035     67.60%       $154       $46,347     62.15%       $154       $36,870    67.39%
Multi-family            ---           1,296      1.24        ---            874      1.17        ---            437      .80
Commercial real estate  ---             466       .45        ---            536       .72        ---            553     1.01
Construction            ---           6,941      6.70        ---          2,73       2.67        ---          1,761     3.22
Consumer                 373         24,870     24.01         281        24,078     32.29         226        15,091     27.58
Unallocated              107           ---       ---          124          ---       ---          192          ---       ---
                        ----       --------    ------        ----       -------    ------        ----       -------    ------
  Total                 $646       $103,598    100.00%       $559       $74,571    100.00%       $572       $54,712    100.00%
                        ----       --------    ------        ----       -------    ------        ----       -------    ------
                        ----       --------    ------        ----       -------    ------        ----       -------    ------


         Investment Activities - General. As of June 30, 1996, the Bank held $9.38 million and $3.67 million, respectively, of principal amount of mortgage-backed securities and investment securities which the Bank intends to hold until maturity. As of such date, these securities had a market value of $9.35 million and $3.63 million, respectively. At that date, the Bank also held $26.83 million and $5.63 million of mortgage-backed securities and investment securities, respectively, as available for sale. For further information regarding the mortgage-backed securities and investment securities and the accounting treatment for such securities, see Notes 3 and 4 of the Notes to the Consolidated Financial Statements in the Annual Report.



         Mortgage-backed Securities. The Bank purchases mortgage-backed securities to supplement loan production. The type of securities purchased is based upon the Bank's asset/liability management strategy and balance sheet objectives. Most of the mortgage-backed securities purchased by the Bank over the last several years have had adjustable interest rates or short or intermediate average lives to maturity, generally two to five years. The Bank has invested primarily in federal agency securities, principally Federal National Mortgage Association ("FNMA"), FHLMC and Government National Mortgage Association ("GNMA").

         The FNMA, FHLMC and GNMA certificates are modified pass-through mortgage-backed securities that represent undivided interests in underlying pools of fixed-rate, or certain types of adjustable-rate, single-family residential mortgages issued by these government-sponsored entities which provide the holder a guarantee of timely payments of interest and principal.

         The Bank also invests in collateralized mortgage obligations and certain participating interests in real estate mortgage investment conduits ("REMICs") (hereinafter collectively referred to as "CMOs"). CMOs are special types of pass-through certificates in which the stream of principal and interest payments on the underlying mortgages or mortgage-backed securities is used to create classes with different maturities and, in some cases, amortization schedules, as well as a residual interest, with each such class possessing different risk characteristics. Management believes these securities may represent attractive alternatives relative to other investments due to the wide variety of maturity and repayment options available through such investments. However, these investments may also expose the Bank to considerable risk of loss if they are not managed effectively. The high risk nature of these products stem from their price volatility, the high degree of technical expertise required to understand how they behave in various interest-rate environments and prepayment scenarios, and the lack of liquidity which may exist should the securities need to be sold.

         Some CMO instruments, like the ones the Bank purchases, are most like debt instruments because these CMO instruments have stated principal amounts and traditionally defined interest-rate terms. Purchasers of certain other CMO instruments are entitled to the excess, if any, of the issuer's cash inflows, including reinvestment earnings, over the cash outflows for debt service and administrative expenses. These CMO instruments may include instruments designated as residual interests and are thought to be "high risk" in that these CMO instruments could result in the loss of a portion of the original investment. Cash flows from residual interests are extremely sensitive to prepayments and, thus, contain a high degree of interest-rate risk. The investment policy of the Bank does not allow for the purchase of high risk CMOs. The Bank held $22.8 million of CMOs at June 30, 1996. See Note 4 to the Notes to the Consolidated Financial Statements in the Annual Report for additional information regarding the amortized cost and estimated fair value of these securities.

         The following table sets forth the expected lives of the Bank's mortgage-backed securities at June 30, 1996. See Note 4 of the Notes to the Consolidated Financial Statements in the Annual Report for information regarding the classification and accounting treatment of the Bank's mortgage-backed securities.


               -----------------------------------------------------  June 30, 1996
               1 Year    After 1 through    After 5 Years    Over 10     Balance
               or Less     5 Years            through 10      Years    Outstanding
               -------   ---------------    -------------    -------  --------------
                                              (In Thousands)

FHLMC          $1,990      $ 7,730             $  991         $5,223      $15,934
FNMA             ---         8,106              6,539            738       15,383
GNMA             ---         2,864              2,030           ---         4,894
Other            ---          ---                ---            ---          ---
               ------      -------             ------         ------      -------

  Total        $1,990      $18,700             $9,554         $5,962      $36,211
               ------      -------             ------         ------      -------
               ------      -------             ------         ------      -------


         The following table shows the mortgage-backed securities purchase, sale and repayment activities of the Bank for the periods indicated.

                                         Year Ended June 30
                               -------------------------------------
                                 1996           1995          1994
                               --------       -------       --------
                                            (In Thousands)


    Purchases                  $ 14,556       $ 4,920       $ 18,609
    Sales                       (10,833)       (4,974)       (20,369)
    Repayments                   (4,186)       (6,596)       (14,129)
    Other                           609           380         (2,390)
                               --------       -------       --------
    Net increase (decrease)    $    146       $(6,270)      $(18,279)
                               --------       -------       --------
                               --------       -------       --------

         Investment Securities. The Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, the Bank has maintained liquid assets at levels above the minimum requirements imposed by the OTS regulations and above levels believed adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained. At June 30, 1996, the Bank's liquidity ratio (liquid assets as a percentage of net withdrawable savings deposits and current borrowings) was 5.9%. The Bank's level of liquidity is a result of management's asset/liability strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset/Liability Management" and "- Liquidity and Capital Resources" in the Annual Report.

         Federally chartered savings institutions have the authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly.

         OTS regulations restrict investments in corporate debt and equity securities by the Bank. See "Regulation - Federal Regulation of Savings Associations" for a discussion of restrictions on the Bank's investment activities.

         The following table sets forth the composition of the Bank's investment portfolio and mortgage-backed securities portfolio at the dates indicated.

                                                                           June 30,
                                                   -----------------------------------------------------------------
                                                           1996                    1995                   1994
                                                   --------------------      ------------------    -----------------
                                                     Book         % of        Book       % of      Book        % of
                                                     Value        Total       Value      Total     Value       Total
                                                    -------      ------      -------   -------     -------   -------
                                                                         (Dollars in Thousands)

Investment securities:
 Federal agency obligations                         $ 9,235       88.07%     $13,965     93.78%    $11,780     92.71%

 Equity securities                                       63         .60           62       .42          62       .49
                                                    -------      ------      -------    ------     -------    ------
   Subtotal                                           9,298       88.67       14,027     94.20      11,842     93.20
FHLB stock                                            1,188       11.33          864      5.80         864      6.80
                                                    -------      ------      -------    ------     -------    ------
   Total investment securities and FHLB stock       $10,486      100.00%     $14,891    100.00%    $12,706    100.00%
                                                    -------      ------      -------    ------     -------    ------
                                                    -------      ------      -------    ------     -------    ------

Average remaining life of investment securities          2.8 years                2.9 years            6.4 years

Other interest-earning assets:
 Interest-bearing deposits with banks                   190      100.00%     $   190    100.00%    $   190    100.00%
                                                    -------      ------      -------    ------     -------    ------
 Total                                              $   190      100.00%     $   190    100.00%    $   190    100.00%
                                                    -------      ------      -------    ------     -------    ------
                                                    -------      ------      -------    ------     -------    ------

Mortgage-backed securities:
 GNMA                                               $ 2,399        6.62      $ 2,996      8.31     $ 4,159      9.82
 FNMA                                                 7,954       21.97        7,175     19.89       8,643     20.42
 FHLMC                                                2,692        7.43        5,805     16.10       9,049     21.37
 CMOs/REMICS                                         22,790       62.94       19,948     55.31      20,157     47.61
                                                    -------      ------      -------    ------     -------    ------
   Total                                             35,835       98.96       35,924     99.61      42,007     99.22

Unamortized premium, net                                376        1.04          141       .39         328       .78
                                                    -------      ------      -------    ------     -------    ------
   Total mortgage-backed securities                 $36,211      100.00%     $36,065    100.00%    $42,335    100.00%
                                                    -------      ------      -------    ------     -------    ------
                                                    -------      ------      -------    ------     -------    ------

         The composition and maturities of the investment securities portfolio, excluding equity securities and FHLB stock, are indicated in the following table.


                                                     June 30, 1996
                                      -----------------------------------------------------------------------------------
                                      1 Year      After 1      After 5      Over
                                        or        Year to      Years to      10         Total Investment
                                       Less       5 Years      10 Years     Years          Securities
                                      ------      -------      --------     -----       ------------------
                                       Book        Book         Book        Book          Book      Fair
                                      Value        Value        Value       Value         Value     Value
                                      -----        -----        -----        ----         -----     -----
                                                               (Dollars in Thousands)


   Federal agency obligations         $500        $6,571        $2,214       $450         $9,235    $9,198
                                      ----        ------        ------       ----         ------    ------
   Total investment securities        $500        $6,571        $2,214       $450         $9,235    $9,198
                                      ----        ------        ------       ----         ------    ------
                                      ----        ------        ------       ----         ------    ------

    Weighted average yield           5.80%          5.12%         6.76%      7.59%          5.64%     ---


         The Bank's investment securities portfolio and mortgage-backed securities portfolio at June 30, 1996 contained neither tax-exempt securities nor securities of any issuer with an aggregate book value in excess of 10% of the Bank's retained earnings, excluding those issued by the U.S. Government or its agencies.

         Sources of Funds. The Bank's primary sources of funds are deposits, payment of principal and interest on loans and mortgage-backed securities, sale of loans and mortgage-backed securities, interest earned on or maturation and sale of investment securities, funds provided from operations and borrowings.

         The Bank offers a variety of deposit accounts having a wide range of interest rates and terms. The Bank's deposits consist of passbook and statement savings accounts, NOW and non-interest-bearing checking accounts, and money market and certificate accounts. The Bank relies primarily on advertising, competitive pricing policies and customer service to attract and retain these deposits. The Bank solicits deposits from its market area only. The Bank does not currently use brokers to obtain deposits although it did so in the mid 1980s.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. The variety of deposit accounts offered by the Bank has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. The Bank has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. The Bank manages the pricing of its deposits in keeping with its asset/liability management, liquidity and growth objectives. Based on its experience, the Bank believes that its savings and interest and non-interest-bearing checking accounts are relatively stable sources of deposits. However, the ability of the Bank to attract and maintain CDS, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

         The following table sets forth the savings flows at the Bank during the periods indicated.


                                                 Year Ended June 30
                                       -------------------------------------
                                        1996           1995          1994
                                       --------      --------       --------
                                                   (Dollars in Thousands)

    Opening balance                    $106,294      $108,847       $108,387

    Net increase (decrease)            $  1,634      $ (2,553)     $    460
                                       --------      --------      ---------
    Ending balance                     $107,928      $106,294      $108,847
                                       --------      --------      ---------
                                       --------      --------      ---------
    Percent increase (decrease)            1.51%        (2.4)%          .42%
                                           ----         -----           ---
                                           ----         -----           ---

         The following table indicates the amount of the Bank's certificates of deposit and other deposits by time remaining until maturity as of June 30, 1996.


                                                                  Maturity
                                                   --------------------------------------------
                                                                 Over        Over
                                                   3 Months     3 to 6     6 to 12     Over
                                                   or Less      Months      Months    12 months     Total
                                                   --------    -------     -------    ---------    -------

                                                                      (In Thousands)

Certificates of deposit less than $100,000         $14,380     $ 9,632     $22,250     $20,099     $66,361

Certificates of deposit of $100,000 or more          1,300       1,000       3,782       5,831      11,913

Public funds (1)                                     1,543         411         518         219       2,691
                                                   -------     -------     -------      -------     -------

Total certificates of deposit                      $17,223     $11,043     $26,550      $26,149     $80,965
                                                   -------     -------     -------      -------     -------
                                                   -------     -------     -------      -------     -------


(1)  Deposits from governmental and other public entities.


         Borrowings. Savings deposits have historically been the Bank's primary source of funds. The Bank's other available sources of funds include advances from the FHLB of Indianapolis and other borrowings. As a member of the FHLB of Indianapolis, the Bank is required to own capital stock in the FHLB and is authorized to apply for advances from the FHLB. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Indianapolis may prescribe the acceptable uses for these advances, as well as limitations on the size of the advances and repayment provisions. At June 30, 1996, the Bank had FHLB advances totaling $23.8 million.

         In 1988, the Bank incorporated SJS Capital Corporation ("SJS Capital") for the purpose of issuing a CMO to various investors. In November 1988, the financing subsidiary issued a CMO with a total par value of $20.8 million comprised of five classes with different stated maturity dates ranging from April 1993 to January 2020. The net proceeds of the CMO offering amounted to $18.8 million, reflecting issuance costs and the original issue discount. The collateral and source of cash flows for the principal and interest payments on the CMO consisted of certain mortgage-backed securities transferred from the Bank to the financing subsidiary. As a result of the lower interest rate environment prevailing since 1988, the mortgage-backed securities that were used to collateralize the CMO paid off faster than originally projected, and the CMO balance was likewise reduced in advance of the original schedule of stated maturities. In June 1994, the remaining outstanding classes of the CMO with a balance of $3.3 million were extinguished and the corresponding collateral was sold to finance the transaction. See Note 9 of the Notes to the Consolidated Financial Statements in the Annual Report for additional information concerning the CMO.

         The following table sets forth the maximum month-end balance and average balance of the Bank's CMO and other borrowings for the periods indicated.

                                                      Year Ended June 30,
                                                  --------------------------
                                                  1996        1995       1994
                                                 -------     ------     ------
                                                           (In Thousands)

    Maximum Balance:
         CMO borrowing                             ---        ---       $7,033
         Other borrowings (FHLB advances)        $23,750     $5,000       ---

    Average Balance:
         CMO borrowing                             ---        ---       $4,808
         Other borrowings (FHLB advances)        $15,679     $3,105       ---

         The following table sets forth certain information as to the Bank's borrowings at the dates indicated.


                                                     June 30,
                                         -------------------------------
                                           1996        1995        1994
                                         -------      ------       -----
                                                (Dollars In Thousands)


    CMO borrowings                       $  ---       $  ---       $---
    Other borrowings (FHLB advances)      23,750       4,500        ---

         Total borrowings                $23,750      $4,500       $---

    Weighted average interest rate          5.94%       6.09%       ---%


         Subsidiary and Other Activities. Federal associations generally may invest up to 2% of their assets in service corporations, plus an additional 1% of assets for community purposes. In addition, federal associations may invest up to 50% of their total capital in conforming loans to their service corporations in which they own more than 10% of the capital stock. Federal associations are also permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities which a federal association may engage in directly.

         SJS has two wholly owned service corporation subsidiaries, SJS Financial Corporation ("SJS Financial") and SJS Capital. SJS Financial was formed in 1988 to engage in re-insurance activity through a relationship with Minnesota Mutual Life Insurance Company and has engaged in no other operations since its formation. At June 30, 1996, SJS's investment in its service corporation totaled $112,000. For a discussion on SJS Capital, see "Source of Funds - Borrowings" above and
Note 9 of Notes to Consolidated Financial Statements in the Annual
Report.

Competition

         SJS faces strong competition, both in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers making loans secured by real estate located in Berrien, Van Buren, Allegan and Cass Counties, the Bank's market area. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending.

         The Bank attracts all of its deposits through its branch offices, primarily from the communities in which those branch offices are located; therefore, competition for those deposits is principally from other savings institutions, commercial banks and credit unions located in the same communities, as well as mutual funds. The Bank competes for these deposits by offering a variety of deposit accounts at competitive rates, convenient business hours, and convenient branch locations with interbranch deposit and withdrawal privileges.

Employees

         At June 30, 1996, the Bank had a total of 51 employees, including 10 part-time and contract employees. The Bank's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

Regulation

         General. The Bank is a federally chartered savings bank, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, the Bank is subject to broad federal regulation and oversight extending to all its operations. The Bank is a member of the FHLB of Indianapolis and is subject to certain limited regulation by the Federal Reserve Board. As the savings and loan holding company of the Bank, SJS also is subject to federal regulation and oversight. The purpose of the regulation of SJS and other holding companies is to protect subsidiary savings associations. The Bank is a member of the SAIF which together with the Bank Insurance Fund (the "BIF") are the two deposit insurance funds administered by the FDIC, and the deposits of the Bank are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over the Bank.

         Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this Proxy Statement.

         Federal Regulation of Savings Associations. The OTS has extensive authority over the operations of savings associations. As part of this authority, the Bank is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS and the FDIC. The last regular OTS and FDIC examinations of the Bank were as of March 31, 1996 and April 8, 1991, respectively. Under agency scheduling guidelines, it is likely that another examination will be initiated in the near future. When these examinations are conducted by the OTS and the FDIC, the examiners generally have the authority to require the Bank to provide for higher general or specific loan loss reserves. All savings associations are subject to a semi-annual assessment, based upon the savings association's total assets, to fund the operations of the OTS. The Bank's OTS assessment for the fiscal year ended June 30, 1996 was approximately $41,000.

         The OTS also has extensive enforcement authority over all savings institutions and their holding companies, including the Bank and SJS. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

         In addition, the investment, lending and branching authority of the Bank is prescribed by federal laws and regulations, and it is prohibited from engaging in any activities not permitted by such laws and regulations. For instance, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the OTS. Federal savings associations are also generally authorized to branch nationwide. The Bank is in compliance with the noted restrictions.

         The Bank's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At June 30, 1996, the Bank's lending limit under this restriction was $2.1 million. The Bank is in compliance with the loans-to-one-borrower limitation.

         The OTS, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on matters such as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a capital compliance plan. A failure to submit a plan or to comply with an approved plan will subject the institution to further enforcement action.



         Insurance of Accounts and Regulation by the FDIC. The Bank is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the SAIF and the BIF. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices, or is in an unsafe or unsound condition. (See Note 5 of the Notes to Consolidated Financial Statements in Appendix E.)



         Regulatory Capital Requirements. Federally insured savings associations, such as the Bank, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings associations. Generally, these capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital. At June 30, 1996, the Bank did not have any intangible assets.

         The OTS regulations establish special capitalization requirements for savings associations that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the association's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital, with a five-year transition period beginning on July 1, 1990, for investments made before April 12, 1989. The Bank's subsidiary is an includable subsidiary.

         At June 30, 1996, the Bank had tangible capital of $14.3
million, or 9.4% of adjusted total assets, which is approximately $12.0 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

         The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. As a result of the prompt corrective action provisions discussed below, however, a savings association must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At June 30, 1996, the Bank had no intangibles which were subject to these tests.

         At June 30, 1996, the Bank had core capital equal to $14.3 million, or 9.4% of adjusted total assets, which is $8.2 million above the minimum leverage ratio requirement of 4% as in effect on that date.

         The OTS risk-based requirement requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a savings association to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At June 30, 1996, the Bank had no capital instruments that qualify as supplementary capital and $646,000 of general loss reserves, which was less than 1.25% of risk-weighted assets.

         Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. The Bank had no such exclusions from capital and assets at June 30, 1996.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or FHLMC.

         On June 30, 1996, the Bank had total risk-based capital of $14.7 million (including approximately $14.3 million in core capital and no qualifying supplementary capital, and risk-weighted assets of $75.3 million (with no converted off-balance sheet assets); or total capital of 19.5% of risk-weighted assets. This amount was $8.7 million above the 8% requirement in effect on that date.

         The OTS has adopted a final rule that requires every savings association with more than normal interest rate risk exposure to deduct from its total capital, for purposes of determining compliance with such requirement, an amount equal to 50% of its interest-rate risk exposure multiplied by the present value of its assets. This exposure is a measure of the potential decline in the net portfolio value of a savings association, greater than 2% of the present value of its assets, based upon a hypothetical 200 basis point increase or decrease in interest rates (whichever results in a greater decline). Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The rule provides for a two quarter lag between calculating interest rate risk and recognizing any deduction from capital. The rule will not become effective until the OTS evaluates the process by which savings associations may appeal an interest rate risk deduction determination. It is uncertain as to when this evaluation may be completed. Any savings association with less than $300 million in assets and a total capital ratio in excess of 12% is exempt from this requirement unless the OTS determines otherwise.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset/Liability Management" in the Annual Report for information regarding the effect of this rule on the Bank.

         The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against savings associations that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions, discussed below, that are applicable to significantly undercapitalized associations.

         As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized association must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.


         Any savings association that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the OTS must appoint a receiver (or conservator with the concurrence of the FDIC) for a savings association, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized association is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.




         Limitations on Dividends and Other Capital Distributions. OTS regulations impose various restrictions or requirements on associations with respect to their ability to pay dividends or make other distributions of capital. OTS regulations prohibit an association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

         The OTS utilizes a three-tiered approach to permit associations, based on their capital level and supervisory condition, to make capital distributions which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. See "- Regulatory Capital Requirements."

         Generally, Tier 1 associations, which are associations that before and after the proposed distribution meet their fully phased-in capital requirements, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its fully phased-in capital requirement for such capital component, as measured at the beginning of the calendar year, or the amount authorized for a Tier 2 association. However, a Tier 1 association deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 association as a result of such a determination. The Bank meets the requirements for a Tier 1 association and has not been notified of a need for more than normal supervision. Tier 2 associations, which are associations that before and after the proposed distribution meet their current minimum capital requirements, may make capital distributions of up to 75% of net income over the most recent four quarter period.

         Tier 3 associations (which are associations that do not meet current minimum capital requirements) that propose to make any capital distribution and Tier 2 associations that propose to make a capital distribution in excess of the noted safe harbor level must obtain OTS approval prior to making such distribution. Tier 2 associations proposing to make a capital distribution within the safe harbor provisions and Tier 1 associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. As a subsidiary of SJS, the Bank will also be required to give the OTS 30 days' notice prior to declaring any dividend on its stock. The OTS may object to the distribution during that 30-day period based on safety and soundness concerns. See "- Regulatory Capital Requirements."

         The OTS has proposed regulations that would revise the current capital distribution restrictions. The proposal eliminates the current tiered structure and the safe-harbor percentage limitations. Under the proposal a savings association may make a capital distribution without notice to the OTS (unless it is a subsidiary of a holding company) provided that it has a CAMEL 1 or 2 rating, is not in troubled condition and would remain adequately capitalized (as defined in the OTS prompt corrective action regulations) following the proposed distribution. Savings associations that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the OTS 30 days prior to declaring a capital distribution. The OTS stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the institution's excess regulatory capital plus net income to date during the calendar year. A savings association may not make a capital distribution without prior approval of the OTS and the FDIC if it is undercapitalized before, or as a result of, such a distribution. As under the current rule, the OTS may object to a capital distribution if it would constitute an unsafe or unsound practice. No assurance may be given as to whether or in what form the regulations may be adopted.

         Liquidity. All savings associations, including the Bank, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what the Bank includes in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Annual Report. This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the minimum liquid asset ratio is 5%.

         In addition, short-term liquid assets (e.g., cash, certain time deposits, certain bankers acceptances and short-term United States Treasury obligations) currently must constitute at least 1% of the association's average daily balance of net withdrawable deposit accounts and current borrowings. Penalties may be imposed upon associations for violations of either liquid asset ratio requirement. At June 30, 1996, the Bank was in compliance with both requirements, with an overall liquid asset ratio of 7.1% and a short-term liquid assets ratio of 3.4%.

         Accounting. An OTS policy statement applicable to all savings associations clarifies and re-emphasizes that the investment activities of a savings association must be in compliance with approved and documented investment policies and strategies, and must be accounted for in accordance with GAAP. Under the policy statement, management must support its classification of and accounting for loans and securities (i.e., whether held for investment, sale or trading) with appropriate documentation.

         The OTS has adopted an amendment to its accounting regulations, which may be made more stringent than GAAP by the OTS, to require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS. The Bank is in compliance with these amended rules.

         Qualified Thrift Lender Test. All savings associations, including the Bank, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio assets (which consists of total assets less intangibles, properties used to conduct the savings association's business and liquid assets not exceeding 20% of total assets) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. Such assets primarily consist of residential housing related loans and investments. At June 30, 1996, the Bank met the test and has always met the test since its effectiveness.

         Any savings association that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the Bank Insurance Fund. If an association that fails the test has not yet requalified and has not converted to a national bank, its new investments and activities are limited to those permissible for both a savings association and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends.

If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "- Company Regulation."

         Community Reinvestment Act. Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of the Bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by the Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

         The federal banking agencies, including the OTS, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, the Bank may be required to devote additional funds for investment and lending in its local community. The Bank was examined for CRA compliance in May 1995 and received a rating of "satisfactory."

         Transactions with Affiliates. Generally, transactions between a savings association or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions are restricted to a percentage of the association's capital. Affiliates of the Bank include SJS and any company which is under common control with the Bank. In addition, a savings association may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. The Bank's subsidiary is not deemed to be an affiliate, however; the OTS has the discretion to treat subsidiaries of savings associations as affiliates on a case by case basis.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

         Holding Company Regulation. SJS is a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, SJS is registered with and files reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over SJS and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

         As a unitary savings and loan holding company, SJS generally is not subject to activity restrictions. If SJS acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of SJS and any of its subsidiaries (other than the Bank or any other SAIF-insured savings association) would become subject to such restrictions unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

         If the Bank fails the QTL test, SJS must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple savings and loan holding companies or their subsidiaries. In addition, within one year of such failure SJS must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple savings and loan holding company. See "- Qualified Thrift Lender Test."

         SJS must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

         Federal Securities Law. The stock of SJS is registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). SJS is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Company stock held by persons who are affiliates (generally officers, directors and principal stockholders) of SJS may not be resold without registration or unless sold in accordance with certain resale restrictions. If SJS meets specified current public information requirements, each affiliate of SJS is able to sell in the public market, without registration, a limited number of shares in any three-month period.

         Federal Reserve System. The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At June 30, 1996, the Bank was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. See "- Liquidity."

         Savings associations are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

         Federal Home Loan Bank System. The Bank is a member of the FHLB of Indianapolis, which is one of 12 regional FHLBs, that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, the Bank is required to purchase and maintain stock in the FHLB of Indianapolis. At June 30, 1996, the Bank had approximately $1.2 million of FHLB stock, which was in compliance with this requirement.

         Under federal law the FHLBs are required to provide funds for the resolution of troubled savings associations and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of the Bank's FHLB stock may result in a corresponding reduction in the Bank's capital.

         Federal and State Taxation. Savings associations such as the Bank that met certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), were permitted to establish reserves for bad debts and to make annual additions thereto which could, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes for taxable years ending prior to January 1, 1996.

The amount of the bad debt reserve deduction for "non-qualifying loans" was computed under the experience method. The amount of the bad debt reserve deduction for "qualifying real property loans" (generally loans secured by improved real estate) could be computed under either the experience method or the percentage of taxable income method (based on an annual election). Under the experience method, the bad debt reserve deduction was an amount determined under a formula based generally upon the bad debts actually sustained by the savings association over a period of years.

         The percentage of specially computed taxable income that was used to compute a savings association's bad debt reserve deduction under the percentage of taxable income method (the "percentage bad debt deduction") was 8%. The percentage bad debt deduction thus computed was reduced by the amount permitted as a deduction for non-qualifying loans under the experience method. The availability of the percentage of taxable income method permitted qualifying savings associations to be taxed at a lower effective federal income tax rate than that applicable to corporations generally (approximately 31.3% assuming the maximum percentage bad debt deduction).

         Under the percentage of taxable income method, the percentage bad debt deduction could not exceed the amount necessary to increase the balance in the reserve for "qualifying real property loans" to an amount equal to 6% of such loans outstanding at the end of the taxable year or the greater of (i) the amount deductible under the experience method or
(ii) the amount which when added to the bad debt deduction for "non-qualifying loans" equaled the amount by which 12% of the amount comprising savings accounts at year end exceeded the sum of surplus, undivided profits and reserves at the beginning of the year.

         In August 1996, legislation was enacted that repeals the above-described reserve method of accounting (including the percentage of taxable income method) used by many thrift institutions to calculate their bad debt reserve for federal income tax purposes. Thrift institutions with $500 million or less in assets may, however, continue to use the experience method. As a result, the Bank must recapture that portion of the reserve that exceeds the amount that could have been taken under the experience method for post-1987 tax years. At June 30, 1996, the Bank's post-1987 excess reserves amounted to approximately $508,000. The recapture will occur over a six-year period, the commencement of which will be delayed until the first taxable year beginning after December 31, 1997, provided the institution meets certain residential lending requirements. The legislation also requires thrift institutions to account for bad debts for federal income tax purposes on the same basis as commercial banks for tax years beginning after December 31, 1995.

         In addition to the regular federal income tax, corporations, including savings associations such as the Bank, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including savings associations such as the Bank, are also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

         To the extent earnings appropriated to a savings association's bad debt reserves for "qualifying real property loans" and deducted for federal income tax purposes exceed the allowable amount of such reserves computed under the experience method and to the extent of the association's supplemental reserves for losses on loans ("Excess"), such Excess may not, without adverse tax consequences, be utilized for the payment of cash dividends or other distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses).

         The Bank and its subsidiary file consolidated federal income tax returns on a fiscal year basis ending June 30 using the accrual method of accounting. SJS intends to file consolidated federal income tax returns with the Bank and its subsidiary. Savings associations, such as the Bank, that file federal income tax returns as part of a consolidated group are required by applicable Treasury regulations to reduce their taxable income for purposes of computing the percentage bad debt deduction for losses attributable to activities of the non-savings association members of the consolidated group that are functionally related to the activities of the savings association member.

         The Bank and its consolidated subsidiary have not been audited by the IRS recently with respect to consolidated federal income tax returns. In the opinion of management, any examination of still open returns (including returns of subsidiaries and predecessors of, or entities merged into, the Bank) would not result in a deficiency which could have a material adverse effect on the financial condition of the Bank and its consolidated subsidiary.

         Michigan Taxation. The State of Michigan imposes a tax on intangible personal property in the amount of $0.20 per $1,000 of deposits of a savings bank or a savings and loan institution less deposits owed to the federal or Michigan state governments, their agencies or certain other financial institutions. The State of Michigan also imposes a "Single Business Tax." The Single Business Tax is a value-added type of tax and is for the privilege of doing business in the State of Michigan. The major components of the Single Business Tax base are compensation, depreciation and federal taxable income, as increased by net operating loss carry forwards, if any, utilized in arriving at federal taxable income, and decreased by the cost of acquisition of tangible assets during the year. The tax rate through September 30, 1994 was 2.35% of the Michigan adjusted tax base. Beginning October 1, 1994, the rate decreased to 2.30% of the Michigan adjusted tax base.

         Delaware Taxation. As a Delaware holding company, SJS is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. SJS is also subject to an annual franchise tax imposed by the State of Delaware.

Description of Properties

         The Bank operates through its main office and three branches located in St. Joseph, South Haven and Stevensville, Michigan. At June 30, 1996, the Bank owned its main office and its three branch offices. As of June 30, 1996, the net book value of the Bank's investment in premises, equipment and leaseholds was approximately $1.2 million. SJS believes that it current facilities are adequate to meet the present and foreseeable needs of the Bank and SJS.

Legal Proceedings

         From time to time, the Bank is involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of these proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with counsel representing the Bank in the proceedings, that the resolution of these proceedings should not have a material effect on the Bank's results of operations.

         The Bank's Stevensville branch office is situated on property purchased by the Bank in 1986 from a large oil company. The property had been the site of a gas station which had been inactive for several years. Underground storage tanks were removed prior to the Bank's purchase of the property. In May 1992, the Michigan Department of Natural Resources (the "MDNR") notified the Bank that the property was the subject of an inquiry by MDNR, which claims that the property may be a source of hydrocarbon contamination of groundwater. In addition, in November 1992, another oil company which owns and operates a service station located on property adjacent to the Stevensville branch filed a lawsuit against the Bank in the Michigan state courts seeking to recover a portion of the costs it had expended to clean up hydrocarbon contamination on that company's property. Management of the Bank believes that both claims are predicated upon the presence of certain hydrocarbons in groundwater samples taken from a monitoring well which the Bank voluntarily permitted a consultant working for the oil company to drill on the Bank property in 1991.

Based upon additional tests performed by a consultant retained by the Bank, the consultant concluded that it did not appear that the hydrocarbons recorded at the site could be directly attributed to a release from the former underground storage tanks on the Bank property and that the likely source of the hydrocarbons was the release of gasoline at the oil company station on the adjacent property in 1989. The Bank presented this evidence to the MDNR which then requested that the Bank do further testing to determine whether any underground storage tanks still existed on the site. This testing was completed in July 1994. The environmental engineer who conducted the testing reported that there did not appear to be any underground storage tanks at the site, although the evidence collected by the Bank is not clearly definitive. Based upon the advice of counsel representing the Bank in these matters, the Bank has maintained that the likelihood of liability being imposed upon the Bank for cleanup costs in connection with these claims is remote. Accordingly, the Bank vigorously contested the MDNR claim. On June 5, 1995, a new law took effect in Michigan which substantially altered the basis upon which liability of cleanup costs could be premised. Contrary to the former law, the new law provides, in essence, that for property owned prior to June of 1995, liability may only be imposed when the owner or operator of the property is responsible for an activity causing a release of contaminants.

         On February 5, 1996, the Bank filed a Motion for Summary Disposition in the Circuit Court for the County of Berrien, State of Michigan, of the above-mentioned oil company's complaint and on February 16, 1996 an Order Granting Motion for Summary Disposition was entered. The Order dismissed the oil company's complaint with prejudice, thereby allowing the oil company 14 days to amended its complaint. An amended complaint was not filed nor has anything been filed in the Court to date seeking an appeal. An appeal, however, may be filed at any time prior to the conclusion of the case among all remaining parties, which could be more than a year from the date of this filing. The Bank considers the likelihood of liability remote, however, liability could be imposed upon the Bank on these claims, in which case the Bank would be responsible for a portion of the costs associated with a cleanup of the groundwater contamination.

Beneficial Ownership of Certain Persons

         As of the Record Date, SJS had 917,622 shares of SJS Common Stock issued and outstanding. The following table sets forth information as of the Record Date regarding share ownership of those persons or entities known by management to beneficially own more than 5 percent of the SJS Common Stock.



                                           Amount and
                                           Nature of
Name and Address of                        Beneficial         Percent
Beneficial Owner                           Ownership(1)       of Class
-------------------                        ------------       --------

Peter T. Kross
248 Grosse Pointe Boulevard
Grosse Pointe Farms, Michigan 48236          97,084(2)         10.58%

The Bank Funds
208 S. LaSalle Street, Suite 200
Chicago, Illinois 60604                      79,005(3)          8.61%



----------
(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that are considered to be otherwise beneficially owned by that person. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security.

    A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. SJS and the directors and officers of SJS and the Bank disclaim beneficial ownership of shares held by the Bank in a fiduciary capacity. This amount also includes options to purchase shares of SJS Common Stock granted to directors and executive officers that are either currently exercisable or exercisable within 60 days of the Record Date.

(2) Based on information provided by Peter T. Kross, Richard J. Nelson, Wallace D. Riley and Robert C. Lucas in an amended Schedule 13D (the "Kross 13D group") dated August 2, 1996. SJS Common Stock reported as beneficially owned by the Kross 13D group includes 75,400 shares, 14,500 shares, 6,042 shares and 1,142 shares with respect to which Messrs. Kross, Nelson, Riley and Lucas, respectively, reported sole voting and dispositive power. Messrs. Riley and Lucas are also members of the Board of Directors of SJS.

(3) Based on information provided by The Midwest Bank Fund II, L.P., Banc Fund III L.P., Bank Fund III Trust, Banc Fund IV L.P. and Banc Fund IV Trust (the "Midwest 13D group") in Amendment No. 1 to a
    Schedule 13D dated January 7, 1997. SJS Common Stock reported as beneficially owned by the Midwest 13D group includes 12,700 shares, 14,563 shares, 44,637 shares, 1,627 shares and 5,478 shares with respect to which The Midwest Bank Fund II, L.P., Banc Fund III L.P., Bank Fund III Trust, Banc Fund IV L.P. and Banc Fund IV Trust, respectively, reported sole voting and dispositive power.

              The following table sets forth certain information regarding SJS's Board of Directors, individually, and with executive officers as a group.

    Amount and Nature of Beneficial Ownership(4)
                                                                      Percent
                         Stock           Stock                           of
Name                   Ownership       Options(5)         Total        Class
-------------------    ---------       ----------      ---------      --------

James M. Behlen           1,162             381            1,543           *
Neil R. Berndt           21,524             762           22,286         2.43%
William F. Early         12,159             952           13,111         1.43%
W. Ford Kieft III         1,262             381            1,643           *
Robert C. Lucas(6)       96,704             380           97,084         10.58%
James B. McQuillan          762             381            1,143           *
Wallace D. Riley(6)      96,704             380           97,084         10.58%
Edgar F. Ross            11,524             762           12,286         1.34%
Stephen E. Ross           3,524             762            4,286          *
Larry D. Schultz         12,624             762           13,286         1.45%
Thomas G. Watson          8,691           2,857           11,548         1.25%

Directors and          208,559(7)        15,903          224,462       14.46%
executive officers
of SJS and the
Bank, as a
group (16 persons)

____________________

*   Less than 1 percent.

(4) See footnote (1) in the preceding table.

(5) Represents options to purchase the number of shares of SJS Common Stock granted under the 1996 Stock Option and Incentive Plan that are either currently exercisable or exercisable within 60 days of the Record Date.

(6) See footnote (2) in the preceding table.

(7) The shares reported by Messrs. Lucas and Riley represent the same shares; accordingly, such shares are only included once for purposes of shares owned by directors and executive officers as a group. See footnote (2) in the preceding table.

                              GENERAL INFORMATION

Incorporation by Reference

         This Proxy Statement incorporates documents by reference that are not presented herein or delivered with it. All reports SJS files with the Commission subsequent to the date of this Proxy Statement, but prior to the date of the Special Meeting, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are hereby incorporated by reference in this Proxy Statement. A copy of such documents (other than certain exhibits thereto) is available without charge to each person, including any beneficial owner, to whom the Proxy Statement is delivered, upon written or oral request to: SJS Bancorp, Inc., Irma R. Wedde, Secretary, SJS Bancorp, 301 State Street, St. Joseph, Michigan 49085, (616) 983-0134. Documents requested will be sent by first class mail or other equally prompt means within one business day of receipt of the request. In order to ensure timely delivery of such documents, any such request should be made by _________, 1997.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Independent Public Accountants

         The consolidated financial statements and schedules of SJS and its subsidiaries incorporated by reference in this Proxy Statement to the extent and for the periods indicated in their reports have been audited by Crowe Chizek LLP, independent public accountants.

         Representatives of Crowe Chizek LLP are expected to be present at the Special Meeting. Such representatives will be given an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Sources of Information

         The information contained in this Proxy Statement relating to SJS and Shoreline has been furnished by each of them for inclusion in this Proxy Statement. SJS has relied upon Shoreline with respect to the accuracy and completeness of the information concerning Shoreline, and Shoreline has relied upon SJS with respect to the accuracy and completeness of the information concerning SJS.

         No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by SJS. The delivery of this Proxy Statement shall not under any circumstances create any implication that there has been no change in the affairs of SJS since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                     APPENDIX A
                            AGREEMENT AND PLAN OF MERGER

                            Agreement and Plan of Merger

                                       among

                          Shoreline Financial Corporation,
                              a Michigan corporation,

                            SJS Acquisition Corporation,
                              a Michigan corporation,

                                        and

                                 SJS Bancorp, Inc.,
                               a Delaware corporation




                                  November 6, 1996

                                 Table of Contents

                                                                          Page
                                                                          ----
Article I - Merger; Closing; Effective Time; Definitions................    1
       1.1  The Closing.................................................    1
       1.2  Effective Time of the Merger................................    1
       1.3  The Merger..................................................    1
       1.4  Bank Consolidation..........................................    2
       1.5  Company Liquidation.........................................    2
       1.6  Regulatory and Stockholder Approvals........................    2
       1.7  Certificate of Incorporation; Bylaws........................    2
       1.8  Directors and Officers......................................    2
       1.9  Definitions.................................................    2

Article II - Merger Consideration; Conversion of Shares in The Merger...    4
       2.1  Terms of Merger.............................................    4
       2.2  Payment for Shares..........................................    5
       2.3  Payment for Options.........................................    6
       2.4  Dissenting Shares...........................................    6

Article III - Representations and Warranties of Company.................    6
       3.1  Organization, Standing, and Power...........................    6
       3.2  Capitalization..............................................    7
       3.3  Subsidiaries................................................    8
       3.4  1996 Financial Statements; Absence of Liabilities...........    8
       3.5  Authority of Company........................................    8
       3.6  No Violation................................................    8
       3.7  No Consent..................................................    9
       3.8  Insurance...................................................    9
       3.9  Books and Records...........................................    9
       3.10 Title to Assets.............................................    9
       3.11 Condition of Real Property..................................   10
       3.12 Real and Personal Property Leases...........................   10
       3.13 Litigation..................................................   11
       3.14 Taxes.......................................................   11
       3.15 Compliance with Laws and Regulations........................   12
       3.16 Performance of Obligations..................................   13
       3.17 Employees...................................................   13
       3.18 Brokers and Finders.........................................   13
       3.19 Material Contracts..........................................   13
       3.20 Absence of Certain Changes..................................   14
       3.21 Licenses and Permits........................................   15
       3.22 Regulatory Action...........................................   15
       3.23 Loans and Investments.......................................   16
       3.24 Loan Origination and Servicing..............................   16

                                TABLE OF CONTENTS
                                 --Continued--

                                                                          Page
                                                                          ----

       3.25 Loan Guarantees.............................................   16
       3.26 Employee Benefit Plans......................................   16
       3.27 Company SEC Reports.........................................   18
       3.28 Environmental Conditions....................................   18
       3.29 Proxy Statement.............................................   19
       3.30 Insider Interests...........................................   20
       3.31 Fairness Opinion............................................   20
       3.32 Duties as Fiduciary.........................................   20
       3.33 Change in Business Relationships............................   20
       3.34 Public Communications; Securities Offering..................   20
       3.35 No Insider Trading..........................................   21
       3.36 True and Complete Information...............................   21

Article IV - Representations and Warranties of Acquiror.................   21
       4.1  Organization and Qualification..............................   21
       4.2  Authority Relative to this Agreement........................   21
       4.3  No Conflict or Violation....................................   21
       4.4  Proxy Statement.............................................   22
       4.5  Necessary Capital...........................................   22
       4.6  Compliance with Applicable Law..............................   22
       4.7  Litigation..................................................   22
       4.8  Regulatory Approvals........................................   22
       4.9  No Fact or Condition, Etc...................................   22
       4.10 True and Complete Information...............................   23

Article V - Additional Covenants and Agreements.........................   23
       5.1  Access to Information.......................................   23
       5.2  Conduct of Business by Company..............................   24
       5.3  Regulatory Matters..........................................   26
       5.4  Stockholder Approval........................................   27
       5.5  Updated Financial Information...............................   27
       5.6  Acquisition Proposals.......................................   27
       5.7  Further Assurances..........................................   27
       5.8  Employment Agreements.......................................   27
       5.9  Treatment of ESOP...........................................   28
       5.10 Conduct of Business.........................................   28
       5.11 Indemnification.............................................   28
       5.12 Subsequent Disclosures......................................   29
       5.13 WARN Act....................................................   29
       5.14 Dissenting Stockholders' Appraisal Rights...................   29
       5.15 Data Processing and Related Contracts.......................   29
       5.16 Environmental Investigation.................................   29

                                TABLE OF CONTENTS
                                 --Continued--

                                                                          Page
                                                                          ----

       5.17 Tax Ruling..................................................   30
       5.18 Employee Agreements.........................................   30

Article VI - Conditions.................................................   30
       6.1  Conditions to Obligations of Acquiror.......................   30
       6.2  Conditions to Obligations of Company........................   32

Article VII - Termination...............................................   33
       7.1  Termination.................................................   33
       7.2  Effect of Termination.......................................   34

Article VIII - General..................................................   35
       8.1  Notices.....................................................   35
       8.2  Waiver......................................................   36
       8.3  Choice of Law...............................................   36
       8.4  Specific Enforcement........................................   36
       8.5  Jurisdiction; Venue; Jury...................................   36
       8.6  Entire Agreement............................................   36
       8.7  Headings, Etc...............................................   36
       8.8  Counterparts................................................   36
       8.9  Amendment...................................................   37
       8.10 No Assignment...............................................   37
       8.11 Severability................................................   37
       8.12 Expenses....................................................   37
       8.13 Publicity...................................................   37
       8.14 Survival....................................................   37
       8.15 Calculation of Dates and Deadlines..........................   37

Definitions
-----------

1933 Act................................................................    4
1934 Act................................................................    4
1996 Financial Statements...............................................    4
Acquiring Person........................................................   33
Acquiror................................................................    1
Acquiror Disclosure Statement...........................................   21
Acquiror Trigger Event..................................................   34
Acquiror Triggering Events..............................................   35
Acquiror's Bank.........................................................    1
Acquisition Proposal....................................................   27
Affiliate...............................................................    2
Affiliated Group........................................................   12

                                TABLE OF CONTENTS
                                 --Continued--

                                                                          Page
                                                                          ----

Agreement...............................................................    1
Bank....................................................................    1
Bank Consolidation......................................................    2
Bank Consolidation Agreement............................................    2
Banking Code............................................................    2
CERCLA..................................................................   18
Certificate.............................................................    2
Closing.................................................................    2
Code....................................................................    2
Committee...............................................................   28
Company.................................................................    1
Company Common Stock....................................................    2
Company Disclosure Statement............................................    6
Company SEC Reports.....................................................   18
Company Triggering Event................................................   35
Company-Related Person..................................................   20
Company's Leases........................................................   10
Company's Real Properties...............................................   10
Company's Subsidiaries..................................................    3
DGCL....................................................................    1
Dissenting Shares.......................................................    6
Employee Benefit Plan...................................................   16
Environmental Laws......................................................   18
Environmental Risk......................................................   30
ERISA...................................................................    3
ESOP....................................................................    3
ESOP Debt...............................................................   28
Excess Parachute Payment................................................   30
Exchange Agent..........................................................    3
FDIC....................................................................    3
Federal Reserve Board...................................................    2
FHLB of Indianapolis....................................................    3
FHLMC...................................................................    3
FIB.....................................................................    2
Hazardous Substance.....................................................   18
HOLA....................................................................    3
Immediate Family........................................................    3
Incentive Plan..........................................................    3
IRS.....................................................................    3
Knowledge...............................................................    3
MBCA....................................................................    1
Merger..................................................................    1

                                TABLE OF CONTENTS
                                 --Continued--

                                                                          Page
                                                                          ----

Merger Consideration....................................................    3
MergerSub...............................................................    1
Non-Bank Subsidiary.....................................................    3
OTS.....................................................................    3
PBGC....................................................................    3
Person..................................................................    3
Phase II and III Work...................................................   30
Premises................................................................   18
Proxy Statement.........................................................    3
Recognition Plan........................................................    4
SAIF....................................................................    4
SEC.....................................................................    4
Stock Options...........................................................    7
Subsequent Event........................................................   29
WARN Act................................................................   29

Exhibits
--------

    A    -    Company's Disclosure Statement............................   A-1
    B    -    Acquiror's Disclosure Statement...........................   B-1
    C    -    Form of Company's Counsel's Legal Opinion.................   C-1
    D    -    Form of Acquiror's Counsel's Legal Opinion................   D-1
    E    -    Form of Definitive Employment Statement...................   E-1

                          Agreement And Plan of Merger


    This Agreement And Plan of Merger (the "Agreement") is entered into on November 6, 1996, by and among Shoreline Financial Corporation, a Michigan corporation ("Acquiror"), SJS Acquisition Corporation, a Michigan corporation that is a wholly-owned subsidiary of Acquiror ("MergerSub"), and SJS Bancorp, Inc., a Delaware corporation ("Company").

    Acquiror and Company desire to have MergerSub merge with and into Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger"). Company will be the surviving corporate entity in the Merger. The boards of directors of Acquiror, MergerSub, and Company have each duly approved this Agreement. Upon consummation of the Merger, Company will carry out its complete liquidation by merging with and into Acquiror (then its parent corporation, with Acquiror being the surviving corporation). Simultaneously, SJS Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of Company, will consolidate with Acquiror's Bank ("Acquiror's Bank"), a wholly-owned subsidiary of Acquiror.

    Capitalized terms appearing below have the meanings defined in this Agreement. References to articles, sections, and exhibits refer to other parts of this Agreement, unless otherwise indicated.

    In consideration of the premises and the mutual covenants, representations, warranties, and agreements contained in this Agreement, Acquiror and Company agree as follows:


              Article I - Merger; Closing; Effective Time; Definitions

    Subject to the terms and conditions of this Agreement, the Merger shall be carried out in the following manner:

    1.1 The Closing. The Merger shall be consummated following the "Closing." The Closing shall be held at such time, date, and location as may be agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on a date specified by either party upon 15 business days' notice after the last to occur of the following events: (i) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) adoption of this Agreement by Company's stockholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Acquiror or Company as set forth in Article
VI. Upon completion of the Closing, Company and MergerSub shall each execute and file the certificate of merger as required by the Delaware General Corporation Law ("DGCL") and the Michigan Business Corporation Act, as amended (the "MBCA"), to effect the Merger (the "Certificate of Merger").

    1.2 Effective Time of the Merger. The Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by law. The "Effective Time" shall be as of the time and date to be specified in the Certificate of Merger, which shall be as soon as practicable following the Closing.

    1.3 The Merger. Subject to the terms and conditions of this Agreement, including the receipt of all requisite regulatory and stockholder approvals, Company and MergerSub shall consummate the Merger in which MergerSub shall be merged with and into Company and the separate corporate existence of MergerSub shall then cease. Company shall be the surviving corporation in the Merger and shall become a wholly-owned subsidiary of Acquiror. Company shall continue to be governed by the laws of the State of Delaware with all its rights, privileges, powers, and franchises unaffected by the Merger.
The Merger shall have the effects set forth in Section 259 of the DGCL and the MBCA in cases where the surviving corporation will be a Delaware corporation.

    1.4 Bank Consolidation. After the Effective Time, Acquiror intends to consolidate Bank and Acquiror's Bank into a single Michigan banking corporation where Acquiror's Bank will be the consolidated bank resulting from the transaction (the "Bank Consolidation"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "Bank Consolidation Agreement"), in the form required by the Michigan Banking Code of 1969, as amended (the "Banking Code"), and by the HOLA, containing terms and conditions, not inconsistent with this Agreement, as determined by Acquiror's Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Acquiror. In order to obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Acquiror may request that Bank and Acquiror's Bank each execute and deliver the Bank Consolidation Agreement prior to the Effective Time. Regardless of when executed and delivered, the effectiveness of the Bank Consolidation Agreement shall be subject to Acquiror's action, in its capacity as the sole shareholder of Acquiror's Bank and of Bank, to approve the Bank Consolidation Agreement immediately after the Effective Time.

    1.5 Company Liquidation. Immediately following the Bank Consolidation, Acquiror shall contribute all of its common stock in Company (then a subsidiary of Acquiror) to the consolidated bank and Company shall adopt a plan of complete liquidation transferring all of its assets and liabilities to the consolidated bank and the separate corporate existence of Company shall then immediately cease.

    1.6 Regulatory and Stockholder Approvals. Company will cooperate in the preparation by Acquiror and Acquiror's Bank of the applications to the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the FDIC, the OTS, the Financial Institutions Bureau ("FIB"), and any other regulatory authorities as may be necessary in connection with all governmental approvals requisite to the consummation of the transactions contemplated by this Agreement. Acquiror and Company will each cooperate in the preparation of the applications, statements, or materials as may be required to be furnished to the stockholders of Company or filed or submitted to appropriate governmental agencies in connection with the Merger.

    1.7 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of Company shall become the Certificate of Incorporation and Bylaws, respectively, of the surviving corporation.

    1.8 Directors and Officers. The directors and officers of MergerSub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the surviving corporation until their successors have been duly elected or appointed in accordance with the Bylaws of the surviving corporation.

    1.9 Definitions. In addition to capitalized terms otherwise defined in this Agreement, the following capitalized terms shall have the meanings specified below:

         (a) "Affiliate" of, or a person "Affiliated" with, a specific person is a person that directly or indirectly, through one or more intermediaries (by virtue of legal or beneficial ownership, contractual rights, or otherwise) controls, or is controlled by, or is under common control with, the person specified;

         (b) "Certificate" means a stock certificate evidencing ownership of shares of Company Common Stock;

         (c) "Closing" means the satisfaction, performance, or waiver by the parties of all of the conditions set forth in Article VI, which shall take place as provided in Section 1.1 (The Closing);

         (d) "Code" means the Internal Revenue Code of 1986, as amended;

         (e) "Company Common Stock" means the common stock, par value $0.01 per share, of Company;

         (f) "Company's Subsidiaries" means Bank, Non-Bank Subsidiary, and any other person in which Company holds a direct or indirect equity interest of fifty-one percent (51%) or more;

         (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

         (h) "ESOP" means the SJS Bancorp, Inc., Employee Stock Ownership Plan, as amended;

         (i) "Exchange Agent" means Acquiror's Bank, as agent for the purpose of effectuating the exchange of Certificates for the Merger Consideration in accordance with Article II;

         (j) "FDIC" means the Federal Deposit Insurance Corporation;

         (k) "FHLB of Indianapolis" means the Federal Home Loan Bank of Indianapolis;

         (l) "FHLMC" means the Federal Home Loan Mortgage Corporation;

         (m) "HOLA" means the federal Home Owners' Loan Act, as amended;

         (n) "Immediate Family" means a person's spouse, parents, in-laws, children, and siblings;

         (o) "Incentive Plan" means the SJS Bancorp, Inc., 1996 Stock Option and Incentive Plan;

         (p) "IRS" means the Internal Revenue Service;

         (q) "Knowledge" or "to the knowledge of" means to the actual knowledge of any senior executive officer of the party or the party's subsidiaries and of any current non-employee director of the party or the party's subsidiaries;

         (r) "Merger Consideration" means the right to receive cash, in the amount of $27 per share, into which shares of Company Common Stock shall be converted pursuant to this Agreement upon the effectiveness of the Merger; if for any reason, between the date of this Agreement and the Effective Time, the number of shares of Company Common Stock outstanding or the number of unexercised Stock Options outstanding shall have been changed for any reason (whether or not a breach of this Agreement), then the amount of cash into which shares of Company Common Stock are to be converted shall be adjusted by multiplying $27 by a fraction, the numerator of which is (x) 917,622 plus (y) the number of Stock Options, and the denominator of which is (xx) the number of shares of Company
    Common Stock outstanding at the Effective Time plus (yy) the number of Stock Options, any other options, and any other rights to acquire Company Common Stock outstanding at the Effective Time.

         (s) "Non-Bank Subsidiary" means SJS Financial Corporation, a Michigan corporation;

         (t) "OTS" means the Office of Thrift Supervision, an Office of the United States Department of the Treasury;

         (u) "PBGC" means the Pension Benefit Guaranty Corporation;

         (v) "Person" (whether or not capitalized) means any individual, corporation, association, partnership, limited liability company, limited partnership, trust, joint venture, other legal entity, government or governmental department or agency;

         (w) "Proxy Statement" means the proxy statement, including all amendments, supplements, and related materials to be used by Company in connection with the solicitation by its board of directors of proxies for use at the Stockholders' Meeting;

         (x) "Recognition Plan" means the SJS Bancorp, Inc., Management Recognition Plan;

         (y) "SAIF" means the Savings Association Insurance Fund administered by the FDIC;

         (z) "SEC" means the Securities and Exchange Commission;

         (aa) "Stockholders' Meeting" means the meeting of Company's stockholders, including all adjournments, properly called, noticed, and held for the purpose of considering adoption of this Agreement and approval of the Merger as required by the DGCL and Company's Certificate of Incorporation;

         (bb) "Transaction Document" collectively means the Proxy Statement and any other documents to be filed with the SEC, the Federal Reserve Board, the FDIC, the FIB, the State of Delaware, the State of Michigan, or any other governmental or regulatory agency in connection with the transactions contemplated by this Agreement.

         (cc) "1933 Act" means the Securities Act of 1933, as amended;

         (dd) "1934 Act" means the Securities Exchange Act of 1934, as amended; and

         (ee) "1996 Financial Statements" means the audited consolidated financial statements of Company contained, or incorporated by reference, in Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, as filed with the SEC.


      Article II - Merger Consideration; Conversion of Shares in The Merger

    2.1  Terms of Merger.  Upon the Merger becoming effective:

         (a) Company Common Stock Shares. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Company Common Stock representing Dissenting Shares, and other than Company Common Stock owned by Acquiror and as provided in Subsection 2.1(b) (Treasury Shares) shall, ipso facto and without any action on the part of any stockholder, become and be converted into the right to receive the Merger Consideration. Certificates representing outstanding Company Common Stock, other than those representing Dissenting Shares, shall, after the Effective Time, represent only the right to receive the Merger Consideration from Acquiror. Upon surrender to the Exchange Agent, in proper form for cancellation, of Certificates held of record by a holder of Company Common Stock, that holder shall be entitled to receive a check from the Exchange Agent in an appropriate amount of Merger Consideration for those shares. Until so presented and surrendered in exchange for the Merger Consideration, each Certificate which represented issued and outstanding Company Common Stock shall be deemed for all purposes to evidence only the right to receive the Merger Consideration. After the Effective Time, there shall be no transfer on the stock transfer books of Company of Company Common Stock. No interest shall accrue or be payable with respect to the Merger Consideration.

         (b) Treasury Shares. Each share of Company Common Stock issued and held by Company in its treasury or owned of record by Acquiror or any subsidiary of Acquiror on the Effective Time shall be canceled and retired and no securities shall be issuable and no cash paid with respect to those shares.

         (c) Conversion of Stock Options. Each option granted under the Incentive Plan issued and outstanding immediately prior to the Effective Time shall ipso facto and without any action on the part of any option holder, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price; provided that Company shall, at Acquiror's request, use its best efforts to enter into option termination agreements with the holders of the options pursuant to which Company may agree to pay to the holders the cash amount immediately prior to the Merger upon surrender and cancellation of their outstanding options.

         (d) Conversion of MergerSub Shares. Each share of common stock of MergerSub issued and outstanding on the Effective Time shall, ipso facto and without any action on the part of Acquiror, continue as one share of the common stock of the surviving corporation. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the surviving corporation.

    2.2 Payment for Shares. Company's stockholders shall exchange their Certificates for the Merger Consideration in the following manner:

         (a) Funds Availability. From time to time after the Effective Time, Acquiror shall make available or cause to be made available to the Exchange Agent amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments of the Merger Consideration to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time.

         (b) Transmittal Instructions. Promptly after the Effective Time, Acquiror shall cause to be mailed to each person who was, at the Effective Time, a holder of record of issued and outstanding Company Common Stock a form (agreed to by Acquiror and Company) of letter of transmittal and instructions for use in effecting the surrender of the Certificates which, immediately prior to the Effective Time, represented the shares.

    Acquiror shall make these documents available for hand delivery at Bank and Acquiror's Bank.

         (c) Surrender of Certificates. Upon surrender to the Exchange Agent of the Certificates (or affidavits of lost Certificates and indemnity bonds in such form as is acceptable to the Exchange Agent with respect to lost Certificates), together with the letter of transmittal, duly executed and completed in accordance with the related instructions, the Exchange Agent shall promptly cause to be paid to the persons entitled thereto a check in the amount to which the persons are entitled, after giving effect to any required tax withholdings.

         (d) Uncertificated ESOP Shares. Payment of the Merger Consideration with respect to uncertificated shares of Company Common Stock (or fractional shares) held by the trustee of the ESOP shall be made to the trustee upon delivery to the Exchange Agent of documentation acceptable to Exchange Agent.

         (e) Stock Transfers. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of the payment that the Certificate so surrendered shall be properly endorsed or accompanied by an executed stock power, with a satisfactory signature guarantee, and shall be in proper form for transfer. A record holder requesting payment of the Merger
    Consideration to another person shall pay any transfer or other taxes required by reason of the requested transfer or establish to the satisfaction of Acquiror or the Exchange Agent that the tax has been paid or is not applicable.

         (f) Unclaimed Cash. One hundred eighty (180) days following the Effective Time, Acquiror shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates formerly representing Company Common Stock outstanding at the Effective Time. Thereafter the holders shall be entitled to look to Acquiror only as general creditors with respect to the cash payable upon due surrender of their Certificates. The Exchange Agent shall also deliver to Acquiror a certified list of the names and addresses of all former registered holders of Company Common Stock who have not then surrendered their Certificates to receive the Merger Consideration to which they are entitled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates formerly representing the shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         (g) Exchange Agent Expenses. Acquiror shall pay all charges and expenses, including those of the Exchange Agent, in connection with the payment of the Merger Consideration in exchange for Company Common Stock.

    2.3 Payment for Options. If Company has not previously entered into agreements with all holders of options under the Incentive Plan and caused the surrender of the options prior to the Effective Time, within five (5) days after the Effective Time, Acquiror shall notify the remaining holders of options under the Incentive Plan of the procedure for receipt of payments for their unexercised options, which payments shall be made by Acquiror within ten (10) days after an option holder has surrendered all of his options to Acquiror. Acquiror shall also make available to Company sufficient funds to enable Company to consummate the termination of unexercised stock options, as contemplated by Subsection 2.1(c) (Conversion of Stock Options).

    2.4 Dissenting Shares. Any shares of Company Common Stock held by a holder who shall not have voted the shares in favor of the Merger and who shall have complied with the applicable procedures of Section 262 of the DGCL (if applicable) and becomes entitled to obtain payment for the appraised value of the shares pursuant to Section 262 of the DGCL (if applicable) shall be in this Agreement called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to the rights as are afforded in respect of Dissenting Shares pursuant to the DGCL. All payments in respect of Dissenting Shares shall be from funds of Acquiror and not from the acquired assets of Company.


           Article III - Representations and Warranties of Company

    Company represents and warrants to Acquiror that, except as otherwise set forth in the disclosure statement dated November 6, 1996, constituting Exhibit A (collectively, the "Company Disclosure Statement"), which has been delivered to Acquiror prior to the execution of this Agreement:

    3.1  Organization, Standing, and Power.

         (a) Company's Organization. Company is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware and is authorized by the OTS to be a savings and loan holding company. Company has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Company nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan. True and correct copies of Company's Certificate of Incorporation and Bylaws, including all amendments to the date of this Agreement, are contained in the Company Disclosure Statement.

         (b) Bank's Organization. Bank is duly organized and validly existing as a federally chartered stock savings bank under HOLA and is authorized by the OTS to conduct a savings and loan business. Bank is a member of the FHLB of Indianapolis, and its deposits are insured by the SAIF in the manner and to the extent provided by law. Bank has paid when due all deposit insurance assessments by the FDIC. Bank has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of

    Bank nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan. True and correct copies of Bank's Charter and Bylaws, including all amendments to the date of this Agreement, are contained in the Company Disclosure Statement.

         (c) Non-Bank Subsidiary's Organization. Non-Bank Subsidiary is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Michigan and is duly qualified or licensed as a foreign corporation in each other state or jurisdiction in which the ownership of property or the conduct of business requires licensing or qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole. Non-Bank Subsidiary has all requisite corporate power and authority to own, lease, and operate its respective properties and assets and to carry on its business as presently conducted. Non-Bank Subsidiary is engaged only in those activities which are permitted by the OTS. True and correct copies of the Articles of Incorporation and Bylaws of Non-Bank Subsidiary, including all amendments to the date of this Agreement, are contained in the Company Disclosure Statement.

         (d) Other Entities. The Company Disclosure Statement contains a list of all legal entities that during the past three (3) years were formerly Affiliates of Company, together with a description of the disposition of the Affiliate.

    3.2  Capitalization.

         (a) Company's Capital Stock. The authorized capital stock of Company consists of 4,500,000 shares of Company Common Stock, par value $0.01 per share, of which 917,622 shares are issued and outstanding as of the date of this Agreement, and 2,000,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding. All of the outstanding shares of Company Common Stock are validly issued, fully paid, and nonassessable. Except for stock options covering not more than 79,509 shares of Common Stock granted pursuant to the Incentive
    Plan (the "Stock Options"), there are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock nor any securities convertible into the stock. Except as described in this Section, Company is not obligated to issue any additional shares of Company's capital stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock or any other securities convertible into Company's capital stock.

         (b) Issuance of Shares. After the execution of this Agreement, the number of issued and outstanding shares of Company Common Stock is not subject to change before the Effective Time except for the exercise of the Stock Options.

         (c) Voting Rights. Other than the shares of Company Common Stock, neither Company nor any of Company's Subsidiaries have outstanding any security or issue of securities:

              (i) The holder or holders of which have the right to vote on the adoption of this Agreement or approval of the Merger; or

              (ii) Which entitle the holder or holders to consent to, or withhold consent on, the Merger or this Agreement.

         (d) Bank Capital Stock. The authorized capital stock of Bank consists of 4,500,000 shares of common stock, $0.01 par value each, of which 917,622 shares are issued and outstanding, and 2,000,000 shares of serial preferred stock, none of which is outstanding. All of the outstanding shares of Bank's common stock are validly issued, fully paid, and nonassessable and are owned by Company, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock nor any securities convertible into the stock and Bank is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock or any other securities convertible into Bank's common stock.

         (e) Non-Bank Subsidiary Capital Stock. All of the outstanding shares of common stock of Non-Bank Subsidiary are validly issued, fully paid, and nonassessable and are owned by Bank, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Non-Bank
    Subsidiary's common stock nor any securities convertible into that stock. Non-Bank Subsidiary is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into Non-Bank Subsidiary's common stock.

    3.3 Subsidiaries. Except for Bank and Non-Bank Subsidiary, and except for stock held in the FHLB of Indianapolis and MIMLIC Life Insurance Company, and equity interests obtained upon the exercise of creditors rights in the usual course of its business or held as collateral against extensions of credit or held in escrow for safekeeping, neither Company nor any of Company's Subsidiaries owns or holds, directly or indirectly, more than a five percent (5%) equity interest in any person.

    3.4  1996 Financial Statements; Absence of Liabilities.

         (a) Financial Statements. The Company Disclosure Statement contains copies of the 1996 Financial Statements of Company. The 1996 Financial Statements of Company: (i) fairly present the consolidated financial condition of Company and Company's Subsidiaries as of the respective dates indicated and its consolidated results of operations and the consolidated changes in its stockholders' equity and cash flows for the respective periods indicated; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied for the periods indicated, except as otherwise noted; (iii) are based on the books and records of Company; and (iv) contain and reflect reserves for all material accrued liabilities as of the date of the statements and for all reasonably anticipated losses as of the date of the statements, including (but not limited to) adequate reserves for reasonably anticipated loan losses and losses upon disposition or sale of other real estate owned by Bank.

         (b) No Undisclosed Liabilities. Company does not know of any liabilities or obligations, either accrued or contingent, which are material to it and which have not been reflected or disclosed in the 1996 Financial Statements of Company other than liabilities and obligations incurred subsequent to June 30, 1996, in the ordinary course of business. Company does not know of any basis for the assertion against it of any liability, obligation, or claim (including, without limitation, that of any regulatory authority) that might result in or cause a material adverse change in the financial condition of Company which is not fairly reflected in the 1996 Financial Statements or in Company SEC Reports (including the accompanying financial statements thereto) filed with the SEC subsequent to the filing of Company's most recent Annual Report on Form 10-KSB.

    3.5 Authority of Company. Subject to the requisite adoption of this Agreement by the stockholders of Company, the execution, delivery, and performance by Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Company. This Agreement is a valid and binding obligation of Company, enforceable in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

    3.6 No Violation. Neither the execution, delivery, and performance by Company of this Agreement, the consummation of the transactions contemplated in this Agreement, nor compliance by Company with any of the provisions of this Agreement, will:

         (a) Corporate Documents. Conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws;

         (b) Material Contracts. Constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration, or any right to acquire any securities (other than the options currently outstanding under the Incentive Plan and shares of Company Common Stock currently outstanding but subject to restrictions under the Recognition Plan) or assets, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which Company or Company's Subsidiaries are a party, or by which Company or Company's Subsidiaries or any of their respective properties or assets are bound, if in any of those circumstances the event could have consequences materially adverse to the financial condition, net income, business, or operations of Company and

    Company's Subsidiaries, taken as a whole, or impair Company's ability to perform its obligations under this Agreement; or

         (c) Orders and Injunctions. Violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Company or Company's Subsidiaries or any of their respective properties or assets, subject to receipt of the approvals described in Section 3.7 (No Consent).

    3.7 No Consent. No consent of, approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company or Company's Subsidiaries, and no consent of, approval of, or notice to or filing with any other person is required in connection with the execution, delivery, and performance by Company of this Agreement or the consummation by Company of the transactions contemplated by this Agreement, except:

         (a) Stockholder Adoption. The adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Company;

         (b) Regulatory Approvals. The approvals of the Federal Reserve Board, the FDIC, the OTS, the FIB, and any other governmental authorities having jurisdiction that are required by law or regulation to consummate the transactions contemplated by this Agreement.

    3.8 Insurance. Company and the Company's Subsidiaries have in full force and effect policies of insurance (including, without limitation, a blanket bond, fire, third-party liability, use and occupancy) with respect to their assets and business against the casualties and contingencies and in the amounts, types, and forms as are, in the reasonable opinion of management of Company, appropriate for their business, operations, properties, and assets. The Company Disclosure Statement contains a list of all policies of insurance carried and owned by Company and Company's Subsidiaries, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums, and the expiration dates. The Company Disclosure Statement contains a complete copy of each policy of insurance.

    3.9 Books and Records. The minutes contained in corporate minute books and files of Company and each of Company's Subsidiaries (including former wholly owned Subsidiaries for all purposes of this Section) properly and accurately record in all material respects all actions actually taken by its shareholders, directors, and committees of directors. The books, accounts, and financial records of Company and each of Company's Subsidiaries reflect only actual transactions and have been maintained in all material respects in the usual and regular manner in accordance with good accounting practices and in compliance with all applicable laws and regulations.

    3.10 Title to Assets. Company and Company's Subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in the consolidated balance sheet of Company and Company's Subsidiaries as of June 30, 1996, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

         (a) Reflected on Balance Sheet. As reflected on the consolidated balance sheet of Company and Company's Subsidiaries as of June 30, 1996, or the notes thereto;

         (b) Normal to Business. Liens for current taxes not yet delinquent, and liens or encumbrances which are normal to the business of Company and Company's Subsidiaries and which are not material in relation to the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries; and

         (c) Immaterial Imperfections. Such imperfections of title, easements, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby, or which would not otherwise be material to the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries.

    3.11 Condition of Real Property. With respect to each parcel of real property owned by Company and Company's Subsidiaries ("Company's Real Properties"), to Company's knowledge:

         (a) No Encroachments. No building or improvement to Company's Real Properties encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Company's Real Properties or on any easement benefiting Company's Real Properties. None of the boundaries of Company's Real Properties deviates substantially from those shown on the survey of such property, if any, included with the Company Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to Company's Real Properties.

         (b) Zoning. Neither Company nor any of Company's Subsidiaries are in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to Company's Real Properties.

         (c) Buildings. All buildings and improvements to Company's Real Properties are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

         (d) No Condemnation. None of Company's Real Properties are the subject of any condemnation action. There is, to the best of Company's knowledge, no proposal under active consideration by any public or governmental authority or entity to acquire Company's Real Properties for any governmental purpose.

    3.12 Real and Personal Property Leases. With respect to the leases and licenses pursuant to which Company or any of Company's Subsidiaries, as lessee or licensee, have possession of real or personal property ("Company's Leases"):

         (a) Binding and Valid. To Company's knowledge, each of Company's Leases are valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

         (b) No Default. There is no existing default under any of Company's Leases or any event which with notice or lapse of time, or both, would constitute a default with respect to Company, any of Company's Subsidiaries, or any other party to the contract, which default would have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

         (c) Assignment. None of Company's Leases contain a prohibition against assignment by Company or any of Company's Subsidiaries, by operation of law or otherwise, or any provision which would materially interfere with the possession or use of the property by Acquiror or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Company or Company's Subsidiaries, excepting from this representation any Company Lease which is not material to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

    3.13 Litigation. There is no private or governmental suit, claim, action, or proceeding (arbitral or otherwise) pending or, to the knowledge of Company, threatened against Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries involving a monetary claim in excess of $10,000 or a demand for equitable relief, or against any of their directors or officers relating to the performance of their duties in those capacities. There are no material judgments, decrees, stipulations, or orders against Company or Company's Subsidiaries enjoining them or any of their directors or officers in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. The Company Disclosure Statement contains summary reports of its attorneys, dated on or after June 30, 1996, on all pending litigation to which Company, Bank, or any of their directors or officers are a party and which names Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries as a defendant or cross-defendant and prays for damages or any other remedy or remedies that, if sustained, could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations under this Agreement or the ability of Bank to perform its obligations under the Bank Consolidation Agreement. During the last ten (10) years, neither Company nor any of Company's Subsidiaries have been named in any class action lawsuit, regardless of its outcome, or in any lawsuit or formal administrative proceeding alleging a material violation of any banking or thrift laws or regulations.

    3.14  Taxes.

         (a)  Tax Returns.   Company and Company's Subsidiaries have each
    filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, and other tax returns of every character required to be filed by it and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on the returns to be due in respect of the periods covered by the returns, other than taxes which are being contested in good faith and for which adequate reserves have been established.

         (b) Payroll Taxes. Company and Company's Subsidiaries have each filed all required payroll tax returns, have fulfilled all tax withholding obligations, and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing.

         (c) Tax Positions. The tax and audit positions taken by Company and Company's Subsidiaries in connection with the tax returns described in this Section 3.14 were reasonable and asserted in good faith.

         (d) Tax Provisions. To Company's knowledge, adequate provision has been made in the books and records of Company and Company's Subsidiaries and, to the extent required by generally accepted accounting procedures, reflected in the 1996 Financial Statements of Company, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local, and other taxes for the periods covered by the 1996 Financial Statements and for all prior periods.

         (e) Closed Years. The IRS has examined, or the statute of limitations has expired with respect to, the federal tax returns of Company and the Company's Subsidiaries (to the extent not filed as part of a consolidated return of Company) for all periods ending prior to and including June 30, 1989.

         (f)  Extensions; Deficiencies.    The Company Disclosure Statement sets
    forth (a) the date or dates through which any foreign, state, local, or other taxing authority has examined any other tax returns of Company and Company's Subsidiaries; (b) a complete list of each year for which any federal, state, local, or foreign tax authority has obtained or has requested an extension of the statute of limitations from Company and Company's Subsidiaries and lists each tax case involving Company or Company's Subsidiaries currently pending in audit, at the administrative appeals level, or in litigation; and (c) the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment, and revenue agent's report issued to Company and Company's Subsidiaries within the last twelve (12) months.


         (g) Audits. Neither the IRS nor any foreign, state, local, or other taxing authority has, during the past three (3) years, examined or is in the process of examining any federal, foreign, state, local, or other tax returns of Company or Company's Subsidiaries. To the knowledge of Company, neither the IRS nor any foreign, state, local, or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth in the Company Disclosure Statement.

         (h) Withholding Taxes. All taxes which Company or Company's Subsidiaries have been required to collect or withhold (other than backup withholdings pursuant to Section 3406 of the Code) have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. With respect to backup withholdings, Company and the Company's Subsidiaries have exercised the degree of care required under Section 6724 of the Code to avoid the imposition of any penalties for failure to obtain certified and correct taxpayer identification numbers from payees or for failure to make backup withholdings.

         (i) Tax Elections. The Company Disclosure Statement contains a complete list of all material tax elections made by Company and Company's Subsidiaries on any income tax return filed during the past five (5) years which have the effect of deferring the realization of an item of income to a period after the period for which the item of income was reported on Company or Company's Subsidiaries financial statements, or accelerating an item of deduction to a period prior to the period for which the corresponding item of loss or expense was reported on Company's or Company's Subsidiaries financial statements. Neither Company nor any of Company's Subsidiaries are a party to, or bound by, any tax indemnity, tax sharing, or tax allocation agreement other than as described in the Company Disclosure Statement.

         (j) No Tax Liens. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of Company or Company's Subsidiaries.

         (k) Affiliated Group. Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code ("Affiliated Group"), other than as a common parent corporation, and Bank has never been a member of an Affiliated Group except where Company or Bank was the common parent of the Affiliated Group.

         (l) Parachute Provisions. Neither Company nor any of Company's Subsidiaries are a party to any current agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code other than as may result from the acceleration of vesting under Company's Incentive Plan or Recognition Plan.

    3.15 Compliance with Laws and Regulations. Neither Company nor any of Company's Subsidiaries are in default under or in breach of any law, ordinance, order, rule or regulation promulgated by any governmental agency having authority over it, including specifically, but not limited to all applicable federal and state laws, rules and regulations regulating the conduct of a savings and loan business, banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Subsection 3.28(b) (Environmental Laws)); except for violations that would not have a material adverse effect on the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries, taken as a whole. Company and Bank have complied in all material respects with all applicable laws and regulations governing the conversion of Bank from a federal mutual savings bank to a federal stock savings bank and the issuance of all of Bank's capital stock to Company.

    3.16 Performance of Obligations. Company and the Company's Subsidiaries have performed in all respects all material obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, loan servicing agreement or arrangement, indenture, or any other covenant to which they are a party, are subject, or are otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute the default or breach, where the default or breach would have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole. Except for loans and leases made by Company or Company's Subsidiaries in the ordinary course of business and identified on its books and records as a non-performing or non-accrual credit, to the knowledge of Company, no party with whom Company or Company's Subsidiaries have an agreement which is of material importance to the financial condition, net income, business, properties, or operations of Company or Company's Subsidiaries are in default under that agreement.

    3.17 Employees. There are no controversies pending or threatened between, or related to, Company, Bank, and any of their employees which could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations under this Agreement. Except as disclosed in the 1996 Financial Statements of Company, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on its books in accordance with generally accepted accounting principles. Neither Company nor any of Company's Subsidiaries are a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

    3.18 Brokers and Finders. Except for Company's agreement with The Chicago Corporation, a copy of which is contained in the Company Disclosure
Statement, Company is not a party to any agreement with any broker, finder, or investment banker relating to the transactions contemplated by this Agreement, and neither the execution of this Agreement nor the consummation of the transactions provided for in this Agreement will result in any liability to any broker or finder.

    3.19 Material Contracts. Except as contained or described in the Company Disclosure Statement, neither Company nor any of Company's Subsidiaries are a party to any agreement or understanding described below:

         (a) Borrowing Commitments. Any commitment made to Company or Company's Subsidiaries permitting it to borrow money, any letter of credit, any pledge, any security agreement, any lease (excluding leases of real property otherwise identified in the Company Disclosure Statement), any guarantee or any subordination agreement, or other similar or related type of understanding, involving an amount in excess of $50,000 as to which Company or Company's Subsidiaries are a debtor, pledgor, lessee, or obligor;

         (b) Agency Relationships. Any agreement or understanding dealing with advertising, brokerage, licensing, dealership, representative, or agency relationships in excess of $50,000;

         (c) Benefit Plans. Any profit-sharing, group insurance, bonus, deferred compensation, stock option, severance pay, pension, retirement, or any other employee benefit plan or any plan, agreement, contract, authorization, or arrangement pursuant to which any person is or will become entitled to any benefit upon a change in control of Company or Company's Subsidiaries;

         (d) Correspondents.  Any written correspondent banking contracts;

         (e) Asset Transactions. Any agreement or understanding (i) for the sale of its assets in excess of $50,000 outside of the ordinary course of business; (ii) for the grant of any preferential right to purchase any of its assets, properties, or rights in excess of $50,000; or (iii) which requires the consent of any third party to the transfer and assignment of any assets, properties, or rights in excess of $50,000;

         (f) Long-term Contracts. Any agreement or understanding which obligates Company or Company's Subsidiaries for a period in excess of one year, which has a value in excess of $50,000, to purchase, sell, or provide services, materials, supplies, merchandise, facilities, or equipment and which is not terminable without penalty on not more than thirty (30) days' notice;

         (g) Capital Expenditures. Any agreement or understanding for any one capital expenditure or a series of capital expenditures, the aggregate amount of which is in excess of $50,000;

         (h) Unfunded Loan Commitments. Any agreement or understanding entered into to make a loan not yet fully disbursed or funded as of June 30, 1996, to any person, wherein the undisbursed or unfunded amount exceeds $100,000;

         (i) Affiliate Relationships. Any agreement or understanding of any kind, except for deposit relationships or loans made prior to June 30, 1996, with any current director or officer of Company or Company's Subsidiaries or with any Affiliate or any member of the Immediate Family of any director or officer;

         (j) Employment Agreements. Any agreement or understanding for the employment of any officer or employee which is not by its terms, terminable by Company or Company's Subsidiaries without liability on not more than thirty (30) days' notice, including any employee manual or policy which may be construed under applicable law to grant employment rights or any agreement implied by law or any agreement providing for severance benefits;

         (k) Terminable Contracts. Any material agreement or understanding which would be terminable by any other party other than Company or Company's Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

         (l) Participation Agreements. Any loan participation agreement with any other person entered into subsequent to June 30, 1995, in excess of $50,000 and on the books at June 30, 1996; and

         (m) Other Contracts. Any agreement or understanding not otherwise disclosed or excepted pursuant to this Section 3.19 which is material to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

    3.20 Absence of Certain Changes. Since June 30, 1996, to the date of this Agreement, the businesses of Company and the Company's Subsidiaries have been conducted diligently and only in the ordinary course, in the same manner as theretofore conducted, and there have not been:

         (a) Adverse Changes. Any change in the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, which has been materially adverse;

         (b) Casualty Losses. Any damage, destruction, or loss (whether or not covered by insurance) individually or in the aggregate materially adversely affecting the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole;

         (c) Material Contracts. Any material contract, agreement, license, or understanding which Company or Company's Subsidiaries have entered into or to which Company or Company's Subsidiaries are a party which has been terminated or amended other than in the ordinary course of business, which termination or amendment would have a materially adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole;

         (d) Capital Expenditures. Except for supplies or equipment purchased in the ordinary course of business, any capital expenditure exceeding individually or in the aggregate $50,000;

         (e) Labor Disputes. Any labor trouble, dispute or problem of any character involving employees having a material adverse effect upon the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole;

         (f) Accounting Changes.   Any change in accounting methods or
    practices by Company or Company's Subsidiaries, except as required by applicable governmental authorities or by generally accepted accounting principles;

         (g) Write-downs. Any write-down in excess of $50,000 by Bank of any of its assets which are not reflected in Company's statement of financial condition as of June 30, 1996;

         (h) Employee Benefits. Any increase in the salary schedule, compensation, rate, fee, or commission of Company or Bank employees, officers, or directors, or the declaration, commitment, or obligation of any kind for the payment by Company or Company's Subsidiaries of a bonus or other additional salary, compensation, fee, or commission to any person, except increases made in the ordinary course of business and consistent with past practices;

         (i) Asset Dispositions. Any sale, assignment, or transfer of any material asset, or any interest in a material asset, except in the ordinary course of business;

         (j) Mortgages. Any mortgage, pledge, or encumbrance of any asset of Company other than liens for taxes not yet due, except in the ordinary course of business and except as set forth in Sections 3.10 (Title to Assets) and 3.11 (Condition of Real Property);

         (k) Waivers. Any waiver or release of any material right or claim of Company or Company's Subsidiaries except in the ordinary course of business (including, but not limited to, loan, or lease collection actions); and

         (l) Distributions. Any declaration, setting aside, or payment of any dividend or distribution with respect to Company Common Stock or the issuance of any shares of Company Common Stock or any other securities of Company, except for shares issued upon exercise of the options described in Subsection 3.2(a) (Company's Capital Stock).

    3.21 Licenses and Permits. Company and Company's Subsidiaries each hold all material licenses and permits required by federal, state, or local governmental authorities that are necessary for the conduct of its business, and the licenses and permits are in full force and effect, which are listed in the Company Disclosure Statement. Bank is an approved seller-servicer for FHLMC and each other mortgage investor identified in the Company Disclosure Statement and in that capacity holds all necessary permits, authorizations, or approvals of FHLMC necessary to carry on a mortgage banking business. To the knowledge of Company, the properties of Company and the Company's Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

    3.22  Regulatory Action.  Neither Company nor any of Company's
Subsidiaries:

         (a) Governmental Investigations. Have within the last five years been charged with, or to Company's knowledge are under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard except as disclosed in any report of examination; or

         (b) Proceedings. Is the subject of any pending or, to Company's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties, or operations.

    3.23 Loans and Investments. To the knowledge of Company, all loans and investments of Bank are legal and enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium, or other laws affecting creditors rights generally or by the exercise of judicial discretion, and each is authorized under applicable federal and state laws and regulations. No loans or investments held by Company or Company's Subsidiaries are as of June 30, 1996: (a) more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (b) classified as "loss," "doubtful," "substandard," or "special mention" by any federal regulators or by Company's or Company's Subsidiaries' internal credit review system; (c) on a non-accrual status in accordance with Company's or Company's Subsidiaries' loan review procedures; or (d) "renegotiated loans," as that term is defined in Financial Accounting Standard No. 15.

    3.24 Loan Origination and Servicing. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, Bank has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a material effect on the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries.

    3.25 Loan Guarantees. To Company's knowledge, all guarantees of indebtedness owed to any of Company's Subsidiaries, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

    3.26  Employee Benefit Plans.

         (a) Plan Disclosures. The Company Disclosure Statement contains a true and correct list of (i) every employee benefit plan within the meaning of Section 3(3) of ERISA maintained by Company or the Bank for any employee, or to which Company or the Bank is required to contribute pursuant to any collective bargaining agreement to which either of them is a party or by which either of them is bound; (ii) all written bonus, percentage compensation, stock purchase and stock option plans, to which Company or the Bank is a party or is subject; (iii) all group insurance programs in effect for employees of Company or the Bank not included in
    (i) above; and (iv) any other material bonus, profit-sharing, retirement, insurance, death, or other programs or plans not disclosed pursuant to (i), (ii) or (iii) above (each an "Employee Benefit Plan"). Company has furnished to Acquiror true and complete copies of all Employee Benefit Plans, as well as any summary plan description for each benefit plan and, if applicable, the most recent actuarial valuation for each benefit plan. All expenses associated with each Employee Benefit Plan which were incurred during the fiscal year ended June 30, 1996, have been accrued on the books of Company in accordance with generally accepted accounting principles and are reflected in the 1996 Financial Statements. All expenses associated with each Employee Benefit Plan which were incurred since June 30, 1996, have been accrued on the books of Company in accordance with generally accepted accounting principles.

         (b)  Pension Benefit Plans.    Each Employee Benefit Plan which is a
    pension benefit plan within the meaning of Section 3(2) of ERISA has been duly authorized and adopted by the Board of Directors of Company and/or the Bank. With respect to each such pension benefit plan, Company and/or the Bank is in material compliance with the requirements prescribed by all statutes, governmental or court orders, governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to each such plan or arrangement.
    Subject to extensions of time for approval as permitted under Code
    Section 401(b) and applicable IRS announcements, each such pension benefit plan, which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder, has been determined by the Internal Revenue Service to be a qualified plan under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to plan participants or beneficiaries has been distributed. Minimum funding standards have been met for each year to which Section 302 of ERISA or Section 412 of the Code was applicable and no waiver of minimum funding standards has been requested for any year with regard to any such pension benefit plan. The present value of all accrued benefits under each plan did not, as of the latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits, based upon the actuarial assumptions currently used for the plan. To the knowledge of Company and/or the Bank no condition exists that could constitute grounds for termination of any such pension benefit plan under Section 4042 of ERISA. To the knowledge of Company and/or the Bank, no prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred or exists with respect to any Employee Benefit Plan which could subject any plan to liability under Sections 409 or 502 of ERISA or Section 4975 of the Code which would have a material adverse effect on the financial condition of Company and the Bank, taken as a whole, or which would adversely affect the qualified status of each plan. To the extent applicable, all costs of each Employee Benefit Plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices.

         (c) Plan Reports. Company or the Bank has made available to Acquiror for each such pension benefit plan, where applicable: (i) a copy of the Form 5500 which was filed in each of the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants;
    (ii) the most recent determination letter from the IRS; (iii) the Statement of Assets and Liabilities as of the most recent valuation date; and (iv) the Statement of Changes in Fund Balance and Financial Position or the Statement of Changes in Net Assets Available for Benefits under each such plan for the most recently ended plan year.
    The documents referred to in clauses (iii) and (iv) fairly present the financial condition of each such plan as of such dates and the results of operations of each such plan.

         (d) Welfare Benefit Plans. With respect to any Employee Benefit Plan that is an "employee welfare plan" as defined in ERISA Section 3(l), and except as disclosed in the Company Disclosure Statement: (i) there are no retiree benefits provided or payable; (ii) each plan that is a "group health plan" (as defined in Code Section 5000(b)(1)) complies and in each case has complied in all respects with the applicable requirements of ERISA Sections 601 and 602, Code Section 162(k) (through December 31,
    1988) and Code Sections 4980(B) (commencing on January 1, 1989); and
    (iii) subject to reasonable notice requirements that may exist within plans, each plan that covers current and former employees may be amended or terminated at any time by Company or its successor on or at any time after the Effective Time.

         (e) Compliance. Each employee welfare plan disclosed in the Company Disclosure Statement (i) has been duly adopted and maintained in all material respects in accordance with its respective provisions; and (ii) has complied and is in compliance in all material respects with the applicable provisions of law, including the requirements of

    ERISA, and the Code and the regulations promulgated thereunder by the IRS and the United States Department of Labor. With respect to each welfare plan, all material government reports and filings required by law have been properly and timely filed and all information required to be distributed to plan participants and beneficiaries has been distributed, and all contributions required thereunder have been made in a timely fashion.

         (f)  Multiemployer Plans.  No Employee Benefit Plan is a
    "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

         (g) No Defined Benefit Plans. Since January 1, 1974, neither Company nor any of Company's Subsidiaries have been a sponsor of, or contributor to, a "defined benefit plan" within the meaning of Section 3(35) of ERISA with respect to its employees.

         (h) Required Contributions. Company or the Bank has made when due all contributions required under any Employee Benefit Plan and under applicable laws and regulations.

         (i) Payments Due. There are no payments which have become due from any Employee Benefit Plan, the trusts created thereunder, or from the Company or the Bank which have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

         (j) No Funding Deficiency. No Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

    3.27 Company SEC Reports. Company has filed on a timely basis all proxy statements, reports, and other documents required to be filed by it under the 1934 Act after June 30, 1996 (collectively, the "Company SEC Reports"). The Company Disclosure Statement contains copies of Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and all quarterly and periodic reports and proxy statements filed under the 1934 Act by Company after that date, each as filed with the SEC. Each Company SEC Report was in substantial compliance with the requirements of its respective report form and did not, on the date of filing or as subsequently amended, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.28  Environmental Conditions.

         (a) Hazardous Substances. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A.

    Section 9601, et seq. ("CERCLA"), and also includes any substance regulated by or subject to any Environmental Law (as defined below), and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

         (b) Environmental Laws. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         (c) Owned or Operated Property. With respect to: (1) the real estate owned or leased by Company or any of Company's Subsidiaries or used in the conduct of their businesses; (2) other real estate acquired by Company's Subsidiaries in satisfaction of a debt previously contracted;
    (3) real estate held and administered in trust by any of Company's Subsidiaries; and (4) to Company's knowledge, any real estate formerly owned or leased by Company or any of Company's Subsidiaries (for purposes of this Section, properties described in any of (1) through (4) are collectively referred to as "Premises"):

              (i) Construction and Content. To Company's knowledge, none of the Premises are constructed of, or contain as a component part, any material which (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any substance, whether gaseous, liquid, or solid, that is a Hazardous Substance or is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the Premises at levels determined to be dangerous to human health.

              (ii) Uses of Premises. To Company's knowledge, no part of the Premises have been used for the generation, manufacture, handling, storage, disposal, or management of Hazardous Substances.

              (iii) Underground Storage Tanks. To Company's knowledge, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Company Disclosure Statement as an exception to the foregoing, to Company's knowledge, each such underground storage tank presently or previously located on Premises are or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment which has not been remediated.

              (iv) Absence of Contamination. To Company's knowledge, the Premises do not contain, and are not contaminated by, a Hazardous Substance in a quantity which under applicable laws and regulations would require Company to clean-up the contamination or to file a report with any governmental agency giving notice of the contamination.

              (v) Environmental Suits and Proceedings. There is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation against Company, any of Company's Subsidiaries, or any of Company's Real Properties pending, or to Company's knowledge threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. Without limiting the generality of this Section, there is no basis for any claim against Company, any of Company's Subsidiaries, or any of their respective properties or assets under Section 107 of CERCLA or any similar provision of any other Environmental Law.

         (d) Loan Portfolio. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, to Company's knowledge:

              (i) Investigation. Company and each of Company's Subsidiaries have complied in all material respects with any policies adopted by their respective boards of directors (as such policies may have been in effect from time to time and as disclosed in the Company Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

              (ii) No Known Contamination. No such property contains or is contaminated by any quantity of any Hazardous Substance from any source.

    3.29  Proxy Statement.

         (a) Accurate Information. None of the information to be supplied by Company for inclusion, or included, in any Transaction Document will:

              (i) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (1) at the respective times such Transaction Documents are filed; and (2) with respect to the Proxy Statement, when it is mailed.

              (ii) With respect to the Proxy Statement, as it may be amended or supplemented, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting.

         (b) Compliance of Filings. All documents which Company is responsible for filing with any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

    3.30 Insider Interests. For purposes of this Agreement, the term "Company-Related Person" shall mean any director or executive officer of Company or any of Company's Subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

         (a) Insider Loans. No Company-Related Person has any loan, credit, or other contractual arrangement outstanding with Company or Company's Subsidiaries which does not conform to applicable rules and regulations of the OTS or the Federal Reserve Board.

         (b) Control of Material Assets. Other than in a capacity as a shareholder, director, or executive officer of Company or any of Company's Subsidiaries, no Company-Related Person owns or controls any material assets or properties which are used in the business of Company or any of Company's Subsidiaries.

         (c) Contractual Relationships. Other than ordinary and customary banking relationships, no Company-Related Person has any contractual relationship with Company or any of Company's Subsidiaries.

         (d) Loan Relationships. No Company-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Company or any of Company's Subsidiaries in a principal amount of $10,000 or more.

    3.31 Fairness Opinion. The board of directors of Company has received the written opinion of The Chicago Corporation, to the effect that the Merger Consideration to be received by stockholders of Company in the Merger is fair to the stockholders from a financial point of view, and the opinion has not been withdrawn, modified, or revoked.

    3.32 Duties as Fiduciary. Bank has performed all of its duties in any capacity as custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. Bank has not received notice of any claim, allegation, or complaint from any person that Bank failed to perform these fiduciary duties in the required manner.

    3.33 Change in Business Relationships. Neither Company nor any of Company's Subsidiaries has notice, whether on account of the Merger or otherwise, that (i) any customer, agent, representative, or supplier of Company or any of Company's Subsidiaries intends to discontinue, diminish, or change its relationship with Company or any of Company's Subsidiaries, the effect of which would be material to the business of Company or any of Company's Subsidiaries; or
(ii) any executive officer of Company or any of Company's Subsidiaries intends to terminate his or her employment.

    3.34 Public Communications; Securities Offering. No annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Company or any of Company's Subsidiaries to Company's shareholders or the public was false or misleading with respect to any material fact, or omitted to state any material fact necessary to make the statements therein not misleading.

    3.35 No Insider Trading. Company has reviewed its stock transfer records since January 1, 1996, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, to Company's knowledge: (i) no director or officer of Company or any of Company's Subsidiaries; (ii) no person related to any such director or officer by blood or marriage and residing in the same household; and (iii) no person knowingly provided material nonpublic information by any one or more of these persons has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock during any period when Company was in possession of material nonpublic information or in violation of any applicable provision of the 1934 Act.

    3.36 True and Complete Information. No schedule, statement, list, certificate, or other information furnished or to be furnished by Company in connection with this Agreement, including the Company Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


            Article IV - Representations and Warranties of Acquiror

    Acquiror represents and warrants to Company that, except as otherwise set forth in the disclosure statement dated November 6, 1996, constituting Exhibit B (collectively, the "Acquiror Disclosure Statement"), which has been delivered to Company prior to the execution of this Agreement:

    4.1 Organization and Qualification. Acquiror and MergerSub are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan. Acquiror's Bank is a Michigan banking corporation duly organized, validly existing, and in good standing under the Banking Code. Acquiror's Bank is regulated by the FDIC and its deposits are primarily insured by the Bank Insurance Fund in the manner and to the extent provided by law. Neither the scope of the business of Acquiror or of Acquiror's Bank nor the location of any of their respective properties requires that either of them be licensed to do business in any jurisdiction other than the State of Michigan. MergerSub has no material assets, has never conducted any business activities, and is not a party to any contract, agreement, or understanding other than this Agreement.

    4.2 Authority Relative to this Agreement. Acquiror and MergerSub each have full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transaction contemplated by this Agreement, subject to any governmental approvals required by law. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by the boards of directors of Acquiror and MergerSub. No other corporate proceedings on the part of Acquiror or MergerSub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Acquiror and MergerSub and constitutes the valid and binding agreement of Acquiror and MergerSub, enforceable against either of them in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

    4.3 No Conflict or Violation. Neither the execution nor delivery of this Agreement nor the consummation by Acquiror and MergerSub of the transactions contemplated by this Agreement nor the compliance with and fulfillment of the terms and provisions of this Agreement by Acquiror and MergerSub will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under:

         (a) Corporate Documents. The Articles of Incorporation or Bylaws of Acquiror or MergerSub;

         (b) Material Agreements. Any material agreement or instrument to which Acquiror or Acquiror's Bank is a party or by which either of them is bound; or

         (c) Orders; Liens. Any material order, judgment, or decree to which Acquiror or Acquiror's Bank is subject, or result in the creation of any material lien, charge, or encumbrance on any of their respective properties.

    4.4  Proxy Statement.

         (a) Accurate Information. None of the information to be supplied by Acquiror for inclusion, or included, in any Transaction Document will:

              (i) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (1) at the respective times such Transaction Documents are filed; and (2) with respect to the Proxy Statement, when it is mailed.

              (ii) With respect to the Proxy Statement, as it may be amended or supplemented, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting.

         (b) Compliance of Filings. All documents that Acquiror is responsible for filing with any regulatory agency in connection with the Merger or the Bank Consolidation will comply as to form in all material respects with the provisions of applicable law.

    4.5 Necessary Capital. Based on the financial condition of Company as reflected in the 1996 Financial Statements, Acquiror has the necessary capital required by the regulations of the Federal Reserve Board and FDIC to consummate the transactions contemplated by this Agreement.

    4.6 Compliance with Applicable Law. Acquiror and Acquiror's Bank each holds all material licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business, the lack of which would prevent Acquiror from obtaining regulatory approval to consummate the Merger. Acquiror and Acquiror's Bank has each complied with, and is not in material default under, any applicable law, statute, order, rule, regulation, policy, and/or guideline of any federal, state, or local governmental authority the violation of which would prevent Acquiror from obtaining regulatory approval to consummate the Merger. Neither Acquiror nor Acquiror's Bank has received notice of a violation of, and does not know of any violation of, any applicable law, statute, order, rule, regulation, policy, and/or guideline of any federal, state, or local governmental authority the violation of which would prevent Acquiror from obtaining regulatory approval to consummate the Merger.

    4.7 Litigation. There is no private or governmental suit, claim, action, or proceeding pending or threatened, or which reasonably should be expected to be commenced, against Acquiror, its subsidiaries or against any of their directors or officers that would impair the ability of Acquiror to perform its obligations under this Agreement.

    4.8 Regulatory Approvals. Acquiror does not know of any circumstances which would prevent it or Company from obtaining approval of the Federal Reserve Board, the FDIC, the OTS, or the FIB of the transactions contemplated by this Agreement, except for their customary review of competitive effects of the Merger under applicable laws and regulations.

    4.9 No Fact or Condition, Etc. To the knowledge of Acquiror, no fact or condition exists which Acquiror has reason to believe will prevent it from obtaining all governmental consents and approvals required to consummate the Merger or the Bank Consolidation.

    4.10 True and Complete Information. No schedule, statement, list, certificate, or other information furnished or to be furnished by Acquiror in connection with this Agreement, including the Acquiror Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                  Article V - Additional Covenants and Agreements

    Subject to the terms and conditions of this Agreement, Company and Acquiror further agree that:

    5.1  Access to Information.

         (a) Permitted Investigation. Between the date of this Agreement and the Effective Time, Company will afford, and will cause Bank to afford, to the officers, accountants, attorneys, and authorized representatives of Acquiror and Acquiror's Bank reasonable access during normal business hours to the banking offices, personnel, advisors, consultants, properties, examination reports (subject to regulatory approval), contracts, commitments, books and records of Company and Company's Subsidiaries, whether the documents are located on the premises of Company or elsewhere. Company shall furnish Acquiror and Acquiror's
    Bank with all the statements (financial and otherwise), records, examination reports (to the extent permitted or authorized by the OTS), and original documents or copies, and other information concerning the business and affairs of Company and the Company's Subsidiaries as Acquiror or Acquiror's Bank shall from time to time reasonably request. Company further agrees to cause its accountants, attorneys, and other persons as the parties may agree upon to fully cooperate with Acquiror and Acquiror's Bank and its representatives in connection with the right of access granted in this Agreement.

         (b) Confidentiality. All information and documents to which Acquiror or Acquiror's Bank is given access pursuant hereto shall be subject to the Confidentiality Agreement executed between the parties dated August
    2, 1996. All information furnished by Company or Company's Subsidiaries to Acquiror or Acquiror's Bank pursuant hereto shall be treated as the sole property of Company or Company's Subsidiaries until consummation of the Merger contemplated by this Agreement and, if the Merger shall not occur, Acquiror and Acquiror's Bank shall return to Company or Company's Subsidiaries all documents or other materials containing, reflecting, or referring to this information, shall use its best efforts to keep confidential all of this information, and shall not directly or indirectly use this information for any competitive or other commercial purpose. The obligation to keep this information confidential shall continue for five (5) years from the date the proposed Merger is abandoned, but shall not apply to:

              (i) Any information which was already in the possession of Acquiror or Acquiror's Bank prior to its disclosure by Company or Company's Subsidiaries, information which was then generally known to the public, information which became known to the public through no fault of Acquiror or Acquiror's Bank or its agents;

              (ii) Any information disclosed in accordance with an order of a court of competent jurisdiction;

              (iii) Any information received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential; or

              (iv) Any information reasonably required to be included in any filing or application required by any governmental or regulatory agency, including without limitation Acquiror's application to the Federal Reserve Board, Acquiror's or Company's reports filed with the SEC, and Acquiror's or Company's annual report and proxy statement.

         (c) No Presumption. Company and Acquiror each acknowledge that each competes with the other in certain lines of business in a similar market and each agrees that the fact that a party or a party's Affiliates may in the future conduct business with a present customer of the other party shall not, in and of itself, create any presumption or inference that the party or its Affiliates have used confidential information.

         (d) Acquiror's Nonpublic Information. All nonpublic information and documents about Acquiror or Acquiror's Bank to which Company or its agents are provided or given access by Acquiror pursuant to this Agreement shall forever be treated confidentially and shall be treated as the sole property of Acquiror and Acquiror's subsidiaries.

         (e) Prohibit Insider Trading. Acquiror and Company each shall take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will (i) treat the information confidentially as provided in this Section; and (ii) not directly or indirectly buy or sell, or advise other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

    5.2 Conduct of Business by Company. Company shall operate its business and cause each of Company's Subsidiaries to operate its business in the ordinary course and consistent with past practices. Company will use all reasonable efforts to preserve intact the present business organizations of Company and Company's Subsidiaries and maintain in effect all licenses, permits, and approvals of governmental authorities and agencies necessary for the conduct of its present business. Except as otherwise contemplated by this Agreement or as otherwise consented to or approved by Acquiror in writing, neither Company nor Company's Subsidiaries shall:

         (a)  No Issue or Sale.    Issue, sell, purchase, or redeem or commit
    to issue, sell, purchase, or redeem any shares of its capital stock other than shares issued pursuant to the exercise of stock options outstanding on the date of this Agreement and the conversion of outstanding restricted shares of Company Common Stock for unrestricted shares pursuant to the Recognition Plan; or grant any options, warrants, or rights to purchase shares of its capital stock; or issue, sell, or authorize the issuance or sale of securities of any kind convertible into or exchangeable for shares of its capital stock; or

         (b) Dividend Restrictions. Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock in excess of $0.11 per quarter, in cash, from Company to its stockholders. Company's Subsidiaries may pay dividends to Company in amounts sufficient to enable Company to pay its ordinary operating expenses and its accrued liabilities, including (but not limited to) litigation expenses and accounting, legal, printing, investment banking, environmental testing and regulatory application fees, expenses and costs relating to the transactions contemplated by this Agreement.

         (c) Corporate Documents. Amend its Certificate or Articles of Incorporation (in the case of Company or Non-Bank Subsidiary), Charter (in the case of Bank), or Bylaws, except as may be contemplated by this Agreement;

         (d) Other Capital Stock Interests. Issue or agree to issue any additional shares of its capital stock or issue or create any warrants, obligations, subscriptions, options, convertible security, or other commitments under which additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, except in connection with options previously granted under the Incentive Plan;

         (e) Compensation. Make any general or unusual increase in compensation or rate of compensation payable or to become payable to hourly, salaried, or commissioned employees or officers, except for those which are normal, reasonable, and consistent with past practices or as provided for by contracts in existence and contained in the Company Disclosure Statement.

         (f) Employment Agreements. Enter into any express or implied, written or oral, employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty;

         (g) Employee Benefits. Accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation (except pursuant to pension, profit-sharing, bonus, and other fringe benefit plans, agreements, and arrangements presently in effect and in accordance with past practices) nor adopt or amend any employee benefit plan (except that Bank may make amendments to its employee benefit plans as are specifically contemplated by this Agreement);

         (h)  Derivatives.    Commit to purchase, purchase, or otherwise
    acquire any high risk derivative or synthetic mortgage product or enter into any interest rate swap transaction, other than the purchase and sale of collateralized mortgage obligations in the ordinary course of business and consistent with past practices;

         (i) Insider Loans. Make any loan or make any loan commitment, renewal, or extension to any person which would, when aggregated with all outstanding loans, commitments, renewals, or extensions made by Bank to the person and the person's Immediate Family and Affiliates, exceed $250,000; provided, however, that this restriction shall not apply to any renewals or advances on existing lines of credit or the renegotiation or restructuring of any problem or delinquent loan or to the making of any residential mortgage loan made with adjustable rates;

         (j) Acquisitions. Acquire any business entity, except as it relates to a foreclosure or other exercise of creditor's rights in the usual and ordinary course of its business;

         (k) Extraordinary Transactions. Enter into any contract or agreement to buy, sell, exchange, or otherwise deal in any assets or series of assets in a single transaction in excess of $100,000 in aggregate value (including, but not limited to, options or commodities or any tangible real or personal properties of Company or Company's Subsidiaries), except for the origination, purchase, and sale of mortgage loans and loan participations and the purchase and sale of readily marketable investment securities in the ordinary course of business and consistent with past practices, and sales of real estate owned and other repossessed properties or acceptance of a deed in lieu of foreclosure;

         (l) Capital Expenditures. Make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may
    be) is in excess of $50,000;

         (m) No Branching. File, withdraw, or fail to renew any applications for additional branches or to relocate operations from existing locations;

         (n) No Extraordinary Liabilities. Create or incur any liabilities in excess of $50,000, other than liabilities incurred in the ordinary course of business or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

         (o) No Pledges. Create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance, or restriction of any kind against or in respect of any property or right of Company or Company's Subsidiaries securing any obligation in excess of $50,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits;

         (p) Material Contracts. Make or become a party to any contract or commitment in excess of $50,000, or renew, extend, amend, or modify any contract or commitment in excess of $50,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by this Agreement;

         (q) No Discharges. Discharge or satisfy any mortgage, lien, charge, or encumbrance other than as a result of the payment of liabilities in accordance with their terms, or except in the ordinary course of business, if the cost to Company or Company's Subsidiaries to discharge or satisfy any mortgage, lien, charge, or encumbrance is in excess of $50,000, unless the discharge or satisfaction is covered by general or specific reserves;

         (r) Satisfaction of Liabilities. Pay any obligation or liability, absolute or contingent, in excess of $50,000 except liabilities shown on the 1996 Financial Statements or except in the usual and ordinary course of business or in connection with the transactions contemplated by this Agreement;

         (s) Claims and Settlements. Institute, settle, or agree to settle any claim, action, or proceeding involving an expenditure in excess of $50,000 before any court or governmental body;

         (t) Real Estate. Invest in any real estate, except for investments in real estate owned as a result of foreclosure or deed in lieu of foreclosure;

         (u)  Environmental Precautions.   Take title to any real estate, as
    legal or beneficial owner or as trustee, without first obtaining an environmental assessment of the property;

         (v) Material Purchases. Enter into or amend any continuing contract or series of related contracts in excess of $50,000 for the purchase of materials, supplies, equipment, or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium, or other compensation for termination except as contemplated or permitted by this Agreement;

         (w) Insider Contracts. Enter into or amend any contract, agreement, or other transaction with any officer, director, or principal shareholder of Company or any Affiliate of the person except as contemplated or permitted by this Agreement;

         (x) Policies and Procedures. Change any basic policies and practices with respect to liquidity management, asset/liability management or interest rate sensitivity, cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting, or any other material aspect of its business or operations, except for any changes which, in the opinion of management of Company, are required to respond to then current market conditions
    (as to deposit origination and lending only) and requirements of applicable governmental authorities; or

         (y) Defaults. Knowingly default in any material respect under any agreement or understanding to which Company or Company's Subsidiaries are a party, and which, individually or together with other agreements or understandings with respect to which a default exists, would materially adversely affect the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

    5.3  Regulatory Matters.

         (a) Proxy Statement. Acquiror and Company will cooperate in the preparation and filing by Company as soon as practicable of the Proxy Statement with the SEC under the 1934 Act to be used by Company for the solicitation of proxies in order to approve this Agreement and the Merger and will use their best efforts to obtain permission from the SEC to mail the Proxy Statement to Company's stockholders as soon as possible following the execution of this Agreement.

         (b) Regulatory Filings. Acquiror and Company will cooperate with each other and use all reasonable efforts to prepare as expeditiously as possible all necessary documentation, to effect all necessary filings, and to obtain at the earliest practicable date all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Acquiror and Company shall each have the right to review and approve in advance all characterizations of the information relating to Acquiror or Company, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. This Section shall not, however, obligate Acquiror or Acquiror's Bank to divest all or any part of its current business operations.

         (c) Necessary Information. Acquiror and Company will furnish each other with all information concerning themselves, their subsidiaries, directors, officers, and stockholders and other matters as may be necessary or advisable in connection with the Proxy Statement, or any other statement or application made by or on behalf of Acquiror or Company to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement.

    5.4 Stockholder Approval. Company will take all steps necessary to duly call, give notice of, convene, and hold the Stockholders' Meeting as soon as practicable after the date of this Agreement. At the Stockholders' Meeting, in the Proxy Statement, and in all proxy materials used in connection with the meeting, the board of directors of Company shall recommend adoption of this Agreement and approval of the Merger by the stockholders; provided, that the recommendation is not inconsistent with the proper exercise of the fiduciary duties of the directors to the stockholders of Company.

    5.5 Updated Financial Information. As soon as reasonably available, Company shall deliver to Acquiror complete copies of all Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, Annual Reports on Form 10-KSB, and any amendments of past filings, as and when these reports are filed hereafter with the SEC pursuant to the 1934 Act. The financial statements contained in the reports will be prepared in accordance with generally accepted accounting principles consistently applied (except for changes required by applicable governmental authorities or by generally accepted accounting principles) and will present fairly the consolidated financial condition of Company and the Company's Subsidiaries as of the dates indicated and for the periods then ended.

    5.6 Acquisition Proposals. Company shall not, nor shall it authorize or permit any of Company's Subsidiaries, or any of their respective officers, directors, investment bankers, attorneys, representatives, or agents to initiate, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Company or Company's Subsidiaries other than the Merger (an "Acquisition Proposal").
 Company shall notify Acquiror immediately of the details of any indication of interest from any persons with respect to the foregoing of which any executive officer or director of Company becomes aware. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Company's board of directors from fulfilling their fiduciary duties under Delaware or federal law to the stockholders of Company and it shall not be a breach of this Agreement for Company's board of directors to do so.

    5.7 Further Assurances. Subject to the terms and conditions in this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary action. In addition, each party agrees to notify the other by telephone within forty-eight (48) hours of receipt of any inquiry with respect to a proposed merger, consolidation, asset acquisition, tender offer, or other takeover transaction involving Company and another person or receipt of a request for information from the OTS, FDIC, the United States Department of Justice, or any other governmental authority with respect to a proposed acquisition of Company by another party.

    5.8 Employment Agreements. On and after the Effective Time, Acquiror and Acquiror's Bank agree to honor and be bound by all employment agreements with Company's or Company's Subsidiaries' senior officers which are contained in the Company Disclosure Statement. Prior to March 25, 1997, Company shall cause Bank to give each senior officer the notice required under Section 2, Term, of each employment agreement that, subject to the consummation of the Merger, the term of the employment agreement will not be extended for any additional period.

    5.9  Treatment of ESOP.

         (a) ESOP Amendments. Prior to the Effective Time, the ESOP may be amended to provide for (i) full vesting of benefits by participants; and
    (ii) elimination of the requirement for a participant to be employed on the last day of the year to receive an employer contribution, other annual additions or allocations, in each case effective as of the Effective Time. Company shall make no other amendments to the ESOP without the prior written consent of Acquiror and shall only make additional contributions to the ESOP at levels consistent with prior practice and applied to the ESOP indebtedness (the "ESOP Debt").

         (b) Wind-up of the ESOP. Any cash received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Company Common Stock shall be applied by the trustee to the repayment of the ESOP Debt. The balance of the cash, if any, received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Company Common Stock shall be allocated to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not the participants are then actively employed) and beneficiaries in proportion to the account balances of the participants and beneficiaries as they existed as of the Effective Time (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the ESOP, except to the extent that any portion of the balance of the cash received by the ESOP trustee would be subject to the limitations of Section 415 of the Code for that year. Prior to the allocation contemplated by the preceding sentence, the administrative and other authority previously exercised with respect to the ESOP by the board of directors of Company or Company's Subsidiaries shall be exercised solely by a committee appointed by the board of directors of Company and in place under the terms of the ESOP at the Effective Time (the "Committee"), which authority shall include the authority to appoint and remove trustees of the ESOP. If the ESOP is required to be maintained for a transition period after the Effective
    Time in order to fully allocate to participants the cash received in the Merger with respect to unallocated shares of Company Common Stock, Acquiror agrees to cause the ESOP to be so continued for a period of up to 24 months after the Effect Time for the benefit of its participants to the extent permitted by ERISA, the Code, and other applicable laws and regulations; provided, however, in such event the ESOP shall be amended, effective as of the Effective Time, to provide that there shall be no new participants in the plan on or after the Effective Time. Upon the making of all allocations in this Agreement, the ESOP shall be terminated and the account balances therein will be distributed to participants or their beneficiaries, with the right of tax-free rollover, to the extent permitted by law, to an individual retirement account or another tax-qualified plan of Acquiror, at the election of the distributee. As a condition to any distributions, Acquiror may secure a favorable determination letter for termination from the IRS relating to that termination and distribution. If a determination letter is secured, all distributions will be made in strict compliance therewith. Notwithstanding the foregoing: (i) Company shall be entitled to file with the IRS an application, at any time prior to the Effective Time, for an advance determination letter relating to termination of the ESOP and/or the methodology for allocating proceeds;
    and (ii) if at the expiration of the full transition period for continued maintenance of the ESOP there remain unallocated proceeds, then Acquiror may take any action it deems appropriate with respect to the ESOP, including (but not limited to) terminating the ESOP and making distributions therefrom or merging the ESOP into another Acquiror tax-qualified plan.

    5.10 Conduct of Business. Acquiror and Company each covenants not to take any action or fail to take any action which would jeopardize its ability to consummate the transactions contemplated by this Agreement, including obtaining all required regulatory approvals for the Merger and the Bank Consolidation, or which would cause any of its representations and warranties to become untrue prior to the Effective Time.

    5.11 Indemnification. Acquiror acknowledges that any and all rights to indemnification now existing in favor of the directors and officers of Company and each of Company's Subsidiaries under their respective certificate of incorporation, charter, articles of incorporation, or bylaws shall survive the Merger and shall continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

    5.12 Subsequent Disclosures. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of Company made in this Agreement (a "Subsequent Event"), Company shall promptly deliver to Acquiror an amended or supplemental disclosure which will contain a detailed description of the Subsequent Event within five (5) business days after Company learns of the Subsequent Event but in no event later than the third business day prior to the Closing. The submission of an amended or supplemental disclosure, and the existence of the Subsequent Event, shall not constitute a default or breach by Company of any of its representations or warranties under this Agreement; provided, however, that all matters therein disclosed, together with all other events, circumstances, and occurrences may be taken into account by Acquiror in determining whether the condition set forth in Subsection 6.1(b) (No Adverse Change) has been satisfied; and provided further, that this Section 5.12 is not intended to permit Company to alter or amend its representations and warranties as made in this Agreement, including any disclosure contained in the Company Disclosure Statement, and any amended or supplemental disclosures provided by Company pursuant to this Section 5.12 shall not cure the inaccuracy of any representation or warranty as of the date of this Agreement for any purpose under this Agreement. Unless waived by the other party in writing, party in breach of a representation or warranty shall use all reasonable efforts to take remedial or preventative action in order that such representations and warranties will be true and complete at the Closing.

    5.13 WARN Act. Company agrees that, if requested by Acquiror, it shall, on behalf of Acquiror and Acquiror's Bank, issue any notice required under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similarly applicable state or local law, in connection with Acquiror's intended closing of one or more of the banking offices of Bank on or after the Effective Time. Each notice shall be given sufficiently in advance of any time of closing of an office so that neither Acquiror nor Bank shall be liable under the WARN Act for any penalty or payment in lieu of notice to any employee or governmental entity. Acquiror and Company shall cooperate in the preparation and giving of any notice and no notice shall be given without the approval of Acquiror.

    5.14 Dissenting Stockholders' Appraisal Rights. Acquiror and Company, as applicable, will comply with all applicable notification and other provisions of regulations or statutes relating to Dissenting Shares.

    5.15 Data Processing and Related Contracts. Until the Effective Time, Company shall advise Acquiror of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. Company agrees to cooperate with Acquiror in negotiating with those vendors the length of any extension or renewal term of those agreements, which, unless otherwise agreed with Acquiror, shall not exceed one year from the date of renewal. Company agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between Company and Acquiror.

    5.16 Environmental Investigation. Acquiror shall be permitted to conduct an environmental assessment of each parcel of Company's Real Properties and, at Acquiror's option: (i) any other real estate formerly owned by Company or Company's Subsidiaries; and (ii) acquired by Company's Subsidiaries in satisfaction of a debt previously contracted. As to each such property:

         (a) Preliminary Environmental Assessments. Acquiror may, at its expense, engage an environmental consultant acceptable to Company to conduct a preliminary ("Phase I") assessment of the property. Company and Company's Subsidiaries shall provide reasonable assistance, including site access and a knowledgeable contact person, to the consultant for purposes of conducting the Phase I assessments.

         (b) Environmental Risks. If there are any facts or conditions identified in a Phase I assessment which, in its discretion, Acquiror believes could potentially pose a current or future risk of a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, then Acquiror shall identify that risk to Company, identify the facts or conditions underlying that risk, and provide Company with a copy of the Phase I assessment for that property (an "Environmental Risk").

         (c) Phase II and III Work. Acquiror may obtain one or more estimates of the proposed scope of work and cost of any further environmental investigation, remediation, or other follow-up work it reasonably deems necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk if remediation would be required by applicable law or if a failure to do so could result in a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole
    ("Phase II and III Work"). Acquiror shall provide copies of those estimates to Company. Acquiror and Company shall cooperate in the review, approval, and implementation of all work plans for Phase II and III
    Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Acquiror and Company. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing. If the expenses of any Phase
    II and III Work or proposed work plans or removal or remediation actions would entail a material cost to complete, Acquiror and Company shall discuss a mutually acceptable allocation of that expense or modification to this Agreement.

         (d) Acquiror's Termination Rights. If Acquiror and Company are unable to agree upon a course of action to promptly complete any Phase II and III Work, an acceptable allocation of related expenses, and/or an acceptable modification to this Agreement, then Acquiror may give
    Company notice of the unacceptable Environmental Risk. Company shall have thirty (30) days following receipt of that notice to cure that Environmental

    Risk, if possible, to Acquiror's reasonable satisfaction. If not so cured within that thirty (30) days, then Acquiror may terminate this Agreement as provided in Subsection 7.1(b)(v) (Environmental Risk).

    5.17 Tax Ruling. Acquiror shall promptly seek to obtain from the IRS a private letter ruling providing assurance that neither Acquiror nor Company will be required to recapture Bank's pre-1988 bad debt reserves following the Merger and the Bank Consolidation. In lieu of the IRS's private letter ruling, Acquiror may choose to accept an opinion from tax counsel or tax accountants to the same effect.

    5.18 Employee Agreements. Acquiror and Company shall promptly seek to obtain from each employee of Company who, as a result of the change of control of Company in the Merger, would be entitled to any compensation in excess of the limitations prescribed by Section 280G of the Code (an "Excess Parachute Payment"), a mutually satisfactory amendment to any employment agreement, severance agreement, stock option agreement, restricted stock agreement, or other compensation agreement to (i) adjust the aggregate amount of compensation due; (ii) extend the time period over which the compensation is payable; (iii) amend other terms and conditions; or (iv) any combination of these changes; all in order to prevent all compensation payable under such agreements from being characterized as an Excess Parachute Payment.


                              Article VI - Conditions

    6.1 Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may, to the extent waivable, be waived by Acquiror:

         (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement, as amended or supplemented pursuant to Section 5.12 (Subsequent Disclosures), shall be true and correct in all material respects when made as of the date of this Agreement and as made again as of the Closing, except as to any representation or warranty which specifically relates to an earlier date; provided, however, that for purposes of satisfying this condition (but not for purposes of determining whether or not a breach has occurred), any representation which contains a knowledge qualification shall be read without that qualification to verify at Closing whether the representation was true and correct on the date of this Agreement. Company shall have performed all agreements and covenants required by this Agreement to be performed by it. At the Closing there shall be delivered to Acquiror a certificate signed by the chief executive and chief financial officers of Company to the foregoing effect.

         (b) No Adverse Change. There shall not have occurred any event, development, or circumstance related to the business, condition (financial or otherwise), capitalization, or properties of Company or Company's Subsidiaries that has had or could reasonably be expected to have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, whether or not the event, development, circumstance, change, or effect is reflected in the Company Disclosure Statement, as amended or supplemented after the date of this Agreement, other than: (i) an adverse effect caused solely by a change in laws or regulations or other factors (including, but not limited to, a special SAIF premium assessment or a change in general economic conditions or interest rates, and the "mark to market" implications of those events) affecting the financial condition, net income, business, or operations of thrift or banking institutions generally; or (ii) legal, accounting, and investment bankers' expenses incurred by Company in connection with Company's negotiation of this Agreement and the consummation of the Merger.

         (c) Consents. All consents, approvals, and waivers from governmental agencies (including, without limitation, the Federal Reserve Board, the FDIC, the FIB, and the OTS as required by 12 U.S.C.
    Section 1467a(e)(1)), necessary to permit the transactions contemplated by this Agreement shall have been obtained or provided for, all waiting periods prescribed by applicable law or regulation shall have expired, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6).

         (d) No Litigation. Neither Acquiror nor Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         (e) Continued IRS Status. Acquiror shall have received an opinion from Crowe Chizek & Co., L.L.P., independent auditors for Company, in form and substance satisfactory to Acquiror, to the effect that, immediately prior to the Effective Time, the Bank qualifies as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code.

         (f) Opinion of Counsel. Acquiror shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to Company, substantially in the form and content set forth in Exhibit C. Any certificate relied upon by Company's counsel shall also be addressed to Acquiror.

         (g) Tax Opinion. Acquiror shall have received the opinion of Warner Norcross & Judd LLP, counsel to Acquiror, relating to the tax consequences of the transactions contemplated under this Agreement, in form and content reasonably satisfactory to Acquiror.

         (h) Certificate as to Outstanding Shares. Acquiror shall have received one or more certificates dated as of the Closing date and signed by the secretary of Company on behalf of Company, and by the transfer agent for Company Common Stock, certifying (i) the total number of shares of capital stock of Company issued and outstanding as of the close of business on the day immediately preceding the Closing; and (ii) with respect to the secretary's certification, the number of shares of Company Common Stock, if any, which are issuable on or after that date, all in such form as Acquiror may reasonably request.

         (i) Change of Control Waivers. Acquiror shall have received evidence of the waiver of any material rights and the waiver of the loss of any material rights which may be triggered by the change of control of Company upon consummation of the Merger under any agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments described in the Company Disclosure Statement, the breach of which would cause a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, all in form and substance reasonably satisfactory to Acquiror.

         (j) Environmental Risk. All investigation and remediation with respect to any Environmental Risk identified during its Phase I assessments and all related Phase II and III Work shall have been substantially completed to Acquiror's reasonable satisfaction, all as provided in Section 5.16 (Environmental Investigation).

         (k) Executive Employment and Compensation. Acquiror shall have received definitive statements substantially in the form contained in Exhibit E. Each definitive statement shall be separately signed and acknowledged as being true, correct, and complete by each person.

         (l) Tax Ruling. Acquiror shall have received from the IRS a private letter ruling, or a satisfactory opinion from tax counsel or tax accountants, regarding Bank's pre-1988 bad debt reserves as described in
    Section 5.17 (Tax Ruling).

         (m) Employee Agreements. Acquiror and Company shall have received from Company's employees all required amendments to employment agreements, severance agreements, stock option agreements, restricted stock agreements, or other compensation agreements with respect to Excess Parachute Payments as described in Section 5.18 (Employee Agreements).

         (n) Other Closing Transaction Documents. Company shall have delivered to Acquiror at the Closing such other certificates, instruments, and documents as may be reasonably requested by Acquiror prior to the Closing.

    6.2 Conditions to Obligations of Company. The obligations of Company to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived, to the extent waivable:

         (a) Stockholder Approval. The affirmative vote of holders of at least a majority of the outstanding shares of Company's Common Stock entitled to vote on the adoption of this Agreement shall have been duly received at the Stockholders' Meeting.

         (b) Consents. All consents, approvals, and waivers from third parties and governmental agencies necessary to permit the transactions contemplated by this Agreement shall have been obtained or provided for, and all waiting periods shall have expired, as provided in Subsection 6.1(c) (Consents).

         (c) Representations and Warranties. The representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects when made as of the date of this Agreement and as made again as of the Closing, except as to any representation or warranty which specifically relates to an earlier date. Acquiror shall have performed all agreements and covenants required by this Agreement to be performed by it. At the Closing there shall be delivered to Company a certificate signed by the chief executive and chief financial officers of Acquiror to the foregoing effect.

         (d) No Litigation. Neither Acquiror nor Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         (e) Opinion of Counsel. Company shall have received the opinion of Warner Norcross & Judd LLP, counsel to Acquiror, substantially in the form and content set forth in Exhibit D.

         (f) Other Closing Transaction Documents. Acquiror shall have delivered to Company at the Closing such other certificates, instruments, and documents as may be reasonably requested by Company prior to the Closing.


                             Article VII - Termination

    7.1 Termination. This Agreement and the Merger may only be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (notwithstanding that this Agreement has been adopted by Company's stockholders):

         (a) Mutual Action. By agreement authorized by the boards of directors of Acquiror and Company, or duly authorized committees of the boards; or

         (b) Acquiror's Termination Rights. By the board of directors, or a duly authorized committee of the board, of Acquiror if:

              (i) Failure of Conditions. At any time after the Closing could otherwise be called, there has been a failure by Company to satisfy its conditions precedent set forth in Subsections 6.1 (a) (Representations and Warranties), (b) (No Adverse Change), (e) (Continued IRS Status), (f) (Opinion of Counsel), (g) (Tax Opinion),
         (h) (Certificate as to Outstanding Shares), (i) (Change of Control Waivers), (j) (Environmental Risk), (k) (Executive Employment and Compensation), (m) (Employee Agreements), or (n) (Other Closing Transaction Documents) which notice has been given in writing by Acquiror and which has not been cured within thirty (30) business days of receipt of notice, or

              (ii) Upset Date. The Effective Time has not occurred prior to September 30, 1997, without material fault on the part of Acquiror; or

              (iii) Acquisition Proposals. The board of directors of Company shall have withdrawn, or modified, or changed in a manner adverse to Acquiror, its approval or recommendation of this Agreement or the Merger, or shall have recommended an Acquisition Proposal or offer, or shall have executed an agreement in principle (or similar agreement), or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of Company, or a merger, consolidation, or other business combination of Company or Bank or a sale of more than 25 percent of the assets of Company or Bank with or to a person or entity other than Acquiror or its affiliates (or the board of directors of Company resolves to do any of the foregoing); or

              (iv) Acquiring Persons. It shall have been publicly disclosed or Acquiror shall have learned that any person, entity, or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act)
         (an "Acquiring Person"), other than Acquiror or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the 1934 Act) of more than 19.9 percent of any class or series of capital stock of Company through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right, or warrant, conditional or otherwise, to acquire beneficial ownership of more than 19.9 percent of any class or series of capital stock of Company; or

              (v) Environmental Risks. If Acquiror has given Company notice of an unacceptable Environmental Risk pursuant to Section 5.16 (Environmental Investigation), and it is not cured within the thirty-
         (30) day period, or any extension thereof, as provided in Subsection 5.16(d) (Acquiror's Termination Rights).

         (c) Company's Termination Rights. By the board of directors, or a duly authorized committee of the board, of Company if:

              (i) Failure of Conditions. At any time after the Closing could otherwise be called, there has been a failure by Acquiror to satisfy its conditions precedent set forth in Subsection 6.2 (c) (Representations and Warranties), (e) (Opinion of Counsel), or (f) (Other Closing Transaction Documents) of which notice has been given in writing by Company and which has not been cured within thirty (30) business days of receipt of notice;

              (ii) Upset Date. The Effective Time has not occurred prior to September 30, 1997, without material fault on the part of Company; or

              (iii) Delayed Regulatory Approval. On or after June 30, 1997, the Effective Time has not occurred and the Federal Reserve Board has not yet approved the Merger.

         (d) Reciprocal Termination Rights. By the board of directors, or a duly authorized committee of the board, of either Acquiror or the Company at any time after the date that (i) holders of a majority of the shares of Company Common Stock present, in person or by proxy, at the Stockholder Meeting vote against adoption of this Agreement or expressly abstain from voting; (ii) any governmental consent or approval specified in Subsection 6.1(c) (Consents) is denied by final order; or (iii) either Acquiror or Company is subject to any order, decree, or injunction of a court or agency of competent jurisdiction which permanently enjoins or prohibits the consummation of the Merger.

    7.2  Effect of Termination.

         (a)  No Release of Liability.   No termination of this Agreement under
    this Article VII for any reason or in any manner shall release, or be construed as so releasing, either party from its obligations under Subsections 5.1 (b) (Confidentiality), (c) (No Presumption), (d) (Acquiror's Nonpublic Information), and (e) (Prohibit Insider Trading) and Section 8.12 (Expenses) or any party hereto from any liability to any other party under this Section 7.2.

         (b) Termination Notice. In the event of the termination of this Agreement as provided in Section 7.1 (Termination), notice shall immediately be given to the other party or parties specifying the provision of this Agreement pursuant to which termination is made. After the expiration of any applicable cure period without the grounds for termination being cured, this Agreement shall immediately become null and void, and there shall be no liability on the part of Acquiror or Company except (i) for fraud or for willful and material breach of this Agreement and (ii) as set forth in this Section 7.2 and Section
    8.12 (Expenses).

         (c) Termination Fee. If (i) the board of directors of Acquiror shall terminate this Agreement pursuant to Subsection 7.1(b)(iii) (Acquisition Proposals), or (ii) the board of directors of Acquiror shall terminate this Agreement pursuant to Subsection 7.1(b)(iv) (Acquiring Persons) and within one year of termination, the Acquiring Person shall acquire or beneficially own a majority of the then outstanding shares of Company Common Stock or shall have obtained representation of two or more directors on Company's board of directors or shall enter into a definitive agreement with Company with respect to an Acquisition
    Proposal or similar business combination, then in any case described in clauses (i) or (ii) of this Subsection (each referred to as an "Acquiror Trigger Event"), Company shall pay to Acquiror (not later than two business days after termination of this Agreement) an amount equal to $2,000,000.

         (d) Company Breach. If the board of directors of Acquiror shall terminate this Agreement pursuant to Subsection 7.1(b)(i) (Failure of Conditions) due to (i) a willful and material breach of any of the representations and warranties of Company set forth in this Agreement;
    or (ii) a willful and material breach of any material obligation, agreement, or covenant contained in this Agreement by Company (also "Acquiror Triggering Events"), Company shall pay to Acquiror (not later than two (2) business days after termination of this Agreement) an amount equal to $750,000.

         (e) Acquiror's Expenses. In addition to any other amount due, upon the termination of this Agreement due to the occurrence of a Trigger Event, Company agrees that it shall promptly assume and pay, or reimburse Acquiror for, all reasonable fees and expenses incurred, or to be incurred by Acquiror and Acquiror's Bank (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, and financial printers) in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement, in an amount not to exceed $250,000 in the aggregate.

         (f) Acquiror Breach. If the board of directors of Company shall terminate this Agreement pursuant to Subsection 7.1(c)(i) (Failure of Conditions) due to (i) a willful and material breach of any of the representations and warranties of Acquiror set forth in this Agreement; or (ii) a willful and material breach of any material obligation, agreement, or covenant contained in this Agreement by Acquiror (each referred to as a "Company Triggering Event"), then in any such event, Acquiror shall pay to Company (not later than two (2) business days after termination of this Agreement) an amount equal to $750,000.

         (g) Company's Expenses. In addition to any other amount due, upon the termination of this Agreement due to the occurrence of a Company Trigger Event or Company's termination of this Agreement pursuant to Subsections 7.1(c)(i) (Failure of Conditions), 7.1(c)(iii) (Delayed Regulatory Approval) or 7.1(d)(ii) (Reciprocal Termination Rights), Acquiror agrees that it shall promptly assume and pay, or reimburse Company for, all reasonable fees and expenses incurred, or to be incurred by Company and Company's Subsidiaries (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, and financial printers) in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement, in an amount not to exceed $250,000 in the aggregate.


                               Article VIII - General

    Subject to the terms and conditions of this Agreement, Acquiror and Company further agree as follows:

    8.1 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

If to Acquiror, addressed to:         With a copy to:

Shoreline Financial Corporation       Gordon R. Lewis, Esq.
Attention:  Mr. Dan L. Smith          Warner Norcross & Judd LLP
823 Riverview Dr.                     900 Old Kent Building
Post Office Box 1248                  111 Lyon Street, N.W.
Benton Harbor, MI 49023-1248          Grand Rapids, Michigan 49503-2487


If to Company, addressed to:          With a copy to:

SJS Bancorp, Inc.                     James S. Fleischer, P.C.
Attention:  Mr. Thomas G. Watson      Silver, Freedman & Taff, L.L.P.
301 State Street                      Seventh Floor East
St. Joseph, MI 49085-1294             1100 New York Avenue, N.W.
                                      Washington, D.C. 20005-3934



or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

    8.2 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition, or of the breach of any other term, covenant, representation, or warranty.

    8.3 Choice of Law. This Agreement shall be governed by, construed, interpreted, and the rights of the parties determined in accordance with the applicable laws of the United States and the State of Michigan; matters of corporate law applicable to Company shall be governed by, construed, and interpreted according to the DGCL and related laws of the State of Delaware.

    8.4 Specific Enforcement. The parties each agree that, consistent with the terms and conditions of this Agreement, in the event of a breach by a party to this Agreement, money damages will be inadequate and not susceptible of computation because of the unique nature of Company, Company's Subsidiaries, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Agreement by injunctive order or such other equitable means as may be determined in the court's discretion. In no event shall a party be entitled to a recovery under this Section for damages or expenses recovered under another section of this Agreement.

    8.5 Jurisdiction; Venue; Jury. Acquiror and Company each agree to the jurisdiction and venue of any state court located in Berrien County, Michigan. Acquiror and Company each hereby waive their right to a trial by jury.

    8.6 Entire Agreement. The Company Disclosure Statement, the Acquiror Disclosure Statement, the updates to such disclosure statements, the exhibits, and the agreements expressly identified in this Agreement are an integral part of this Agreement. This Agreement contains the entire agreement between the parties with respect to the Merger. This Agreement supersedes all prior written and oral arrangements, agreements, or understandings with respect to its subject matter. The parties have not relied upon any written or oral statements or representations other than as stated in this Agreement, the Company Disclosure Statement, the Acquiror Disclosure Statement, or the updates to such disclosure statements. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon Acquiror and Company and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

    8.7 Headings, Etc. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    8.8 Counterparts. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Agreement shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

    8.9 Amendment. Subject to applicable law, this Agreement may be amended, modified, or supplemented by, and only by, written agreement of Acquiror and Company, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

    8.10 No Assignment. Neither party may assign any of its rights or obligations under this Agreement to any other person.

    8.11 Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

    8.12 Expenses. Except as otherwise provided in Section 7.2 (Effect of Termination), the costs and expenses of Acquiror and Company shall be allocated as follows:

         (a) Acquiror's Expenses. Acquiror shall bear all fees and expenses of its counsel, accountants, and investment bankers, and all other costs and expenses incurred by it in the review and negotiation of this Agreement and the Bank Consolidation Agreement, the investigation of Company, the preparation and prosecution of its application for regulatory approval, the Phase I assessments, and all costs and expenses of any appeals therefrom. In addition, all filing and application fees to be paid by either party or its subsidiaries to governmental or regulatory authorities in connection with the transactions contemplated by this Agreement shall be borne by Acquiror.

         (b) Company's Expenses. Company or Company's Subsidiaries shall bear all fees and expenses of its counsel, accountants, and investment bankers, the costs of printing and mailing the Proxy Statement for use at the Stockholders' Meeting, and all other costs and expenses incurred by such persons or firms in the preparation of this Agreement, the calling, noticing, and holding of the Stockholders' Meeting and the furnishing of information or other cooperation to Acquiror in connection with the preparation of regulatory applications.

    8.13 Publicity. Until the Effective Time, all announcements, press releases, and other communications with stockholders or employees of Company shall be made only after consultation by the parties as to the content and timing of such communications. Until the Effective Time, any such announcements or communications by Company or Acquiror with third parties or representatives of the press or news media shall be made only with the prior approval of the other party hereto, except as and to the extent reasonably required for a party to comply with disclosure obligations imposed upon that party under applicable securities laws and related rules and regulations, or otherwise required by law.

    8.14 Survival. The representations and warranties of the parties hereto shall expire at the Effective Time and shall not survive the consummation of the Merger or the Bank Consolidation. All covenants and agreements contemplated to be performed prior to the Effective Time shall expire at the Effective Time and shall not survive the consummation of the Merger or the Bank Consolidation, and all covenants and agreements of Acquiror contemplated to be performed, partially or in full, after the Effective Time, shall survive the Effective Time and the consummation of the transactions contemplated by this Agreement.

    8.15  Calculation of Dates and Deadlines.   Unless otherwise specified, any
period of time to be determined under this Agreement shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Agreement shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Benton Harbor, Michigan.

                   [Balance of this page intentionally blank]

    In Witness Whereof, Acquiror and MergerSub have each caused this Agreement and Plan of Merger to be executed in this counterpart by their respective, duly authorized officers as of the date first above written.


                             Shoreline Financial Corporation



                             By:
                                  Dan L. Smith, Chairman of the Board,
                                  President, and Chief Executive Officer


                             SJS Acquisition Corporation



                             By:

                                  Dan L. Smith, President


                   [Balance of this page intentionally blank]

    In Witness Whereof, Company has caused this Agreement and Plan of Merger to be executed in this counterpart by its duly authorized officer as of the date first above written.

                             SJS Bancorp, Inc.



                             By:
                                  Thomas G. Watson, President


                   [Balance of this page intentionally blank]

                                      Exhibit A

                             Company's Disclosure Statement

                                     Exhibit B

                         Acquiror's Disclosure Statement

         This is the Acquiror Disclosure Statement described in Article IV of this Agreement. There are no exceptions to Acquiror's representations or warranties set forth in this Agreement.

                                     EXHIBIT C

                    [Silver, Freedman & Taff, L.l.p. Letterhead]



                                       [Date]

Shoreline Financial Corporation
823 Riverview Dr.
PO Box 1248
Benton Harbor, Michigan 49023-1248

Gentlemen:

         We are counsel to SJS Bancorp, Inc. ("Company"), in connection with an Agreement and Plan of Merger dated as of November 6, 1996 (the
"Agreement"), between the Company, Shoreline Financial Corporation ("Shoreline"), and SJS Acquisition Corporation, a Michigan corporation ("MergerSub"). This opinion is delivered to you pursuant to Section 6.1(f) of the Agreement.

         For purposes of this opinion, we have examined the Agreement; the Company Disclosure Statement, as updated; the certificate of incorporation and bylaws of Company; the charter and bylaws of Bank; resolutions relating to the Agreement adopted by Company's board of directors; and such other documents as we have deemed necessary under the circumstances.

         In making our examination, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. As to various facts material to our opinion, we have relied upon statements or certificates of public officials and officers or representatives of Company and others, true copies of which are attached. We also reviewed such matters of law as we deemed necessary under the circumstances.

         All terms appearing, but not otherwise defined, in this opinion shall have the various meanings defined in the Agreement. As used in this opinion, "knowledge" means the actual knowledge of the lawyer signing this opinion and the actual knowledge of any lawyer who is a partner or employee of our firm who has had active involvement in negotiating the Agreement, preparing the Company Disclosure Statement, preparing documents relating to the Merger, or preparing this opinion.

         Based upon and subject to the foregoing, it is our opinion that:


    a.   Organization, Standing, and Power.

         i. Company's Organization. Company is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware and is authorized by the OTS to be a savings and loan holding company. Company has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Company nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan.

         ii. Bank's Organization. Bank is duly organized and validly existing as a federally chartered stock savings bank under HOLA and is authorized by the OTS to conduct a savings and loan business. Bank has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Bank nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan.

Shoreline Financial Corporation
[Date]
Page 2
________________________________


         iii. Non-Bank Subsidiary's Organization. Non-Bank Subsidiary is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Michigan. Non-Bank Subsidiary is duly qualified or licensed as a foreign corporation in each other state or jurisdiction in which the ownership of property or the conduct of business requires licensing or qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole. Non-Bank Subsidiary has all requisite corporate power and authority to own, lease, and operate its respective properties and assets and to carry on its business as presently conducted.
               Non-Bank Subsidiary is engaged only in those activities which are permitted by the OTS.

    b.   Capitalization.

         i. Company's Capital Stock. The authorized capital stock of Company consists of 4,500,000 shares of Company Common Stock, par value $0.01 per share, of which [917,622] shares are issued and outstanding as of the date of this opinion, and 2,000,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding. All of the outstanding shares of Company Common Stock are validly issued, fully paid, and nonassessable. Except for stock options covering [79,509] shares of Common Stock granted pursuant to the Incentive Plan (the "Stock Options"), there are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock nor any securities convertible into the stock. Except as described in this Section, Company is not obligated to issue any additional shares of Company's capital stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock or any other securities convertible into Company's capital stock.

         ii. Issuance of Shares. After the date of this opinion, the number of issued and outstanding shares of Company Common Stock is not subject to change before the Effective Time.

         iii. Voting Rights. Other than the shares of Company Common Stock issued and outstanding as of the record date for the Stockholder meeting, neither Company nor any of Company's Subsidiaries have outstanding any security or issue of securities:

              (1) The holder or holders of which have the right to vote on the adoption of the Agreement or approval of the Merger; or

              (2) Which entitle the holder or holders to consent to, or
                  withhold consent on, the Merger or the Agreement.

Shoreline Financial Corporation
[Date]
Page 3
________________________________


         iv. Bank Capital Stock. The authorized capital stock of Bank consists of 4,500,000 shares of common stock, $0.01 par value each, of which 917,622 shares are issued and outstanding, and 2,000,000 shares of serial preferred stock, none of which is outstanding. All of the outstanding shares of Bank's common stock are validly issued, fully paid, and nonassessable and are owned by Company, free and clear of all liens and encumbrances.
               There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock nor any securities convertible into the stock and Bank is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock or any other securities convertible into Bank's common stock.

         v. Non-Bank Subsidiary Capital Stock. All of the outstanding shares of common stock of Non-Bank Subsidiary are validly issued, fully paid, and nonassessable and are owned by Bank, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Non-Bank Subsidiary's common stock nor any securities convertible into that stock. Non-Bank Subsidiary is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into Non-Bank Subsidiary's common stock.

   c. Authority of Company. The execution, delivery, and performance by Company of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly and validly authorized by all necessary corporate action on the part of Company. The Agreement is a valid and binding obligation of Company, enforceable in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

   d. No Violation. Neither the execution, delivery, and performance by Company of the Agreement, the consummation of the transactions contemplated in the Agreement, nor compliance by Company with any of the provisions of the Agreement, will:

         i. Corporate Documents. Conflict with or result in a breach of any provision of its certificate of incorporation or bylaws;

         ii. Material Contracts. Constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration, or any right to acquire any securities (other than the options currently outstanding under the Incentive Plan and shares of Company Common Stock currently outstanding but subject to restrictions under the Recognition
              Plan) or assets, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation, known to us, to which Company or Company's Subsidiaries are a party, or by which Company or Company's Subsidiaries or any of their respective properties or assets are bound, if in any of those circumstances the event could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair Company's ability to perform its obligations under the Agreement; or

Shoreline Financial Corporation
[Date]
Page 4
________________________________
         iii. Orders and Injunctions. Violate any order, writ, injunction, decree, statute, rule, or regulation, known to us, applicable to Company or Company's Subsidiaries or any of their respective properties or assets.

   e. No Consent. No consent of, approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company or Company's Subsidiaries, and no consent of, approval of, or notice to or filing with any other person is required in connection with the execution, delivery, and performance by Company of the Agreement or the consummation by Company of the transactions contemplated by the Agreement, except as has already been obtained.

   f.    Litigation.  To our knowledge:

         i. Material Claims. Except as disclosed in the Company Disclosure Statement, as updated, there is no private or governmental suit, claim, action, or proceeding (arbitral or otherwise) pending or threatened against Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries involving a monetary claim in excess of $10,000 or a demand for equitable relief, or against any of their directors or officers relating to the performance of their duties in those capacities.

         ii. No Injunctions. There are no material judgments, decrees, stipulations, or orders against Company or Company's Subsidiaries enjoining them or any of their directors or officers in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

         iii. Actions Previously Disclosed. Except as described in the Company Disclosure Statement, as updated, there is no litigation to which Company, Bank, or any of their directors or officers are a party and which names Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries as a defendant or cross-defendant and prays for damages or any other remedy or remedies that, if sustained, could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations under the Agreement or the ability of Bank to perform its obligations under the Bank Consolidation Agreement.

         This opinion has been furnished to you in accordance with the Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on laws, rules, and regulations in effect as of the date of this opinion. As and to the extent that Michigan law applies, we have relied, with your permission, upon counsel licensed to practice law in Michigan. We express no opinion as to laws, rules, and regulations other than these. This opinion is limited to those matters expressly stated and no opinion should be inferred or implied beyond such matters.

Shoreline Financial Corporation
[Date]
Page 5
________________________________
                             Very truly yours,

                             Silver, Freedman & Taff, L.L.P.



                             By________________________________

                                             , a Partner

                                     EXHIBIT D

                      [Warner Norcross & Judd LLP Letterhead]



                                       [Date]

SJS Bancorp, Inc.
301 State Street
St. Joseph, MI 49085-1294

Gentlemen:

         We are general counsel to Shoreline Financial Corporation ("Acquiror") and SJS Acquisition Corporation, a Michigan corporation ("MergerSub"), and have served as their counsel in connection with an Agreement and Plan of Merger dated as of November 6, 1996 (the "Agreement"), between SJS Bancorp, Inc. ("Company"), Acquiror, and MergerSub. This opinion is delivered to you pursuant to Section 6.2(e) of the Agreement.

         For purposes of rendering this opinion, we have examined the Agreement; the Acquiror Disclosure Statement, as updated; the articles of incorporation and bylaws of Acquiror and MergerSub, respectively; resolutions relating to the Agreement adopted by the boards of directors and board committees of Acquiror and MergerSub, and such other documents as we have deemed necessary under the circumstances.

         In making our examination, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. As to various facts material to our opinion, we have relied upon statements or certificates of public officials and officers or representatives of Acquiror and MergerSub, true copies of which are attached. We also reviewed such matters of law as we deemed necessary under the circumstances.

         All terms appearing, but not otherwise defined, in this opinion shall have the various meanings defined in the Agreement. As used in this opinion, "knowledge" means the actual knowledge of the lawyer signing this opinion and the actual knowledge of any lawyer who is a partner or employee of our firm who has had active involvement in negotiating the Agreement, preparing the Acquiror Disclosure Statement, preparing documents relating to the Merger, or preparing this opinion.

         Based upon and subject to the foregoing, we are of the opinion that:

    a. Organization and Qualification. Acquiror and MergerSub are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan. Acquiror's Bank is a Michigan banking corporation duly organized, validly existing, and in good standing under the Banking Code.

    b. Authority Relative to the Agreement. Acquiror and MergerSub each have full corporate power and authority to execute, deliver, and perform the Agreement and to consummate the transaction contemplated by the Agreement. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized and approved by the boards of directors of Acquiror and MergerSub. No other corporate proceedings on the part of Acquiror or MergerSub are necessary to authorize the Agreement or to consummate the transactions contemplated by the Agreement. The Agreement has been duly and validly executed and delivered by Acquiror and MergerSub and constitutes the valid and binding agreement of Acquiror and MergerSub, enforceable against either of them in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

SJS Bancorp, Inc.
[Date]
Page 2
_________________



    c. No Conflict or Violation. Neither the execution nor delivery of the Agreement nor the consummation by Acquiror and MergerSub of the transactions contemplated by the Agreement nor the compliance with and fulfillment of the terms and provisions of the Agreement by Acquiror and MergerSub will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under:

         i. Corporate Documents. The articles of incorporation or bylaws of Acquiror or MergerSub, respectively;

         ii. Material Agreements. Any material agreement or instrument, known to us, to which Acquiror or Acquiror's Bank is a party or by which either of them is bound; or

         iii. Orders; Liens. Any material order, judgment, or decree, known to us, to which Acquiror or Acquiror's Bank is subject, or result in the creation of any material lien, charge, or encumbrance on any of their respective properties.

    d. Litigation. To our knowledge, there is no private or governmental suit, claim, action, or proceeding pending or threatened, or which reasonably should be expected to be commenced, against Acquiror, its subsidiaries or against any of their directors or officers that would impair the ability of Acquiror to perform its obligations under the Agreement.

         This opinion has been furnished to you in accordance with the Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on laws, rules, and regulations in effect as of the date of this opinion. We express no opinion as to laws, rules, and regulations other than these. This opinion is limited to those matters expressly stated and no opinion should be inferred or implied beyond such matters.


                             Very truly yours,

                             Warner Norcross & Judd LLP



                              By

                                            , a Partner

                                     EXHIBIT E

                      Form of Definitive Employment Statement

                         Definitive Statement of Employment

         I am presently employed by the employer(s) named below in the capacity indicated. Except as stated below, I have no oral or written agreement, contract, appointment, engagement, relationship, or claim relating to my employment as a director, officer, employee, independent contractor, representative, agent, or otherwise (collectively, my "Employment") with SJS Bancorp, Inc., or any bank, company, or business that controls, is controlled by, or is under common control with SJS Bancorp, Inc., (collectively, my "Employer"). Except as stated below, my employment relationship with my Employer is "at will," meaning either I or my Employer may terminate my Employment at any time with or without cause. If there is any written agreement or contract pertaining to my Employment, it is attached to this form.

         The total amount of my compensation for last year as reported to me by my Employer on IRS Form W-2 is stated below. My current employment-related benefits (e.g., health, disability, and life insurance; bonus and profit sharing; deferred income; retirement; automobile; clubs; and other perquisites) are each listed below (identify but do not attach plans). There are no other benefits, during or after my employment, except as described below.



                                                  Last Year's W-2                        Written Contract?
Name of Employer     Capacity(ies) and Terms       Compensation     Current Benefits       (mark yes or no)
----------------     -----------------------      ---------------   ----------------     ------------------

1.                                                                  See Note 1 below     No

                                                                                         Yes, attached


2.                                                                  See Note 2 below     No

                                                                                         Yes, attached

3.                                                                  See Note 3 below     No

                                                                                         Yes, attached




Notes 1 - 3 (attach pages as necessary):  My Current Employment Benefits are:

1. - 3.


         This statement is given to and may be relied upon by Shoreline Financial Corporation and by my Employer. This statement of my Employment is true, correct, and complete in all respects. This statement is made as of ___________________________________, 19____. I will promptly advise you of any material changes in this information.


                                       ------------------------------
                                       Print or Type Name


                                       ------------------------------
                                       Signature

                                   APPENDIX B
                         SECTION 262 OF THE DELAWARE LAW

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s 251 "(other than a merger effected pursuant to subsection (g) of s 251)", s 252, s 254, s 257, s 258, s 263 or s 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

              a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

              b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

              c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

              d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to s 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     APPENDIX C
                         OPINION OF THE CHICAGO CORPORATION

[LOGO]

ABN-AMRO                                              208 South LaSalle Street
Chicago Corporation                                   Chicago, Illinois  60604
                                                      (312) 855-7600



November 6, 1997


Board of Directors
SJS Bancorp, Inc.
301 State Street
St. Joseph, MI  49085

Members of the Board:

You have asked us to advise you with respect to the fairness to the shareholders of SJS Bancorp, Inc. (the "Company"), from a financial point of view, of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 1996, (the "Merger Agreement"), by and among the Company, Shoreline Financial Corporation. ("Shoreline") and SJS Acquisition Corporation, a wholly-owned subsidiary of Shoreline. The Merger Agreement provides that all of the issued and outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company will be converted into the right to receive cash (the "Conversion") in the amount of $27.00 per share (the "Consideration"), and for the subsequent merger of SJS Acquisition Corporation with and into the Company (the "Merger" and together with the Conversion, the "Transaction"). The Company will be the surviving corporate entity in the Merger. Upon consummation of the Merger, the Company will carry out its complete liquidation by merging with and into Shoreline (then its parent corporation, with Shoreline being the surviving corporation).

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and Shoreline. In addition to the Merger Agreement and this Proxy Statement, we have also reviewed certain other information, including financial forecasts for the Company, provided to us by the Company, and have met with the Company's management to discuss the business and prospects of the Company.

We have also considered certain financial and stock market data of the Company, we compared that data with similar data for other publicly-held companies which we deemed relevant, and we have considered the financial terms of certain other business combinations which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.









ABN AMRO Chicago Corporation ("AACC") is not a bank. Securities sold, offered or recommended by AACC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by or an obligation or responsibility of ABN AMRO Bank N.V., or any other U.S. bank or thrift institution and involve investment risks, including the possible loss of principal.

[LOGO]

ABN-AMRO
Chicago Corporation


Board of Directors
SJS Bancorp, Inc.
November 6, 1997
Page 2


In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not made an independent evaluation or appraisal of the assets of the Company, nor have we been furnished with any such evaluations or appraisals.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Transaction.

ABN AMRO Chicago Corporation, as part of its investment banking business, is continually engaged in the valuation of banks and bank holding companies and thrifts and thrift holding companies in connection with mergers and acquisitions as well as initial and secondary offerings of securities of such companies and valuations for other purposes. ABN AMRO Chicago Corporation is a member of all principal U.S. securities exchanges and may from time to time purchase securities from, and sell securities to, the Company or Shoreline and, either directly or through affiliates, may buy or sell the equity securities of the Company or of Shoreline, as principal or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


This letter is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the Transaction.


Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the shareholders of the Company in the Transaction is fair to such shareholders from a financial point of view.

                             Very truly yours,


                             ABN AMRO CHICAGO CORPORATION

                                     APPENDIX D

                     AUDIT REPORT, AUDITED FINANCIAL STATEMENTS
                      AND MANAGEMENT'S DISCUSSION AND ANALYSIS
                                   June 30, 1996


                            [ON CROWE CHIZEK LETTERHEAD]

                           REPORT OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
SJS Bancorp, Inc.
St. Joseph, Michigan



We have audited the accompanying consolidated statements of financial condition of SJS Bancorp, Inc. as of June 30, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SJS Bancorp, Inc. as of June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.



As discussed in Note 1 to the consolidated financial statements, the Corporation changed its methods of accounting for income taxes and impaired loans effective July 1, 1993 and July 1, 1995, respectively, to conform to new accounting guidance.




                                       /s/ Crowe, Chizek and Company LLP
                                       ---------------------------------
                                       Crowe, Chizek and Company LLP




Grand Rapids, Michigan
August 2, 1996



                   See accompanying notes to financial statements.

                                 SJS BANCORP, INC.

                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               June 30, 1996 and 1995





                                                         1996          1995
                                                    ------------   ------------
ASSET
    Cash and due from financial institutions        $  3,116,085   $  3,143,680

    Interest-bearing demand deposits in
      other financial institutions                        14,832        371,500
                                                    ------------    -----------
         Total cash and cash equivalents               3,130,917      3,515,180

    Interest-bearing deposits in other financial
      institutions                                       190,000        190,000

    Mortgage-backed securities available for
      sale (Note 4)                                   26,831,702     15,185,815

    Mortgage-backed securities held to maturity
      (fair value:  June 30, 1996 - $9,351,120;
      June 30, 1995 - $21,168,925) (Note 4)            9,379,310     20,879,256

    Equity securities available for sale
      (Note 3)                                            63,280         62,480

    Securities available for sale                      5,566,705

    Securities held to maturity (fair value:
      June 30, 1996 - $3,630,989; June 30, 1995
      - $13,539,932) (Note 3)                          3,667,929     13,965,413

    Net loans (Notes 5 and 6)                         98,861,649     71,817,876

    Accrued interest receivable

         Loans                                           735,897        545,710
         Securities                                      124,703        242,094
         Mortgage-backed securities                      208,962        221,113

    Federal Home Loan Bank stock                       1,187,500        863,600

    Premises and equipment (Note 7)                    1,152,526      1,187,836

    Other assets                                         795,564        836,300
                                                    ------------   ------------
         Total assets                               $151,896,644   $129,512,673
                                                    ------------   ------------
                                                    ------------   ------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

    Deposits (Note 8)                               $107,927,968   $106,293,639

    Advance payments by borrowers for taxes
      and insurance                                    1,249,689      1,104,735

    Federal Home Loan Bank advances (Note 9)          23,750,000      4,500,000

    Other borrowings (Note 9)                          1,356,934

    Accrued interest payable on deposits                 251,385        204,961

    Other liabilities                                    450,282        392,125
                                                    ------------   ------------

         Total liabilities                           134,986,258    112,495,460

    Commitments and contingent liabilities (Note 13)




                   See accompanying notes to financial statements.

                                 SJS BANCORP, INC.

                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               June 30, 1996 and 1995



                                                         1996          1995
                                                    ------------   ------------

Shareholders' equity (Notes 10, 11, 12 and 14)
    Preferred stock, $.01 par value:  2,000,000
      shares authorized; none outstanding

    Common stock, $.01 par value:  4,500,000
      shares authorized, 951,622 issued and
      outstanding                                         9,866          9,522

    Additional paid-in capital                        9,519,762      8,808,968

    Retained earnings                                 9,635,294      9,161,369

    Net unrealized loss on securities available
      for sale, net of tax of $257,903 and
      $26,943 for 1996 and 1995, respectively          (500,635)       (52,302)

    Net unrealized loss on securities held to
      maturity, net of tax of $26,777 and
      $282,182 for 1996 and 1995, respectively          (51,979)      (547,764)

    Employee Stock Ownership Plan (ESOP)
      (unallocated shares)                             (322,140)      (362,580)

    Management Recognition Plan (MRP) (unearned
      shares)                                          (675,532)

    Treasury Stock (35,000 shares at cost)             (704,250)
                                                    -----------
         Total shareholders' equity                  16,910,386     17,017,213
                                                   ------------   ------------
              Total liabilities and shareholders'
                equity                             $151,896,644   $129,512,673
                                                   ------------   ------------
                                                   ------------   ------------



                   See accompanying notes to financial statements.

                                 SJS BANCORP, INC.

                         CONSOLIDATED STATEMENTS OF INCOME
                      Years ended June 30, 1996, 1995 and 1994



                                                               1996           1995          1994
                                                          -----------      -----------   -----------
Interest income

    Interest and fees on loans                            $ 7,283,943      $ 5,160,307   $ 3,962,178

    Interest on securities                                    732,025          801,336       544,876

    Interest on mortgage-backed securities                  2,183,733        2,270,439     2,457,088

    Interest on mortgage-backed securities
      (collateral for CMO borrowing)                                                         630,025

    Other interest income                                     228,147          256,081       228,182
                                                          -----------      -----------   -----------
                                                           10,427,848        8,488,163     7,822,349
Interest expense

    Interest on deposits (Note 8)                           5,506,721        4,794,472     4,630,958

    Interest on borrowings                                    957,807          198,144       685,210
                                                          -----------      -----------   -----------
                                                            6,464,528        4,992,616     5,316,168
                                                          -----------      -----------   -----------

Net interest income                                         3,963,320        3,495,547     2,506,181

Provision for loan losses (Note 6)                            175,109          (38,000)      (48,000)
                                                          -----------      -----------   -----------
Net interest income after provision
  for loan losses                                           3,788,211        3,533,547     2,554,181

Noninterest income

    Fees and service charges                                  431,115          351,945       348,388

    Gain on sale of loans (Note 5)                             15,996           13,754       268,758

    Gain (loss) on sale of securities and
      mortgage-backed securities (Notes 3 and 4)               (1,117)          (6,863)      213,733

    Other operating income                                    110,280           84,907        71,519
                                                          -----------      -----------   -----------
                                                              556,274          443,743       902,398
Noninterest expense

    Salaries and employee benefits (Note 10)                1,352,621        1,404,246     1,334,174

    Occupancy expense                                         223,664          219,519       206,641

    Furniture, fixtures and equipment expense                  80,035           77,127        81,109

    Federal insurance premium                                 308,145          302,967       287,400

    Data processing expense                                   310,580          270,867       276,023

    Legal expense                                             117,480           48,130        28,560

    Other operating expense                                   847,059          676,983       638,569
                                                          -----------      -----------   -----------
                                                            3,239,584        2,999,839     2,852,476
                                                          -----------      -----------   -----------
Income before federal income tax expense
  and extraordinary item                                    1,104,901          977,451       604,103

Federal income tax expense (Note 14)                          261,537          287,766       219,992
                                                          -----------      -----------   -----------

Income before extraordinary item                              843,364          689,685       384,111

Debt extinguishment, net of tax of $158,330
  (Note 9)                                                                                   (307,346)
                                                                                          -----------
Net income                                                $   843,364      $   689,685    $    76,765
                                                          -----------      -----------   -----------
                                                          -----------      -----------   -----------

Earnings per share (Note 1):

    Primary                                               $       .91      $       .38          N/A
                                                          -----------      -----------   -----------
                                                          -----------      -----------   -----------
    Fully diluted                                         $       .91      $       .38          N/A

                                                          -----------      -----------   -----------
                                                          -----------      -----------   -----------

                   See accompanying notes to financial statements.

                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                               Years ended June 30, 1996, 1995 and 1994

                                                               Additional                        Net Unrealized      Unallocated
                                                  Common        Paid-In          Retained          Gain (Loss)           ESOP
                                                  Stock         Capital          Earnings         on Securities         Shares
                                                  ------        -------          --------         -------------         ------
Balance at July 1, 1993                                                        $ 8,394,919       $   590,652

Net income for the year ended June 30, 1994                                         76,765

Change in net unrealized gain (loss) on
 securities, net of tax of $757,985
 (Notes 3 and 4)                                                                                  (1,471,379)
                                                                                                  ----------

Balance at June 30, 1994                                                         8,471,684          (880,727)

Net income for the year ended June 30, 1995                                        689,685

Sale of 952,200 shares of common stock, net
 of conversion costs (Notes 2 and 10)           $ 9,522       $ 8,803,608                                           $ (380,880)

Shares committed to be released
 under the ESOP                                                     5,360                                               18,300

Change in net unrealized gain (loss) on
 securities net of tax of ($144,583)
 (Notes 3 and 4)                                                                                     280,661
                                                                                                     -------

Balance at June 30, 1995                          9,522         8,808,968        9,161,369          (600,066)         (362,580)

Net income for the year ended June 30, 1996                                        843,364

Shares granted under the MRP                        344           675,188

Cash dividends - $.40 per share                                                   (369,439)

Shares committed to be released
 under the ESOP                                                    35,606                                               40,440

Acquisition of treasury shares (at cost)

Change in net unrealized gain (loss) on
 securities net of tax of ($24,445)
 (Notes 3 and 4)                                                                                      47,452
                                                                                                      ------
Balance at June 30, 1996                        $ 9,866       $ 9,519,762      $ 9,635,294        $ (552,614)       $ (322,140)
                                                - -----       - ---------      - ---------        - --------        - --------
                                                - -----       - ---------      - ---------        - --------        - --------



                                                     Unearned                            Total
                                                        MRP           Treasury        Shareholders'
                                                       Shares          Stock             Equity
                                                       ------          ------            ------
Balance at July 1, 1993                                                               $ 8,985,571

Net income for the year ended June 30, 1994                                                76,765

Change in net unrealized gain (loss) on
 securities, net of tax of $757,985
 (Notes 3 and 4)                                                                       (1,471,379)
                                                                                       ----------

Balance at June 30, 1994                                                                7,590,957

Net income for the year ended June 30, 1995                                               689,685

Sale of 952,200 shares of common stock, net
 of conversion costs (Notes 2 and 10)                                                   8,432,250

Shares committed to be released
 under the ESOP                                                                            23,660

Change in net unrealized gain (loss) on
 securities net of tax of ($144,583)
 (Notes 3 and 4)                                                                          280,661
                                                                                          -------

Balance at June 30, 1995                                                               17,017,213

Net income for the year ended June 30, 1996                                               843,364

Shares granted under the MRP                        $ (675,532)

Cash dividends - $.40 per share                                                          (369,439)

Shares committed to be released
 under the ESOP                                                                            76,046

Acquisition of treasury shares (at cost)                             $ (704,250)         (704,250)

Change in net unrealized gain (loss) on
 securities net of tax of ($24,445)
 (Notes 3 and 4)                                                                           47,452
                                                                                           ------
Balance at June 30, 1996                            $ (675,532)      $ (704,250)      $16,910,386
                                                    - --------       - --------       -----------
                                                    - --------       - --------       -----------



               See accompanying notes to financial statements

------------------------------------------------------------------------------

                                SJS BANCORP, INC.
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years ended June 30, 1996, 1995 and 1994


                                                               1996                 1995                 1994
                                                               ----                 ----                 ----
Cash flows from operating activities
    Net income                                            $    843,364         $    689,685         $    76,765
    Adjustments to reconcile net income to
      net cash from operating activities:
         Depreciation                                           83,104               82,726              85,171
         Amortization                                         (185,360)             103,342             124,873
         Provision for loan losses                             175,109              (38,000)            (48,000)
         Deferred income taxes                                 (56,276)             (54,529)           (168,782)
         ESOP expense                                           76,046               23,660
         Gain on sale of loans                                 (15,996)             (13,754)           (268,758)
         Loss (gain) on sale of securities and
           mortgage-backed securities                            1,117                6,863            (213,733)
         Proceeds from sale of loans                         5,871,163            2,470,729          22,600,111
         Loans originated for sale                          (5,975,469)          (2,602,887)        (17,335,537)
         Changes in assets and liabilities:
              Deferred loan fees                              (112,713)             (11,601)              2,776
              Accrued interest receivable                      (60,646)             (68,893)             76,397
              Other assets                                     (18,470)             (10,567)            505,720
              Accrued interest payable                          46,424               65,277            (129,949)
              Other liabilities                                 58,158             (446,649)           (313,200)
                                                                ------             ---------           ---------
                   Net cash from operating activities          729,555              195,402           4,993,854

Cash flows from investing activities
    Decrease in interest-bearing deposits
      in other financial institutions                                                                   197,000
    Purchases of equity securities                                (800)
    Purchases of FHLB stock                                   (323,900)
    Purchases of securities available for sale                                     (589,111)
    Purchase of securities held to maturity                 (1,450,000)          (2,249,883)         (7,050,640)
    Proceeds from sales of securities available for sale       700,000              588,271           1,532,781
    Proceeds from calls and maturities of securities
      held to maturity                                       5,127,652
    Purchase of mortgage-backed securities
      available for sale                                    (7,761,908)          (3,945,535)        (14,169,456)
    Purchase of mortgage-backed securities
      held to maturity                                      (6,793,736)            (974,820)         (4,439,180)
    Proceeds from sales of mortgage-backed
      securities available for sale                         10,833,312            4,974,391          14,954,801
    Proceeds from sales of mortgage-backed
      securities held to maturity in connection
      with extinguishment of debt                                                                     5,643,146
    Principal payments on mortgage-backed
      securities                                             4,185,657            6,596,429          14,128,881
    Loans purchased                                           (500,000)
    Loan originations and principal payments
      on loans, net                                        (26,485,867)         (19,256,187)         (7,252,017)
    Net expenditures on foreclosed real estate                  (5,837)
    Proceeds from sale of foreclosed real estate                96,875
    Premises and equipment expenditures                        (47,794)             (53,910)            (38,881)
                                                               --------             --------            --------
         Net cash from investing activities                (22,426,346)         (14,910,355)          3,506,435


                         See accompanying notes to financial statements.

                                SJS BANCORP, INC.
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years ended June 30, 1996, 1995 and 1994


                                                               1996                 1995                 1994
                                                               ----                 ----                 ----
Cash flows from financing activities
    Net change in deposits                              $    1,634,329      $    (2,553,450)       $    460,088
    FHLB borrowing                                          22,250,000            5,000,000
    Repayment of FHLB advances                              (3,000,000)            (500,000)
    Principal payments on long-term borrowings                                                       (7,032,909)
    Net change in advance payments by borrowers                144,954             (198,228)           (235,873)
    Net change in other borrowings                           1,356,934
    Common stock issued                                                           8,432,250
    Dividends paid                                            (369,439)
    Treasury stock purchased                                  (704,250)
                                                              ---------
         Net cash from financing activities                 21,312,528           10,180,572          (6,808,694)
                                                            ----------           ----------          -----------

Net change in cash and cash equivalents                       (384,263)          (4,534,381)          1,691,595

Cash and cash equivalents at beginning of year               3,515,180            8,049,561           6,357,966
                                                        --------------       --------------      --------------
Cash and cash equivalents at end of year                $    3,130,917       $    3,515,180      $    8,049,561
                                                        --------------       --------------      --------------
                                                        --------------       --------------      --------------

Supplemental disclosures of cash flow information
    Cash paid during the year for
         Interest                                       $    6,418,104       $    4,927,339      $    5,828,634
         Income taxes                                          375,505              206,600             335,000

    Transfer of mortgage-backed securities from
      available for sale to held to maturity at fair
      value (Note 4)                                                             16,905,411

    Transfer of securities from held to maturity
      to available for sale at fair value (Note 4)          23,967,560


                         See accompanying notes to financial statements.

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: SJS Bancorp, Inc. (the "Corporation") was organized as a thrift holding company in the State of Delaware during February 1995 to be the sole shareholder of SJS Federal Savings Bank, FSB (the "Bank"). The Bank is the sole shareholder of SJS Financial Corporation and SJS Capital Corporation.

SJS Federal Savings Bank is a federally chartered savings bank headquartered in St. Joseph, Michigan. The Bank attracts retail deposits from the general public and invests those funds primarily in one- to four-family residential mortgage loans and mortgage-backed securities. The operations of SJS Financial Corporation consist of investing in the stock of MIMLIC Life Insurance Company. See Note 9 for a description of the operations of SJS Capital Corporation.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The primary estimates incorporated into the Corporation's financial statements which are susceptible to change in the near term include the allowance for loan losses and the determination and carrying value of certain financial instruments.

Concentrations of Credit Risk: The Corporation grants mortgage and installment loans to, and obtains deposits from, customers primarily in Southwestern Michigan. Substantially all loans are secured by specific items of collateral, primarily residential real estate and customer assets. Other financial instruments which potentially subject the Corporation to concentrations of credit risk include deposit accounts in other financial institutions.

Principles of Consolidation: The consolidated financial statements include the accounts of the Corporation, its wholly-owned subsidiary, the Bank, and the Bank's wholly-owned subsidiary, SJS Financial Corporation. All significant intercompany transactions and balances are eliminated in consolidation.

Securities and Mortgage-Backed Securities Available for Sale: Securities and mortgage-backed securities available for sale consist of those securities which might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. Securities and mortgage-backed securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of shareholders' equity, until realized.

Premiums and discounts on securities available for sale are recognized in interest income using the interest method over the estimated life of the security based upon current prepayment speeds. The net investment in these securities is adjusted, as estimated lives change, to the amount that would have existed had the new effective yield been applied since the acquisition of the securities. The securities are adjusted to the new balance with a corresponding charge or credit to interest income. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities and Mortgage-Backed Securities Held to Maturity: Securities and mortgage-backed securities for which the Corporation has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

 Certain securities have been transferred from available for sale to held to maturity. The unrealized gain or loss at the date of transfer is being recognized in interest income using the interest method over the remaining period to maturity. The unrealized gain or loss reported in equity is being recognized in the same manner.

Loans: Loans are stated at unpaid principal balances less the allowance for loan losses and net deferred loan origination fees. Loans are placed on nonaccrual states unless they are adequately collateralized and in the process of collection.

Interest Income on Loans: Interest income on loans is accrued over the term of the loans based upon the principal outstanding except where serious doubt exists as to the collectibility of a loan, in which case the accrual of interest is discontinued. Under SFAS No. 114, Accounting for Creditors for Impairment of a Loan, as amended by SFAS No. 118, the carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as adjustments to the provision for loan losses.

For loans originated for portfolio, loan fees are deferred, net of certain direct loan origination costs. The net amount deferred is reported in the consolidated statements of financial condition as a reduction of loans and is recognized as interest income over the contractual term of the loan using the level-yield method.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan charge-offs that occur. A loan is charged-off against the allowance by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, Accounting for Creditors for Impairment of a Loan (SFAS No. 114). SFAS No. 114, effective for the Corporation beginning July 1, 1995, requires that impaired loans, as defined, be measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as an increase to the provision for loan losses. This Statement did not have a material effect on the Corporation's consolidated financial position or results of operations at the implementation date of July 1, 1995.

Smaller-balance homogeneous loans are defined as residential first mortgage loans secured by one-to-four family residences, residential construction loans, student loans, home equity and second mortgage loans, and automobile loans and are evaluated collectively for impairment. Commercial real estate loans and other commercial loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment. In general, loans classified as doubtful or loss are considered impaired while loans classified as substandard are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment, or nonaccrual, are similar, the measurement considerations differ. A loan is impaired when the economic value estimated to be received is less than the value implied in the original credit agreement. A loan is placed in nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection. Although impaired loan and nonaccrual loan balances are measured differently, impaired loan disclosures under SFAS Nos. 114 and 118 are not expected to differ significantly from nonaccrual and renegotiated loan disclosures.

Mortgage Banking Activities: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated aggregate market value. Net unrealized losses are recognized in a valuation allowance by charges to income. Loan servicing fees are recognized when received and the related costs are recognized when incurred. The Bank sells mortgage loans into the secondary market at market prices, which includes consideration for normal servicing fees.

Statement of Cash Flows: For the purpose of this statement, cash and cash equivalents include cash on hand, demand balances with financial institutions and short-term investments having original maturities of three months or less. The Bank reports net cash flows from customer loan transactions, deposit transactions and deposits made with other financial institutions.

-------------------------------------------------------------------------------

                                  (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: Beginning July 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No.
109). The Corporation records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of net tax assets. The effect of the adoption of SFAS No. 109 as of July 1, 1993, was immaterial, and accordingly, no provision for the cumulative effect of the accounting change was reflected in the 1994 consolidated statement of income.

Defined Contribution Benefit Plan: The Corporation maintains a defined contribution money purchase pension plan that covers substantially all employees. Contributions are based on a percentage of compensation established on a discretionary basis. The Corporation's expense for the plan was $69,398, $72,820 and $76,209 for the years ending June 30, 1996, 1995 and
1994, respectively. It is the Corporation's policy to fund pension costs accrued.

 Employee Stock Ownership Plan: The cost of shares issued to the ESOP but not yet allocated to participants is presented in the consolidated statement of financial condition as a reduction of shareholders' equity. Compensation expense is recorded based on the market price of the shares as they are committed to be released for allocation to participant accounts. The difference between the market price and the cost of shares committed to be released is recorded as an adjustment to additional paid-in-capital. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are reflected as a reduction of debt and accrued interest.

Shares are considered outstanding for earnings per share calculations as they are committed to be released; unallocated shares are not considered outstanding.

Preferred Stock: The Corporation is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Corporation that the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. The Board of Directors has no present plans for the issuance of any preferred stock.

Earnings Per Share: Primary and fully earnings per share are computed by dividing net income subsequent to conversion by the weighted average number shares and common share equivalents which would arise from the exercise of stock options (initial grant occurred in fiscal 1996) (Note 10). Net income for the period from stock conversion on February 15, 1995 to June 30, 1995 was $350,363.

The weighted average number of shares used in the primary and fully diluted earnings per share computations were as follows:

                                         Year ended June 30,
                             --------------------------------------------
                                 1996           1995            1994

    Primary                    924,674         915,027     Not applicable
    Fully diluted              925,805         915,027     Not applicable


Reclassifications: Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the 1996 presentation.

-------------------------------------------------------------------------------

                                  (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Issued But Not Yet Adopted Accounting Standards: The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, (SFAS No. 121). The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and establishes criteria for evaluating recoverability. The Statement also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, with certain exceptions. The Statement is effective for fiscal years beginning after December 15, 1995. Management does not expect the Statement to have a material impact on the consolidated financial condition or results of operations of the Company.

The Financial Accounting Standards Board recently released Statement of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights (SFAS No. 122). This Statement changes the accounting for mortgage servicing rights retained by the loan originator. Under this Statement, if the originator sells or securitizes mortgage loans and retains the related servicing rights, the total cost of the mortgage loan is allocated between the loan (without the servicing rights) and the servicing rights, based on their relative fair values. Under current practice, all such costs are assigned to the loan. The costs allocated to mortgage servicing rights will be recorded as a separate asset and be amortized in proportion to, and over the life of, the net servicing income. The carrying value of the mortgage servicing rights will be periodically evaluated for impairment.

The Corporation currently retains servicing on almost all loans originated and sold into the secondary market. Accordingly, this Statement will apply to most loan sales. The impact on the Corporation's results of operations and financial position is not expected to be significant when adopted, however, the impact will depend upon the volume of loans sold with servicing retained, the cost of loans originated, the relative fair values of loans and servicing rights at the point of sale, among other factors. In general, the Statement will increase the amount of income recognized when loans are sold and will reduce the amount of income recognized during the servicing period.

This Statement is effective for the Corporation's loan sale transactions for fiscal 1997. Retroactive application to servicing rights created prior to adoption of the Statement is prohibited.

The FASB has issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensations (SFAS No. 123). This Statement establishes a fair value based method of accounting for employee stock options and similar equity instruments, such as warrants, and encourages all companies to adopt that method of accounting for all of their employee stock compensation plans. However, the Statement allows companies to continue measuring compensation cost for such plans using accounting guidance in place prior to SFAS No. 123. Companies that elect to remain with the former method of accounting must make pro-forma disclosures of net income and earnings per share as if the fair value method provided for in SFAS No. 123 had been adopted. The accounting requirements of the Statement are required for transactions entered into in fiscal years that begin after December 15, 1995, although early adoption is permitted. Disclosure requirements are effective for financial statements issued after December 15, 1995 or the period in which the accounting requirements are adopted if they are early adopted. Companies which elect to continue measuring compensation costs under current guidance must present pro-forma disclosures for awards granted in the first fiscal year beginning after December 15, 1994, however that disclosure need not be made until financial statements for that fiscal year are presented for comparative purposes with financial statements for a later fiscal year. Management has concluded that the Corporation will not adopt the fair value accounting provisions of SFAS No. 123 and will continue to apply its current method of accounting. Accordingly, adoption of SFAS No. 123 will have no impact on the Corporation's consolidated financial position or results of operations.

-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 2 - CONVERSION TO STOCK FORM OF OWNERSHIP

On June 6, 1994, the Board of Directors of the Bank, subject to regulatory approval and approval by the members of the Bank, unanimously adopted a Plan of Conversion to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank with the concurrent formation of the Corporation as the Bank's holding company. The conversion was consummated on February 15, 1995 by amending the Bank's federal charter and the sale of the holding company's common stock in an amount equal to the pro forma market value of the Bank after giving effect to the conversion. Subscriptions for the shares of the Corporation's common stock were offered initially to tax-qualified employee plans and the Bank's depositors, then to other members and directors, officers and employees of the Bank. Proceeds of $8,432,250 were received from the sale of 952,200 common shares, after deduction of conversion costs of $708,870 and the issuance of 38,088 shares for the ESOP in exchange for a note receivable from the ESOP. Upon closing of the stock offering, the Corporation purchased 100% of the common shares of the Bank. SJS Federal Savings Bank is now a wholly-owned subsidiary of the Corporation. The conversion was an internal reorganization with historical balances carried forward without adjustment.


NOTE 3 - SECURITIES

The amortized cost and fair values of nonmortgage-backed securities at June 30, 1996 and 1995 are as follows:

Available for Sale

                                              Gross        Gross
                              Amortized    Unrealized   Unrealized     Fair
                                Cost          Gains       Losses       Value
                                ----          -----       ------       -----
1996
   U.S. Government agencies  $ 5,868,074                $ 301,369   $ 5,566,705
   Equity securities              63,280                                 63,280
                                  ------                                 ------

                             $ 5,931,354                $ 301,369   $ 5,629,985
                             - ---------                - -------   - ---------
                             - ---------                - -------   - ---------

1995
   Equity securities         $    62,480                            $    62,480
                             -    ------                            -    ------
                             -    ------                            -    ------

Held to Maturity

1996
   U.S. Government agencies  $ 3,667,929   $   9,858    $  46,798   $ 3,630,989
                             - ---------   -   -----    -  ------   - ---------
                             - ---------   -   -----    -  ------   - ---------

1995
   U.S. Government agencies  $13,965,413   $  23,692    $ 449,173   $13,539,932
                             -----------   -  ------    - -------   -----------
                             -----------   -  ------    - -------   -----------


-------------------------------------------------------------------------------

                                 (Continued)

                               SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

The amortized cost and fair value of nonmortgage-backed securities at June 30, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                         Available for Sale                 Held to Maturity
                                         ------------------                 ----------------
                                      Amortized            Fair          Amortized            Fair
                                         Cost              Value            Cost              Value
                                         ----              -----            ----              -----

  Due in one year or less                                              $   500,000         $   500,000
  Due after one year through
   five years                       $  4,868,334       $ 4,600,455       1,470,000           1,446,415
  Due after five years through
   ten years                             999,740           966,250       1,247,758           1,236,638
  Due after ten years                                                      450,171             447,936
                                                                           -------             -------

                                    $  5,868,074       $ 5,566,705     $ 3,667,929         $ 3,630,989
                                    -  ---------       - ---------     - ---------         - ---------
                                    -  ---------       - ---------     - ---------         - ---------

  Equity securities                 $     63,280       $    63,280
                                    -     ------       -    ------
                                    -     ------       -    ------



At June 30, 1996, the Corporation had securities with a carrying value of approximately $500,000 and fair value of $489,435 in various structured debt securities issued by government-sponsored enterprises. All such securities were classified as held to maturity. The Corporation's investment objectives for purchase of these securities was similar to its objectives for the purchase of other securities.

Proceeds from the sale of debt and equity securities during the years ended June 30, 1996, 1995 and 1994 were $700,000, $588,271 and $1,532,781, respectively. Gross gains of $626, $6,569 and $32,781, respectively, were realized on these sales, with a loss of $2,973 realized during 1996. No securities classified as held to maturity under SFAS No. 115 were sold during fiscal 1996 or 1995.

-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 4 - MORTGAGE-BACKED SECURITIES

The amortized cost and fair value of mortgage-backed securities at June 30, 1996 and 1995 are as follows:


Available for Sale

                                                             Gross           Gross
                                            Amortized      Unrealized      Unrealized          Fair
                                               Cost          Gains           Losses            Value
                                               ----          -----           ------            -----
1996
    Collateralized mortgage obligations
        FNMA                               $  5,353,705    $  4,810        $ 149,506      $  5,209,009
        FHLMC                                 8,473,185       8,234          155,632         8,325,787
                                              ---------       -----          -------         ---------
                                             13,826,890      13,044          305,138        13,534,796

    Mortgage-backed certificates
        FNMA                                  7,719,975      33,010          107,380         7,645,605
        FHLMC                                 3,253,905      18,230           65,444         3,206,691
        GNMA                                  2,488,101                       43,491         2,444,610
                                              ---------                       ------         ---------
                                             13,461,981      51,240          216,315        13,296,906
                                             ----------      ------          -------        ----------

                                           $ 27,288,871    $ 64,284        $ 521,453      $ 26,831,702
                                           - ----------    - ------        - -------      - ----------
                                           - ----------    - ------        - -------      - ----------

1995
    Collateralized mortgage obligations
        FNMA                               $  1,692,272    $  6,379        $  28,743      $  1,669,908
        FHLMC                                 1,013,438                       11,698         1,001,740
        Other                                   155,698         726                            156,424
                                                -------         ---                            -------
                                              2,861,408       7,105           40,441         2,828,072

    Mortgage-backed certificates
        FNMA                                  4,468,214      54,226           22,446         4,499,994
        FHLMC                                 5,748,125      11,794           86,733         5,673,186
        GNMA                                  2,187,313       3,143            5,893         2,184,563
                                              ---------       -----            -----         ---------
                                             12,403,652      69,163          115,072        12,357,743
                                             ----------      ------          -------        ----------

                                           $ 15,265,060    $ 76,268        $ 155,513      $ 15,185,815
                                           - ----------    - ------        - -------      - ----------
                                           - ----------    - ------        - -------      - ----------


-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994
-------------------------------------------------------------------------------

NOTE 4 - MORTGAGE-BACKED SECURITIES (Continued)

Held to Maturity

                                                           Gross           Gross
                                        Amortized        Unrealized      Unrealized          Fair
                                           Cost            Gains           Losses            Value
                                           ----            -----           ------            -----
1996
----
    Mortgage-backed securities
       FNMA                           $  2,528,820       $  40,786       $  13,545       $  2,556,061
       FHLMC                             4,401,852           8,980          23,503          4,387,329
       GNMA                              2,448,638                          40,908          2,407,730
                                         ---------                          ------          ---------

                                      $  9,379,310       $  49,766       $  77,956       $  9,351,120
                                      -  ---------       -  ------       -  ------       -  ---------
                                      -  ---------       -  ------       -  ------       -  ---------

1995
----
    Mortgage-backed securities
       FNMA                           $  9,089,818       $ 189,949       $  44,217       $  9,235,550
       FHLMC                             9,823,537         164,226          30,259          9,957,504
       GNMA                                858,702                          21,797            836,905
       Other                             1,107,199          33,767           2,000          1,138,966
                                         ---------          ------           -----          ---------

                                      $ 20,879,256       $ 387,942       $  98,273       $ 21,168,925
                                      - ----------       - -------       -  ------       - ----------
                                      - ----------       - -------       -  ------       - ----------


Because of their variable payments, asset-backed securities are not reported by a specific maturity grouping.

Fixed-rate planned amortization class collateralized mortgage obligations (CMO's) with a carrying value of $16,905,411, including unrealized loss, were transferred on August 8, 1994 at fair value from available for sale to held to maturity. Management has determined that these CMO's exhibit characteristics which result in only a remote likelihood that regulatory authorities would require classification of such securities as available for sale. The net unrealized loss on these CMO's at the date of transfer is being amortized into interest income over the remaining expected lives of the individual securities.

Proceeds from the sale of mortgage-backed securities during the years ended June 30, 1996, 1995 and 1994 were $10,833,312, $4,974,391 and $14,954,801, respectively. Gross gains of $7,592, $16,419 and $201,536 and gross losses of $6,362, $29,851 and $69,431 were realized on these sales.

As noted in Note 2, the Bank has converted from a mutual ownership to a stock-based ownership. In completing the conversion, Bank management simplified the Bank's business plan and thereby prepaid its long-term borrowing and liquidated the related collateral. The long-term borrowing was repaid in June of 1994 and the mortgage-backed securities serving as collateral with a carrying value of $5,594,299 were sold. The extinguishment and corresponding collateral sale are deemed to be isolated transactions and unusual in nature for the Bank. Proceeds from the sale of the securities were $5,643,146 with gross gains of $48,847.

In accordance with the FASB Special Report, A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities, securities held to maturity with a carrying value of $24,369,673 and a fair value of $23,967,560 were transferred to the available for sale classification on December 31, 1995. The transfers were made to provide greater flexibility in managing liquidity and interest rate risk.

-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 5 - LOANS

Loans as of June 30 are summarized as follows:

                                                                   1996               1995
                                                                   ----               ----
    First mortgage loans (principally conventional):
         Secured by one-to-four family residences            $  70,034,958       $  46,346,997
         Secured by other properties                             1,945,655           1,649,571
         Construction loans                                      6,747,880           2,496,200
                                                                 ---------           ---------
                                                                78,728,493          50,492,768

         Less:
              Undisbursed portion of construction loans         (4,029,792)         (2,020,567)
              Deferred fees and discounts                          (60,316)           (173,028)
                                                                   --------           ---------
                  Total first mortgage loans                    74,638,385          48,299,173

    Consumer and other loans:
         Auto loans                                             16,117,610          16,117,695
         Home equity                                             2,299,820           2,033,269
         Other                                                   6,451,925           5,926,393
                                                                 ---------           ---------
                                                                24,869,355          24,077,357
                                                                ----------          ----------

                                                                99,507,740          72,376,530
    Less allowance for loan losses                                (646,091)           (558,654)
                                                                  ---------           ---------
                                                             $  98,861,649       $  71,817,876
                                                             -  ----------       -  ----------
                                                             -  ----------       -  ----------


The following summarizes the Bank's secondary mortgage market activities for the years ended June 30:


                                                         1996             1995               1994
                                                         ----             ----               ----
    Activity during the year:
       Loans originated for resale, net of
        principal paydowns                           $  5,975,469     $  2,602,887       $ 17,335,537
       Proceeds from sales of loans
        originated for resale                           5,871,163        2,470,729         22,600,111
       Gain on sales of loans originated
        for resale                                         15,996           13,754            268,758
       Loan servicing fees                                125,900          127,396            130,503

    Balances at June 30:
       Loans held for sale                                596,797          476,495            330,583
       Loans serviced for others                       46,604,281       48,235,552         51,295,742
       Custodial escrow balances                          410,421          532,363            671,198


-------------------------------------------------------------------------------

                                 (Continued)

                              SJS BANCORP, INC.

                  NOTES TO CONSOLIDTED FINANCIAL STATEMENTS
                         June 30, 1996, 1995 and 1994

-------------------------------------------------------------------------------

NOTE 6 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is summarized as follows for the years ended June 30:


                                                          1996          1995            1994
                                                          ----          ----            ----

    Balance - July 1                                  $  558,654    $  571,952      $  581,576

        Provision charged (credited) to income           175,109       (38,000)        (48,000)
        Loans charged-off                               (125,690)      (26,371)        (18,860)
        Recoveries                                        38,018        51,073          57,236
                                                          ------        ------          ------

    Balance - June 30                                 $  646,091    $  558,654      $  571,952
                                                      -  -------    -  -------      -  -------
                                                      -  -------    -  -------      -  -------


During fiscal year 1996, no loans were classified as impaired.

Nonaccrual loans totaled approximately $310,530, $67,141 and $52,600 at June 30, 1996, 1995 and 1994, respectively.


NOTE 7 - PREMISES AND EQUIPMENT

Premises and equipment at June 30 are summarized as follows:


                                              1996              1995
                                              ----              ----

    Land                                 $    384,278      $    384,278
    Buildings and improvements              1,634,166         1,631,005
    Furniture and equipment                   391,663           355,098
                                              -------           -------
                                            2,410,107         2,370,381
    Less accumulated depreciation          (1,257,581)       (1,182,545)
                                           ----------        ----------

                                         $  1,152,526      $  1,187,836
                                         -  ---------      -  ---------
                                         -  ---------      -  ---------


-------------------------------------------------------------------------------

                                 (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 8 - DEPOSITS

Deposits at June 30 are summarized as follows:


                          Weighted
                          Average             1 9 9 6             1 9 9 5
                           Rate at      ------------------   -----------------
                       June 30, 1996    Amount           %   Amount         %
                       -------------    ------          ---  ------        ---

Noninterest-bearing
  deposits                              $1,225,457      1.1%  $2,118,053   2.0%
NOW accounts
  and MMDAs               3.26%         13,905,208     12.9   13,855,074  13.0
Passbook and
  statement savings       2.48          11,832,053     11.0   11,565,034  10.9
                                        ----------     ----   ----------  ----
                                        26,962,718     25.0   27,538,161  25.9
IRAs, Keoghs, and
  certificates of deposit
  accounts:
    2.00%     to   3.99%  3.86              41,284               291,174    .3
    4.00%     to   5.99%  5.34          43,823,361     40.6   44,109,633  41.5
    6.00%     to   7.99%  6.45          36,897,267     34.2   34,102,375  32.1
    8.00%     to   9.99%  9.00             103,338       .1      152,296    .1
    10.00% and higher    11.75             100,000       .1      100,000    .1
                                        ----------     ----   ----------  ----
                                        80,965,250     75.0   78,755,478  74.1
                                        ----------     ----   ----------  ----
                                      $107,927,968    100.0% $106,293,639 100.0%
                                      ------------    ------ ------------ -----
                                      ------------    ------ ------------ -----

The aggregate amount of certificates of deposit greater than $100,000 was approximately $11,160,080 and $12,048,029 at June 30, 1996 and 1995,
respectively.

At June 30, 1996, scheduled maturities for all of the Bank's certificates of deposit, IRA and Keogh accounts are as follows:



                         1997        1998        1999        2000        2001       Thereafter       Total
                         ----        ----        ----        ----        ----       ----------       -----

2.00% to 3.99%             $40,188                              $1,097                                  $41,285
4.00% to 5.99%          36,086,298   $3,797,610  $2,273,207   $504,282    $1,101,963  $60,000        43,823,360
6.00% to 7.99%          26,700,690    3,037,792   2,118,958  4,658,274        82,579  298,974        36,897,267
8.00% to 9.99%              90,000                               6,754                  6,584           103,338
10.00% and higher                                   100,000                                             100,000
                                                    -------                                             -------

                       $62,917,176   $6,835,402  $4,492,165  $5,170,407   $1,184,542 $365,558        $80,965,250
                       -----------   ----------  ----------  ----------   ---------- --------        -----------
                       -----------   ----------  ----------  ----------   ---------- --------        -----------


                                       (Continued)
                                          D-19

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994


NOTE 8 - DEPOSITS (Continued)

Interest expense on deposits for the years ended June 30 is summarized as follows:

                                          1996           1995          1994
                                          ----           ----          ----

    NOW accounts and MMDAs                $456,178       $434,446      $402,806
    Passbook and statement savings         280,768        301,416       328,091
    Certificates of deposit, IRA and
      Keogh accounts                     4,769,775      4,058,610     3,900,061
                                         ---------      ---------     ---------

                                        $5,506,721     $4,794,472    $4,630,958
                                        ----------     ----------    ----------
                                        ----------     ----------    ----------

Deposits accepted from related parties were $622,944 and $747,716 at June 30, 1996 and 1995, respectively.

NOTE 9 - BORROWINGS

FHLB Advances

At June 30, 1996 and 1995, the Corporation had advances from the Federal Home Loan Bank of Indianapolis totaling $23,750,000 and $4,500,000, respectively, with variable and fixed interest rates ranging from 5.23% to 6.61%, respectively, as of June 30, 1996.

Maturities of advances outstanding at June 30, 1996 are as follows:

    1996                                       $3,650,000
    1997                                        4,250,000
    1998                                        8,050,000
    2000                                        6,800,000
    2001                                        1,000,000
                                               ----------
                                              $23,750,000
                                              -----------
                                              -----------

The advances as of June 30, 1996 are collateralized by specific securities with a carrying value of $28,505,243 and by Federal Home Loan Bank stock.

Other Borrowings

As of June 30, 1996, other borrowings consisted of a net overdraft balance of $1,356,934 relative to one of the Bank's correspondent bank relationships. Due to the nature of this relationship, it is not uncommon for the accounts to fluctuate between net positive and negative balances.

                                 (Continued)
                                    D-20

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994


NOTE 9 - BORROWINGS (Continued)

Collateralized Mortgage Obligation

SJS Capital Corporation was incorporated on November 15, 1988, as a wholly-owned subsidiary of SJS Federal Savings Bank for the purpose of issuing a Collateralized Mortgage Obligation (CMO). The CMO, dated October 20, 1988 was issued November 18, 1988 with a total par value of $20,800,000, original issue discount of $1,650,301 and issuance costs of $307,322, resulting in net proceeds of $18,842,377.

In June 1994, the remaining CMO balance was extinguished and the corresponding collateral was sold. Upon extinguishment, remaining unamortized original issue discount of $278,413 and deferred debt issuance costs of $104,104 were written off. Further, a premium of $83,159 was paid upon extinguishment. The total of the unamortized original issue discount, deferred debt issuance costs and premium upon extinguishment is disclosed as an extraordinary item (net of the combined tax effect of $158,330) in the consolidated statement of income.

NOTE 10 - STOCK BASED COMPENSATION PLANS

As part of the conversion transaction, the Corporation established an employee stock ownership plan ("ESOP") for the benefit of substantially all employees. The ESOP borrowed $380,880 from the Corporation and used those funds to acquire 38,088 shares of the Corporation's stock at $10 per share.

Shares issued to the ESOP are allocated to ESOP participants based on principal and interest repayments made by the ESOP on the loan from the Corporation. The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Corporation's discretionary contributions to the ESOP and earnings on ESOP assets. However, in the event Corporation contributions exceed the minimum debt service requirements, additional principal payments will be made. Upon withdrawal from the plan, participants are entitled to require the Corporation to repurchase the stock at fair value (referred to as the put option).
Withdrawn participants are entitled to exercise the put option for a period of not more than 60 days following the date of distribution of the stock.

                                  (Continued)
                                      D-21

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 10 - STOCK BASED COMPENSATION PLANS (Continued)

During the years ended June 30, 1996 and 1995, 4,044 and 1,830 shares of stock with a fair value of $18.80 and $12.93 per share were committed to be released, resulting in ESOP compensation expense of $76,046 and $23,660, respectively. Shares held by the ESOP at June 30 are as follows:

                                  1 9 9 6                        1 9 9 5
                          -------------------------    ------------------------
                          Number of      Fair Value    Number of     Fair Value
                            Shares       of Shares       Shares       of Shares
                          ---------      ----------    ---------     ----------

Allocated to participants   5,874        $120,417        1,830        $26,993
Unallocated                32,214         660,387       36,258        534,806
                           ------                       ------

  Total ESOP shares        38,088                       38,088
                           ------                       ------
                           ------                       ------

A stock option and incentive plan (SOP) and management recognition plan (MRP) were authorized by the Board of Directors at the February 28, 1996 meeting. The MRP is a restricted stock award plan. The SOP and MRP are administered by a Committee of Directors of the Corporation. This Committee selects recipients and terms of awards pursuant to the plans. Total shares made available under the SOP and MRP plans were 95,220 and 38,088, respectively. The Committee has awarded under the SOP options to purchase 79,509 shares of common stock at an exercise price of $19.625 per share, which was the market price of the Corporation's stock on the date of the award. At June 30, 1996, there were 15,711 shares reserved for future grants. SOP options granted vest ratably over a five-year period with a first scheduled vesting date of October 1, 1996. The term of the plan is for a period of ten years with grants expiring on the date ten years after the Grant Date. No compensation expense is being recognized in connection with the issuance of the options.

The Corporation issued 34,422 shares of common stock for awards under the MRP. MRP awards vest in ten equal annual installments, with the first award to have vested on October 1, 1996 subject to the continuous employment of the recipients and the Corporation's achievement of certain performance standards as defined under the Plan. The performance criteria for fiscal 1996 were not met, accordingly the first installment did not vest. Compensation expense for the MRP is recognized on a prorata basis over the vesting period of the awards. During the year ended June 30, 1996, no amount was charged to compensation expense for the MRP. The unamortized unearned compensation value of the MRP is shown as a reduction to shareholders' equity in the accompanying consolidated statements of financial condition.

                                  (Continued)
                                      D-22

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 11 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

Under Office of Thrift Supervision (OTS) regulations, limitations have been imposed on all "capital distributions" by savings institutions, including cash dividends. The regulation establishes a three-tiered system of restrictions, with the greatest flexibility afforded to thrifts which are both well-capitalized and given favorable qualitative examination ratings by the OTS. For example, a thrift which is given one of the two highest examination ratings and has "capital" equal to its fully phased-in regulatory capital requirements (a "tier 1 institution") could, after prior notice but without the prior approval of the OTS, make capital distributions in any calendar year that would reduce by up to one-half the amount of its capital which exceeds its fully phased-in capital requirement, as adjusted to reflect net income to date during the calendar year. Other thrifts would be subject to more stringent procedural and substantive requirements, the most restrictive being prior OTS approval of any capital distribution. The Bank is a tier one institution.

SJS Federal Savings Bank established a liquidation account of $7,590,957 which was equal to its total net worth as of the date of the latest audited balance sheet appearing in the final conversion prospectus. The liquidation account is maintained for the benefit of eligible depositors who continue to maintain their accounts at SJS Federal Savings Bank after the conversion. The liquidation account is reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. SJS Federal Savings Bank may not pay dividends that would reduce shareholders' equity below the required liquidation account balance.

Under the most restrictive of the dividend limitations described above at June 30, 1996, approximately $4,096,000 is available to the Bank for the payment of dividends to the holding company.

Savings institutions insured by the FDIC are required by FIRREA to meet three regulatory capital requirements. If a requirement is not met, regulatory authorities may take legal or administrative actions, including restrictions on growth or operations or, in extreme cases, seizure. Institutions not in compliance may apply for an exemption from the requirements and submit a recapitalization or merger plan.

                                   (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 11 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)

At June 30, 1996, under these capital requirements, the Bank had:

                                    Actual      Requirement        Excess
                                    ------      -----------        ------
    Tangible capital                 9.4%           1.5%            7.9%
    Leverage capital                 9.4            4.0             5.4
    Risk-based capital              19.5            8.0            11.5

The OTS has also issued, but not yet made effective, regulations which add an interest rate risk component to risk-based capital. Institutions whose interest rate risk exceeds 2%, as defined, are required to maintain additional capital equal to one-half the difference between its measured interest rate risk and 2%, multiplied by the market value of its assets. At June 30, 1996 the Bank would be required to provide additional risk-based capital of $720,000 under these regulations.

The following is a reconciliation of the Bank's capital under generally accepted accounting principles (GAAP) to regulatory capital at June 30, 1996 (000s omitted) and a presentation of excess regulatory capital.

                                Tangible        Leverage         Risk-based
                                 Capital         Capital           Capital
                                --------        --------         ----------

    GAAP capital                 $13,687         $13,687          $13,687
    Additional Capital items
      Allowance for loan losses                                       430
      Unrealized (gain) loss
       on securities                 558             558              558
                                     ---             ---              ---
    Regulatory capital -
     computed                     14,245          14,245           14,675
    Minimum capital requirement    2,274           6,063            6,023
                                  ------          ------           ------

     Capital in excess of
      regulatory minimum
      requirements               $11,971          $8,182           $8,652
                                 -------          ------           ------
                                 -------          ------           ------

     Regulatory asset base      $151,578        $151,578          $75,291
                                --------        --------          -------
                                --------        --------          -------

Accordingly, it is management's opinion that the capital requirements are met.

The Qualified Thrift Lender (QTL) test requires that 65% of the Bank's assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends, or the institution must convert to a commercial bank charter. It is management's opinion that the Bank meets the QTL test.

                                (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 12 - STOCK REPURCHASE PROGRAMS

During the year ended June 30, 1996, the Corporation received regulatory approval to repurchase up to 9% or 85,698 shares of its common stock. Through
 June 30,1996, 35,000 shares have been repurchased at an average price of $20.12 and thereby the Corporation has remaining approval to repurchase up to 50,698 additional shares. Approval to repurchase these shares expires on March 1, 1997. Subsequent to June 30, 1996, and through August 2, 1996, the Corporation has repurchased 34,000 additional shares.

Repurchased shares are treated as treasury shares and are available for general corporate purposes, including issuance in connection with stock-based compensation plans.

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONTINGENCIES

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans, commitments to purchase mortgage-backed certificates and unused lines of credit. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and purchase mortgage-backed certificates is represented by the contractual amount of those instruments. The Corporation follows the same credit policy to make such commitments as is followed for those loans and investments recorded in the financial statements.

As of June 30 the Corporation had the following:

                                            1996             1995
                                            ----             ----

    Commitments to make loans               $5,546,920       $3,184,913
    Unused lines of credit                   3,325,032        1,908,898

As of June 30, 1996, all commitments to make loans were at fixed rates ranging from 6.50% to 9.25% with a weighted average rate of 7.94%. The terms on these commitments do not extend beyond 90 days. All unused lines of credits were at variable rates adjusting monthly and quarterly. The rates on these lines of credit ranged from 7.00% to 14.52% at June 30, 1996.

The Corporation does not anticipate any losses as a result of these commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Collateral obtained upon exercise of the commitment is determined using the Corporation's credit evaluation of the borrower, and may include business assets, real estate and other items. Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments.

                                    (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994


NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONTINGENCIES (Continued)

The Corporation has entered into employment agreements with four of its officers. Under the terms of the agreements, certain events leading to separation from the Corporation could result in cash payments aggregating approximately $735,000 for the four individuals.

The Corporation and its subsidiary are subject to certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Corporation.

The deposits of savings associations such as SJS Federal Savings Bank are presently insured by the Savings Association Insurance Fund (SAIF) which is administered by the FDIC. A recapitalization plan for the SAIF under consideration by Congress provides for a special assessment of up to 0.90% of deposits to be imposed on all SAIF insured institutions to enable the SAIF to achieve its required level of reserves. If the proposed assessment of 0.70% was effected based on deposits as of March 31, 1995 (as proposed), the special assessment would decrease net income and shareholder's equity by approximately $494,000.

NOTE 14 - FEDERAL INCOME TAXES

The provision for federal taxes on income consists of the following for year ended June 30:

                                         1996            1995            1994
                                         ----            ----            ----

    Current income tax expense        $317,813       $342,295       $230,444
    Deferred income tax benefit        (56,276)       (54,529)      (168,782)
                                      --------       --------       --------
         Tax expense allocated to
          continuing operations        261,537        287,766         61,662
    Extraordinary item - debt
     extinguishment (Note 9)                                         158,330
                                                                     -------
                                      $261,537       $287,766       $219,992
                                      --------       --------       --------
                                      --------       --------       --------

                                    (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 14 - FEDERAL INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30 are as follows:

                                                  1996          1995
                                                  ----          ----
    Deferred tax assets
         Deferred loan fees                       $20,507       $58,830
         Fixed assets                              17,680        16,663
         Accrued vacation                           9,141        12,685
         Unrealized loss on securities            284,681       309,125
         Allowance for loan losses                 69,051
         Other                                      8,225         4,320
                                                    -----         -----
                                                  409,285       401,623
    Deferred tax liabilities
         Unrealized gain on loans held for sale    11,586        22,171
         Allowance for loan losses                               13,585
                                                                 ------
                                                   11,586        35,756
                                                   ------        ------
    Net deferred tax assets                      $397,699      $365,867
                                                 --------      --------
                                                 --------      --------

No valuation allowance was provided on deferred tax assets.

The provision for federal income taxes differs from that computed at the statutory corporate tax rate as follows:

                                        1996           1995          1994
                                        ----           ----          ----

    Statutory rate                       34%            34%           34%
                                        ----           -----         -----
                                        ----           -----         -----

    Tax expense at statutory rate       $375,666       $332,333      $205,395
    Change in adjusted base year tax
     reserve for loan loss              (132,600)       (48,251)
    Other                                 18,471          3,684        14,597
                                        --------       --------      --------
                                        $261,537       $287,766      $219,992
                                        --------       --------      --------
                                        --------       --------      --------
    Effective tax rate                    23.7%          29.4%          36.4%
                                        --------       --------      --------
                                        --------       --------      --------

Retained earnings at June 30, 1996 and 1995 includes approximately $2,330,000 and $1,940,000 for which no federal income tax liability has been recorded. These amounts represent an allocation of income to bad debt deductions for tax purposes alone. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments from carryback of net operating losses would create income for tax purposes only, which would be subject to current tax. The unrecorded deferred tax liability on the above amount at June 30, 1996 and 1995 was approximately $792,200 and $659,600, respectively.

                                      (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and cash equivalents

For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities

Fair values for securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

Federal Home Loan Bank stock

The carrying amount of this stock is a reasonable estimate of fair value.

Loans

The fair value of fixed and variable rate loans is principally estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, and using prepayment assumptions. The carrying value of the allowance for loan losses is a reasonable estimate of fair value.

Accrued interest receivable and payable

For these items, the carrying amount is a reasonable estimated of fair value.

Deposit liabilities

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank advances

The fair values for these advances are determined by discounting cash flows using rates currently offered for advances of similar remaining maturities.

Other Borrowings

Other borrowings consist of demand balances with banks and therefore the fair value is the amount payable on demand at the reporting date.

                                  (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Commitments to extend credit

The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of commitments was immaterial at the reporting date presented.

The estimated fair values of the Corporation's financial instruments are as follows:

                                                        1 9 9 6
                                                ----------------------
                                                Carrying         Fair
                                                  Value          Value
                                                  -----          -----
    Financial assets
         Cash and cash equivalents                $3,131          $3,131
         Securities available for sale            32,462          32,462
         Securities held to maturity              13,047          12,982
         Federal Home Loan Bank stock              1,188           1,188
         Loans, net                               98,862          99,050
         Accrued interest receivable               1,070           1,070

    Financial liabilities
         Deposits                                107,928         108,161
         Federal Home Loan Bank advances          23,750          23,444
         Other Borrowings                          1,357           1,357
         Accrued interest payable                    251             251

                                     (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994


NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed financial information of SJS Bancorp, Inc. is as follows as of June
30:

                              CONDENSED BALANCE SHEET

                                                     1996              1995
                                                     ----              ----
    ASSETS
    Cash and due from financial institutions       $2,307,436        $3,275,234
    Securities                                        533,367           805,932
    Accrued interest receivable                         3,148             5,305
    Loans receivable from Employee Stock Ownership
     Plan                                             333,270           365,010
    Investment in subsidiary bank                  13,687,144        12,584,542
    Other assets                                       52,111             2,000
                                                       ------             -----
         Total assets                             $16,916,476        17,038,023
                                                  -----------        ----------
                                                  -----------        ----------

    LIABILITIES
    Other liabilities                                  $6,090           $20,810

    SHAREHOLDERS' EQUITY                           16,910,386        17,017,213
                                                   ----------        ----------

         Total liabilities and shareholders'
          equity                                  $16,916,476        17,038,023
                                                  -----------        ----------
                                                  -----------        ----------

                                     (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

                           CONDENSED STATEMENT OF INCOME

                                                           February 15, 1995
                                             Year ended          through
                                            June 30, 1996     June 30, 1995
                                            -------------  -----------------
    Interest and dividend income
         Securities                            $46,695          $38,251
         Loan to Employee Stock Ownership
           Plan                                 28,642           11,298
                                               -------         --------
              Total interest and dividend
               income                           75,337           49,549
    Noninterest income                          12,935            9,090
    Operating expenses                         270,468           21,744
                                               -------           ------
    Income (loss) before federal income
     taxes and equity in undistributed
     earnings of subsidiary bank              (182,196)          36,895
    Federal income tax expense (benefit)       (61,066)          11,597
                                              --------           ------
    Income (loss) before equity in
     undistributed earnings of subsidiary
      bank                                    (121,130)          25,298
    Equity in undistributed earnings of
     subsidiary bank                           964,494          325,065
                                              --------          -------
    Net income                                $843,364         $350,363
                                              --------         --------
                                              --------         --------

                                     (Continued)

                                  SJS BANCORP, INC.
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1996, 1995 and 1994

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)

                         CONDENSED STATEMENT OF CASH FLOWS

                                                          February 15, 1995
                                            Year ended          through
                                           June 30, 1996     June 30, 1995
                                           -------------     -------------
    Cash flows from operating activities
         Net income                          $843,364           $350,363
         Adjustments to reconcile net income
          to cash provided by operations
              Equity in undistributed
               earnings of subsidiary bank   (964,494)          (325,065)
              Gain on sale of securities                          (9,090)
              Amortization                      4,583
              Change in
                   Interest receivable          2,157             (5,305)
                   Other assets               (50,055)            (2,000)
                   Other liabilities          (14,720)            18,112
                                              --------           --------
                     Net cash provided by
                      operating activities   (179,165)            27,015

    Cash flows from investing activities
         Purchases of securities available
          for sale                                            (1,821,815)
         Proceeds from sales of
          securities available for sale                        1,032,917
         Principal on  mortgage backed
          securities                          267,818
         Origination of loan receivable
          from ESOP                                            (380,880)
         Repayments on loan receivable
          from ESOP                            31,740            15,870
         Investment in subsidiary             (14,502)
         Purchase of stock in subsidiary bank                (4,030,123)
                                                             -----------
              Net cash used in investing
               activities                     285,056        (5,184,031)

    Cash flows from financing activities
         Proceeds from issuance of common
          stock, net of conversion costs                      8,432,250
         Dividends paid                      (369,439)
         Treasury stock purchased            (704,250)
                                             ---------
              Net cash from financing
               activities                  (1,073,689)        8,432,250
                                           -----------        ---------
    Net change in cash                       (967,798)        3,275,234

    Cash at beginning of period             3,275,234
                                           ----------
    Cash at end of period                  $2,307,436        $3,275,234
                                           ----------        ----------
                                           ----------        ----------

                                 (Continued)

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND RESULTS OF OPERATIONS

GENERAL

SJS Bancorp, Inc. (the "Company") is a Delaware corporation which was formed in connection with the conversion of SJS Federal Savings Bank (the "Bank") from a mutual to a stock savings bank on February 15, 1995 (the "Conversion"). Unless the context otherwise requires, all references herein to the Company or the Bank include the Company and the Bank on a consolidated basis. Proceeds from the Conversion, net of conversion cost of $708,870 and the issuance of 38,088 shares for the Employee's Stock Ownership Plan ("ESOP"), were $8,803,608. The Company issued 952,200 shares of common stock, par value $.01 per share in the Conversion. The Company retained approximately 50% of the net Conversion proceeds with the remaining net proceeds used to purchase all of the outstanding stock of the Bank.

The Bank has been and intends to continue to be, a retail oriented financial institution, offering a variety of financial services to meet the needs of the communities it serves. The Bank serves communities located in Berrien, Van Buren, Allegan and Cass counties through its four full-service offices.

The main office of the Company and the Bank is located at 301 State Street, St. Joseph, Michigan 49085.

FINANCIAL CONDITION

Total assets of the Company were $151.9 million at June 30, 1996, compared to $129.5 million at June 30, 1995, an increase of $22.4 million or 17.3%. The increase in assets was primarily the result of a $27.0 million increase in net loans, offset partially by a $4.6 million reduction in investment securities. The funding for the asset growth came from Federal Home Loan Bank ("FHLB") advances of $19.3 million, increases in deposits of $1.6 million, and increases in other liabilities of $1.6 million.

The Company's mortgage-backed securities and other securities available for sale increased to $32.4 million at June 30, 1996 from $15.2 million at June 30, 1995. The change was primarily the result of a transfer and reclassification of mortgage-backed and other securities with an amortized cost of $24.4 million and fair value of $24.0 million from the held to maturity portfolio to the available for sale portfolio. The reclassification of securities occurred on December 31, 1995 in accordance with the Financial Standards Board Special Report, "A Guide to Implementation of Statement no. 115 on Accounting for Certain Investments in Debt Securities." The change in security classification provides greater flexibility in managing liquidity and interest rate risk. The remaining change was the net result of purchases, sales, maturities and principal paydowns on these securities. The purchases and sales of these securities were a part of the Company's investment program which consisted of diversifying the portfolio for the specific purpose of reducing interest rate risk in either an upward or downward interest rate environment and enhancing the yield on interest-earning assets while maintaining an average overall investment portfolio life of approximately 5 years. As indicated in Notes 3 and 4 of the Notes to Consolidated Financial Statements included elsewhere in this report, available for sale securities have gross unrealized losses of $823,000 and gross unrealized gains of $64,000 at June 30, 1996.

Mortgage-backed and other securities held to maturity decreased by $21.9 million to $13.0 million at June 30, 1996 from $34.9 million at June 30, 1995. This portfolio change was primarily the result of the above mentioned transfer from the held to maturity to the available for sale category. The held to maturity securities and mortgage-backed securities as indicated in Notes 3 and 4 of the Notes to Consolidated Financial Statements have gross unrealized losses of $125,000 and gross unrealized gains of $60,000 at June 30, 1996.

Net unrealized losses for both mortgage-backed and other securities decreased $496,000 primarily as a result of the aforementioned transfer from held to maturity to the available for sale category. The transfer resulted in a $207,000 reduction in the unrealized losses, net of $107,000 of deferred tax assets. Increases in market interest rates from June

30, 1995 to June 30, 1996 and portfolio changes offset the transfer amounts and account for the balance of the net change. The yields on these securities are relatively fixed over their term causing market values to increase in lowering interest rate environments and correspondingly decrease in rising interest rate environments. When market conditions allowed, the Company restructured its investment portfolio through selective sales and purchases to enhance yield and mitigate interest rate risk under varying rate scenarios.

The $27.0 million increase in the loan portfolio consisted primarily of loans secured by one- to four-family residences which accounted for $23.7 million of the increase. During the fiscal year ended June 30, 1996, the Company originated $60.0 million in loans. Of this total $5.0 million were adjustable-rate and $55.0 million were fixed-rate loans, which included $30.5 million of two to nine year fixed rate, no reset, balloon products. At June 30, 1996 the loan portfolio mix consisted of $29.1 million adjustable-rate and $69.8 million fixed-rate products. All loans originated in fiscal 1996, except $5.9 million, were retained for the Company's own portfolio. Origination during the fiscal year ended June 30, 1995 amounted to $39.5 million. Adjustable-rate loans totaled $15.2 million and fixed-rate loans totaled $24.3 million of which $2.5 million of the total originated were sold in the secondary market. The retention of loans was consistent with the Company's business plan objectives for achieving asset growth and shifting the Company's asset mix from investments to loans for the purpose of earnings enhancement.

At June 30, 1996, deposits totaled $107.9 million compared to $106.3 million at June 30, 1995, an increase of $1.6 million. Certificates of deposit accounted for $2.2 million of the increase, partially offset by a $600,000 decline in savings and checking products. Management believes, based on prior experience and by remaining an active participant in the very competitive deposit market, that deposit levels will remain consistent over the next year.

Average FHLB advances for the year ended June 30, 1996 were $15.7 million at a cost of 6.11% compared to average advances for the year ended June 30, 1995 of $3.1 million at a cost of 6.37%. Outstanding FHLB advances at June 30,
1996 were $23.8 million compared to $4.5 million at June 30, 1995.   Proceeds
from these advances were used to fund loan growth.

Shareholder's equity decreased $107,000 to $16.9 million at June 30, 1996 from $17.0 million at June 30, 1995. The decrease was the result of dividends paid of $369,000 and stock repurchases of $704,000 offset by net income of $843,000, ESOP allocations of $76,000 and a change in net unrealized gain on securities of $47,000. On February 28, 1996, the Company issued 34,422 common shares under its Management Recognition Plan ("MRP"). The Company also instituted a Stock Option Plan. Neither the MRP nor the Stock Option Plan had any effect on shareholders' equity. The $704,000 treasury stock purchases were primarily made to accommodate MRP vesting and to enhance return on equity.

RESULTS OF OPERATIONS

Net Income

The Company had net income of $843,000 for the year ended June 30, 1996 compared to $690,000 for the year ended June 30, 1995. The increase in net income of $154,000, or 22.3%, was primarily due to increased net interest income after provision for loan losses of $255,000. Non-interest income increased by $113,000 and Federal income tax expense decreased by $26,000. Offsetting these gains was an increase in non-interest expense of $240,000.

Net Interest Income

The Company's net income is primarily dependent upon net interest income. Net interest income is the difference ("spread") between the average yield earned on loans and investment securities and the average rate paid on deposits and other borrowings. Net interest income is also affected by the volume of such assets and liabilities. The interest rate spread is affected by economic and competitive factors that influence interest rates, loan demand and deposit flows.

Net interest income before the provision for loan losses increased 13.4% to $4.0 million in fiscal 1996 compared to $3.5 million in fiscal 1995. The increase in net interest income during fiscal 1996 was attributable to the $23.4 million increase in the average net outstanding balance of loans receivable and the 24 basis point increase in the yield earned on such loans. The interest expense associated with a $12.6 million increase in average outstanding borrowings and a 70 basis point increase in the rate paid on the Company's certificates of deposit during fiscal 1996 partially offset the $10.4 million increase in interest income.

Consistent with the Bank's strategic plan, management continued its focus on the shift in the makeup of assets from concentrating on investments and mortgage-backed securities to the emphasis on loans.

Average balances of interest-earning assets increased $18.2 million to $136.8 million in fiscal 1996 from $118.6 million in fiscal 1995. Average balances of loans receivable increased $23.4 million from $63.1 million in 1995 to $86.5 million in 1996. Concurrently, the loan portfolio weighted average yield increased 24 basis points from 8.18% to 8.42%. Emphasis on the Bank's strategic plan is most reflected in the average yield on total interest-earning assets increasing 49 basis points from 7.13% in fiscal 1995 to 7.62% in fiscal 1996.

AVERAGE BALANCES, INTEREST RATES AND YIELDS

The following table represents for the periods indicated the total dollar amount of interest income from average-interest earning assets and the resultant yields, as well as the interest expensed on average-interest bearing liabilities, expressed both in dollars and rates. All average balances are daily average balances.


                                                               Year Ended June 30,
                                        -----------------------------------------------------------------
                                                   1996                                    1995
                                        --------------------------------    -----------------------------
                                          Average   Interest                  Average    Interest
                                        Outstanding  Earned/    Yield/      Outstanding   Earned/  Yield/
                                          Balance    Paid        Rate         Balance      Paid     Rate
                                        ----------- --------    ------      -----------   -------  ------
                                                             (Dollars in Thousands)
Interest-Earning Assets:
Loans receivable(1)...................  $ 86,517      $7,284     8.42%      $ 63,053     $5,160    8.18%
Mortgage-backed securities............    35,566       2,184     6.14%        38,465      2,270    5.90%
Investment securities.................    12,686         732     5.77%        13,861        802    5.79%
FHLB stock............................       959          75     7.82%           864         61    7.06%
Other interest-bearing deposits.......     1,052         153    14.54%         2,747        195    7.10%
                                        --------      ------                --------     ------
    Total interest-earning assets(1)..  $136,780      10,428     7.62%      $118,990      8,488    7.13%
                                        --------      ------                --------     ------
                                        --------      ------                --------     ------

Interest-Bearing Liabilities:
Savings deposits......................  $ 11,211         281      2.51%     $ 12,292        302    2.46%
MMDA & NOW deposits...................    15,475         456      2.95%       16,222        434    2.68%
Certificate accounts..................    80,967       4,770      5.89%       78,250      4,059    5.19%
Borrowings............................    15,679         958      6.11%        3,106        198    6.37%
                                        --------      ------                --------     ------
    Total interest-bearing liabilities. $123,332       6,465      5.24%     $109,870      4,993    4.54%
                                        --------      ------                --------     ------
                                        --------      ------                --------     ------

Net Interest Income...................                 $3,963                             $3,495
                                                       ------                             ------
                                                       ------                             ------
Net Interest Rate Spread..............                            2.38%                            2.59%
Net yield on average-interest
  earning assets......................                            2.90%                            2.94%
Average interest-earning assets to
 Average Interest-bearing liabilities                             1.11x                            1.08x

----------
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

    The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the change related changes in outstanding balances and that due to interest rate movements. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume) for purposes of this table, changes attributable to both rate and volume which can not be segregated have been allocated proportionately to the change due to volume and the change due to rate.

                                                  Year Ended June 30,
                                        ----------------------------------------
                                                       1996 vs. 1995
                                        ----------------------------------------
                                            Total          Total
                                          Increase       Increase
                                         (Decrease)     (Decrease)       Total
                                           due to         due to       Increase
                                           Volume          Rate       (Decrease)
                                         ---------      ---------     ----------
Interest-Earning Assets:
  Loans receivable......................  $1,972         $152           $2,124
  Mortgage-backed securities............    (176)          90              (86)
  Investment securities.................     (68)          (2)             (70)
  FHLB stock............................       7            7               14
  Other.................................    (167)         125              (42)
                                          ------         ----           ------
   Total interest-earning assets........  $1,568         $372           $1,940
                                          ------         ----           ------
                                          ------         ----           ------

Interest-Bearing Liabilities:
   Savings deposits.....................  $  (27)           6              (21)
   MMDA and NOW deposits................     (21)          43               22
   Certificate accounts.................     145          566              711
   Borrowings...........................     769           (9)             760
                                          ------         ----           ------
    Total interest-bearing liabilities..    $866         $606           $1,472
                                          ------         ----           ------
                                          ------         ----
Net Interest Earnings...................                                $  468
                                                                        ------
                                                                        ------

Provision (Credit) for Loan Losses

The Company's provision (credit) for loan losses of $175,000 for fiscal 1996 is an increase of $213,000 over the ($38,000) for fiscal 1995. The increased provision is consistent with growth in the loan portfolio. Loans charged-off during fiscal 1996 and fiscal 1995 totaled $126,000 and $26,000, respectively. Recoveries during the same respective periods were $38,000 and $51,000. Non-accruing loans increased to $311,000 in fiscal 1996 from $67,000 in fiscal 1995 as a result of softer economic conditions and increased levels of personal bankruptcy filings affecting the consumer loan portfolio. While increased levels of charge-offs and non-performing loans occurred in 1996, management does not feel that a trend toward reduced asset quality is developing. Asset quality, as discussed below, is reflected in delinquency percentages that are well below the Company's peer group. The current allowance for loan losses is $646,000 or approximately .65% of total gross loans. The current allowance, after a review of charge-offs and recoveries, non-performing loans, analysis of loan loss risk including credit concentrations, general economic conditions, loan portfolio composition, collateral values and other factors is considered by management to be adequate to cover possible loan losses.

At June 30, 1996, the Company's allowance for loan losses was 208% of total non-performing loans. Delinquent loans 60 days and over as a percentage of total loans amounted to .48% at June 30, 1996 and .17% at June 30, 1995. Additionally, at June 30, 1996 non-performing assets totaled $424,000 compared to $256,000 at June 30, 1995, representing .28% and .20% , respectively, of total assets. Included in the $424,000 of non-performing assets at June 30, 1996 was an $83,000 one- to four-family foreclosed property which currently has a sale pending to a qualified buyer. Management anticipates that as the loan portfolio growth continues, provisions for loan losses will continue to be made to maintain adequate loss reserve levels.

Non-Interest Income

Non-interest income increased $112,000 or 25.2% to $556,000 in fiscal 1996, compared to $444,000 in fiscal 1995. The primary reason for the improvement was rate increases in service charges and loan charges.

Non-Interest Expense

Non-interest expense increased $240,000, to $3.2 million for fiscal 1996 from $3.0 million for fiscal 1995. Other operating expenses increased by $239,000 due primarily to increased legal, accounting and other expenses associated with operating as a public company, loan processing expenses and sundry operating items. Data processing expenses increased by $40,000 due primarily to loan portfolio growth. Compensation expenses declined $52,000 during fiscal 1996 despite ESOP expenses of $76,000 in fiscal 1996 compared to $24,000 in fiscal 1995 and the addition of three full time equivalent employees in connection with the growth of the Company's loan portfolio. Compensation expense as a percent of total average asset was .95% for 1996 and 1.12% for 1995 and represents 41.8% of total non-interest expenses for 1996 and 46.8% for the 1995 period. Overall non-interest expense as a percent of average total assets decreased to 2.26% for fiscal 1996 from 2.32% for fiscal 1995. Management does not expect a significant adverse impact on current expenditure levels as asset growth continues, although compensation expense may increase with the Company's granting of benefits under the stock benefit programs. See "Regulatory Developments".

Income Tax Expense

The effective income tax rate for the fiscal year ended June 30,1996 was 23.7% compared to 29.4% for the fiscal year ended 1995. The decrease in the effective tax rate is the result of an adjustment in deferred taxes relating to the bad debt deduction for thrift institutions. Due to strong loan portfolio growth during fiscal 1996, total loans reached statutory June 30, 1988 base-year loan levels thereby reducing the deferred tax liability relative to bad debts. The effective tax rate in future periods is expected to return to more normal levels.

ASSET/LIABILITY MANAGEMENT

The Bank, like other financial institutions, is subject to interest rate risk to the extent that its interest-bearing liabilities reprice on a different basis than its interest-earning assets. Management believes it is critical to manage the relationship between interest rates and the effect on the Bank's net portfolio value ("NPV"). This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from any off-balance sheet contracts. Management of the Bank's assets and liabilities is done within the context of the marketplace, but also within limits established by the Board of Directors on the amount of change in NPV which is acceptable given certain interest rate changes.

The OTS has adopted a regulation which uses a net market value methodology to measure the interest rate risk exposure of thrift institutions. Under OTS regulations, an institution's "normal" level of interest rate risk in the event of an assumed change in interest rates is a decrease in the institution's NPV in an amount not exceeding 2% of the present value of its assets. Thrift institutions with greater than "normal" interest rate exposure will be required to take a deduction from their total capital available to meet their risk-based capital requirement. The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to a 200 basis point (100 basis points equals 1.0%) interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 2% of the present value of its assets. The regulation, however, will not become effective until the OTS evaluates the process by which savings associations may appeal an interest rate risk deduction determination. Furthermore, the Bank due to its asset size and level of risk-based capital is exempt from this requirement. Nevertheless, utilizing this measuring concept, based on the Bank's June 30, 1996 interest rate risk report from the OTS, the Bank would have been required to reduce its risk-based capital by $720,000 if the regulation applied to the Bank. However, even if such a deduction was applied, the Bank would still be considered "well capitalized" under current regulatory guidelines.

Presented below, as of June 30, 1996 and 1995, is analysis of the Bank's interest rate risk measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 400 basis points and compared to policy limits set by the Board of Directors and in accordance with OTS regulations. Such limits have been established with consideration of the dollar impact of various rate changes and the Bank's capital position.


  Change in                        At June 30, 1996           At June 30, 1995
Interest Rate     Board Limit    ---------------------      --------------------
(Basis Points)    % Change       $ Change    % Change       $ Change    $ Change
--------------    -----------    --------    --------       --------    --------
                                (Dollars in Thousands)
+400                 (85)        $(9,980)       (62)        $(5,425)        (38)
+300                 (65)         (7,222)       (45)         (3,550)        (25)
+200                 (45)         (4,510)       (28)         (1,829)        (13)
+100                 (20)         (2,086)       (13)           (864)        (06)
0
-100                 (20)          1,573         10             514          04
-200                 (45)          2,375         15             902          06
-300                 (65)          3,015         19           1,216          09
-400                 (85)          4,095         26           1,675          12

In the above table the first column on the left presents the basis point increments of yield curve shifts. The second column presents the board policy limits of each 100 basis point increment for the Bank's percent change in NPV. For example, the Board's policy limit for a 100 basis point shift in the yield curve up or down indicates that NPV should not decrease by more than 20%. The remaining columns present the Bank's actual position in dollar change and percent change in NPV at each basis point increment at the dates indicated.

As is indicated in the table above, the Bank's interest rate risk position as of June 30, 1996 changed from June 30, 1995 as follows: The Bank's NPV based on a rise in interest rates of 2.0% is a 28% decrease representing a dollar decrease in equity value of approximately $4.5 million at June 30, 1996 compared to a 13% decrease representing a $1.8 million decrease in equity value at June 30, 1995. Conversely, on a decline in interest rates of 2.0%, the Bank's NPV is estimated to increase 15% or an increase in equity value of $2.4 million at June 30, 1996 compared to an increase of 6% or an increase in equity value of $900,000. The primary reason for the change in the interest rate risk position was growth in the loan portfolio of seven and nine year fixed-rate mortgage balloon products along with increased unfunded loan commitments at June 30, 1996.

As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans, and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

The Bank is required to maintain minimum levels of liquid assets as defined by the OTS. This requirement is based upon a percentage of deposits and short-term borrowings and is currently 5.0%. The Bank has consistently maintained liquidity in excess of its required levels. The Bank's liquidity ratio for June 1996 was 5.64 %. The Banks principal sources of funds are deposits, principal and interest payments on loans and securities, sales of loans, maturities of securities, sales of securities available for sale, and borrowings, primarily FHLB advances. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by interest rates, general economic conditions and competition. Strong loan demand, particularly consumer lending, utilized the majority of the net proceeds of the Conversion.

Liquidity management is both a daily and long-term responsibility of management. The Bank adjusts its investments in liquid assets based upon management assessment of expected loan demand, expected deposit flows, FHLB advances as needed, yield available on interest-earning deposits and investment securities, and the objective of its asset/liability management program. Excess liquidity is invested generally in interest-earning overnight deposits of the FHLB of Indianapolis. Other investments include mortgage-related securities, insured or guaranteed by federal agencies, and securities issued by agencies of the U.S. Government.

The Bank utilized the FHLB of Indianapolis for a wholesale funding source. The Bank had $23.8 million in outstanding FHLB advances as of June 30, 1996 with a current board authorized limit established at $25.0 million. It is anticipated that the current FHLB advance borrowing limit of $25 million will be increased to accommodate further asset growth.

While the Bank anticipates it will have sufficient funds available to meet current loan commitments, the business plan provides for increased use of wholesale funding sources which may allow the Bank to obtain a lower cost of funding and create a more efficient liability match to the asset being funded. As of June 30, 1996, the Bank had $5.5 million in loan commitments and unused lines of credit in its home equity and credit card program of $3.3 million. Funding for these commitments will be through additional FHLB advances, loan and investment amortizations, maturities, calls and security sales.

The Bank is subject to three capital to asset requirements in accordance with OTS regulations. The following table summarizes the Bank's regulatory capital requirements versus actual capital.

                                                       June 30, 1996
                     -----------------------------------------------------------------------------
                     Actual Amount  Required Amount   Actual Excess  Actual Ratio   Required Ratio
                     -------------  ---------------   -------------  ------------   --------------
                                                   (Dollars in Thousands)
Tangible Capital        $14,255          $2,274          $11,981            9.4%           1.5%
Core Capital             14,255           6,063            8,192            9.4            4.0
Risk-based Capital       14,685           6,023            8,662           19.5            8.0


IMPACT OF ACCOUNTING STANDARDS

In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. The statement establishes accounting measurement, recognition and reporting standards for impaired loans. SFAS No. 114 was amended in October 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS No. 118 amended SFAS No. 114 primarily to remove its income recognition requirements and add some disclosure requirements. The adoption of SFAS No. 114, as amended by SFAS No. 118, was not material to the Company's 1996 consolidated financial condition or results of operations.

SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," will require the Company to periodically consider whether an impairment loss should be recognized on long-lived assets and other certain intangible assets based on an estimate of future cash flows. SFAS No. 121 is effective for fiscal year beginning after December 15, 1995, and earlier adoption is encouraged. Adoption of this Statement is not expected to have a material impact on the Company's consolidated financial condition and results of operations.

In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which is effective for fiscal years beginning after December 15, 1995. SFAS No. 122 amends certain provisions of SFAS No. 65 to allow the separate capitalization of rights to service mortgage loans that are acquired through loan origination activity. The total cost of the mortgage loans originated is allocated to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The impact of SFAS No. 122 on the Company's consolidated financial position and results of operations is not expected to be significant when adopted.

SFAS No. 123, "Accounting for Stock Based Compensation" establishes a fair value based method of accounting for employee stock options and similar equity instruments which the FASB encourages companies to adopt for their employee stock compensation plans. However, SFAS No. 123 allows companies to continue measuring compensation cost for such plans using accounting guidance in place prior to SFAS No. 123. Companies that elect to remain with the former method of accounting must make pro-forma disclosures of net income and earnings per share as if the fair value method provided for in SFAS No. 123 had been adopted. This Statement is effective for the Company at the beginning of its fiscal year ending June 30, 1997. Management has concluded that the Company will not adopt the fair value accounting provisions of SFAS No. 123 and will continue to apply its current method of accounting. Accordingly, adoption of SFAS No. 123 will have no impact on the Company's consolidated financial position or results of operations.

                                     APPENDIX E

                   INTERIM FINANCIAL STATEMENTS AND MANAGEMENT'S
                              DISCUSSION AND ANALYSIS
                                 December 31, 1996

                                 SJS BANCORP, INC.
                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (Unaudited)
------------------------------------------------------------------------------

                                                                      December 31, 1996   June 30, 1996
                                                                      -----------------   -------------
ASSETS
Cash and due from financial institutions                                   $  3,563,966    $  3,116,085
Interest-bearing demand deposits in other financial institutions                241,767          14,832
                                                                           ------------     -----------
    Total cash and cash equivalents                                           3,805,733       3,130,917

Interest-bearing deposits in other financial institutions                       190,000         190,000
Mortgage-backed securities available for sale                                17,691,278      26,831,702
Mortgage-backed securities held to maturity
   (estimated fair value on December 31, 1996
   $9,078,692; June 30, 1996 $9,351,120)                                      9,176,476       9,379,310
Equity securities available for sale                                              8,300          63,280
Investment securities available for sale                                      4,195,593       5,566,705
Investment securities held to maturity
   (estimated fair value on  December 31, 1996
   $3,169,166; June 30, 1996 $3,630,989)                                      3,167,901       3,667,929
Federal Home Loan Bank stock                                                  1,187,500       1,187,500
Loans, net                                                                  108,960,129      98,861,649
Accrued interest receivable                                                   1,028,175       1,069,562
Premises and equipment                                                        1,133,198       1,152,526
Other assets                                                                    825,079         795,564
                                                                           ------------    ------------
    Total                                                                  $151,369,362    $151,896,644
                                                                           ------------    ------------
                                                                           ------------    ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                                   $111,369,070    $107,927,968
Federal Home Loan Bank Advances                                              21,887,762      23,750,000
Advance payments by borrowers for taxes and insurance                           834,903       1,249,689
Accrued interest payable on deposits                                            234,982         251,385
Accrued expenses and other liabilities                                          931,483       1,807,216
                                                                           ------------    ------------
    Total liabilities                                                       135,258,200     134,986,258

Common Stock                                                                      9,866           9,866
Paid in Surplus                                                               9,543,524       9,519,762
Retained earnings                                                             9,294,399       9,635,294
Net unrealized gain(loss) on available-for-sale securities
    (Applicable deferred income taxes on  December 31,
    1996 $159,600; June 30, 1996 $257,903)                                     (309,811)       (500,635)
Net unrealized gain(loss) on held-to-maturity securities
    (Applicable deferred income taxes on  December 31,
    1996 $25,331; June 30, 1996 $26,777)                                        (49,173)        (51,979)
Employee Stock Ownership Plan (ESOP) (unallocated shares)                      (302,686)       (322,140)
Management Recognition Plan (MRP)(unearned shares)                             (675,532)       (675,532)
Treasury stock (December 31, 1966 69,000 shares;
    June 30,1996 35,000 shares)                                              (1,399,425)       (704,250)
                                                                           ------------    ------------
    Total Shareholders' Equity                                               16,111,162      16,910,386
                                                                           ------------    ------------

    Total  Liabilities and Shareholders' Equity                            $151,369,362    $151,896,644
                                                                           ------------    ------------
                                                                           ------------    ------------

              See accompanying notes to consolidated financial statements.

                                SJS BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                      Three months ended December 31     Six months ended December 31
                                                      ------------------------------     ----------------------------
                                                               1996             1995            1996             1995
                                                               ----             ----            ----             ----
Interest income
    Loans                                                $2,200,249       $1,828,430      $4,285,644        $3,435,735
    Investment securities                                   112,558          198,686         249,468           385,682
    Mortgage-backed securities                              445,024          537,006         954,297         1,092,611
    Other interest income                                    64,810           60,106         118,350           119,969
                                                         ----------        ---------      ----------        ----------
                                                          2,822,641        2,624,228       5,607,759         5,033,997

Interest Expenses
    Deposits                                              1,419,495        1,388,391       2,805,585         2,743,981
    Federal Home Loan Bank advances                         336,727          238,244         693,516           339,965
                                                         ----------       ----------      ----------        ----------
                                                          1,756,222        1,626,635       3,499,101         3,083,946

Net interest income                                       1,066,419          997,593       2,108,658         1,950,051

Provision for loan losses                                    91,000          160,609         146,000           162,609
                                                          ---------       ----------      ----------        ----------

Net interest income after provision for loan losses         975,419          836,984       1,962,658         1,787,442
                                                          ---------       ----------      ----------        ----------

Non-interest Income
    Service charges and other fees                           97,784          104,371         199,840           208,139
    Gain  on  sale of loans                                  24,079           16,460          26,042            15,996
    Loss on sale of investment securities                   (15,904)          (3,738)        (33,065)           (3,738)
    Other                                                    75,475           31,495         115,440            62,349
                                                           --------        ---------      ----------         ---------
                                                            181,434          148,588         308,257           282,746

Non-interest expense
    Compensation and benefits                               373,126          321,484         777,775           658,056
    Occupancy                                                53,162           52,162         106,788           107,752
    Furniture, fixtures and equipment                        21,421           17,655          44,554            36,005
    Federal insurance premium                                60,815           80,896         839,204           158,861
    Data processing expense                                  83,440           73,633         158,345           148,766
    Other operating expense                                 209,832          249,520         547,381           449,381
                                                           --------         --------      ----------         ---------
                                                            801,796          795,350       2,474,047         1,558,821

Income before federal income tax expense (benefit)          355,057          190,222        (203,132)          511,367

Federal income tax expense (benefit)                        132,933          (51,936)        (57,029)           50,857
                                                           --------         --------      ----------         ---------

Net income (loss)                                          $222,124         $242,158       ($146,103)        $ 460,510
                                                           --------         --------      ----------         ---------
                                                           --------         --------      ----------         ---------

Earnings (loss) per share:
    Primary                                                    $.25             $.26           ($.16)             $.50
                                                               ----             ----           -----              ----
                                                               ----             ----           -----              ----
    Fully diluted                                              $.25             $.26           ($.16)             $.50
                                                               ----             ----           -----              ----
                                                               ----             ----           -----              ----

Dividends per common share                                     $.11             $.10            $.22              $.20
                                                               ----             ----           -----              ----
                                                               ----             ----           -----              ----

               See accompanying notes to consolidated financial statements.

                                    SJS BANCORP , INC.
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                       (Unaudited)

                                   Additional             Net Unrealized   Unallocated    Unearned                  Total
                          Common    Paid-In    Retained     Gain (Loss)       ESOP          MRP       Treasury     Shareholders'
                          Stock     Capital    Earnings    on Securities     Shares        Shares      Stock         Equity
                         -------   ----------  --------   --------------   -----------    --------    ---------    --------------
Balance at June 30,
 1996                    $9,866   $9,519,762  $9,635,294   $(552,614)      $(322,140)    $(675,532)  $ (704,250)    $16,910,386


Net loss for the six
 months ended
 December 31, 1996                              (146,103)                                                           (146,103)

Cash dividends                                  (194,792)                                                           (194,792)

Shares committed to
 be released
 under the ESOP                       23,762                                 19,454                                  43,216

Acquisition of
 treasury shares
 (at cost)                                                                                             (695,175)   (695,175)

Change in net
 unrealized gain
 (loss) on
 securities net
 of tax                                                         193,630                                              193,630


Balance at
 December 31, 1996       $9,866   $9,543,524  $9,294,399   $(358,984)      $(302,686)    $(675,532)  $(1,399,425)   $16,111,162
                         -------   ----------  --------   --------------   -----------    --------    ---------    --------------
                         -------   ----------  --------   --------------   -----------    --------    ---------    --------------





                 See accompanying notes to consolidated financial statements

                                SJS BANCORP, INC.
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                               Six months ended December 31
                                                               ----------------------------
                                                                    1996            1995
                                                                    ----            ----
Cash flows from operating activities

     Net income (loss)                                         $   (146,103)    $   460,510

     Adjustments to reconcile net income to
       net cash from operating activities:

          Depreciation                                               44,298          40,209

          Amortization                                              104,128          36,768

          Provision for loan losses                                 146,000         162,609

          ESOP expense                                               43,216          36,335

          Gain on sale of loans                                     (26,042)        (15,996)

          Loss on sale of securities and
            mortgage-backed securities                               33,065           3,738

          Proceeds from sale of loans                             1,270,800       5,855,166

          Loans originated for sale                              (1,194,858)     (5,894,323)

          Changes in assets and liabilities

               Changes in assets                                   (184,785)        (60,418)

               Changes in liabilities                              (892,136)        416,525
                                                               ------------     -----------

                    Net cash from operating activities             (802,417)      1,041,123
                                                               ------------     -----------

Cash flows from investing activities

     Purchases of equity securities                                    (280)            (800)

     Proceeds from sales of equity securities                       101,636

     Purchases of FHLB stock                                                         (23,900)

     Purchase of securities held to maturity                                      (1,450,000)

     Proceeds from sales of securities available for sale         1,475,500

     Proceeds from calls and maturities of securities
       held to maturity                                             500,156        1,000,000

     Purchase of mortgage-backed securities
       available for sale                                        (2,492,546)      (3,164,808)

     Proceeds from sales of mortgage-backed
       securities available for sale                             10,518,621        3,505,022

     Principal payments on investment securities                  1,322,478        1,863,181

     Loans purchased                                                               (500,000)

     Loan originations and principal payments
       on loans, net                                            (10,197,473)    (15,581,547)

     Premises and equipment expenditures                            (24,970)        (12,068)
                                                               ------------     -----------

          Net cash from investing activities                      1,203,122     (14,364,920)
                                                               ------------     -----------

Cash flows from financing activities

     Net change in deposits                                    $  3,441,102     $ 2,578,910

     FHLB borrowing                                               2,700,000      14,250,000

     Repayment of FHLB advances                                  (4,562,238)     (3,000,000)

     Net change in advance payments by borrowers                   (414,786)       (502,070)

     Dividends paid                                                (194,792)       (190,440)

     Treasury stock purchase                                       (695,175)              0
                                                               ------------     -----------

          Net cash from financing activities                        274,111      13,136,400
                                                               ------------     -----------

Net change in cash and cash equivalents                             674,816        (187,397)

Cash and cash equivalents at beginning of year                    3,130,917       3,515,180
                                                               ------------     -----------

Cash and cash equivalents at end of year                       $  3,805,733     $ 3,327,783
                                                               ------------     -----------
                                                               ------------     -----------


            See accompanying notes to consolidated financial statements

                               SJS BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Quarter ended December 31, 1996
                                    (Unaudited)

--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES


The accompanying consolidated financial statements include the accounts of SJS Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, SJS Federal Savings Bank (the "Bank"). All significant intercompany accounts and transactions have been eliminated in consolidation.

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at December 31, 1996, and its results of operations and statement of cash flows for the periods presented. All such adjustments are normal and recurring in nature. The results of the periods presented are not necessarily representative of the results of operations and cash flows which may be expected for the entire year. The accompanying consolidated financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the consolidated financial statements and notes thereto of SJS Bancorp, Inc. for the fiscal year ended June 30, 1996.

Earnings per Share:

Earnings per common share for the periods presented was computed by dividing net income (loss) by the average number of shares outstanding during the period. Employee and director stock options are considered common share equivalents. At December 31, 1996 the Company had 30,265 unallocated ESOP shares which were excluded from the weighted number of shares outstanding used to calculate the earnings per common and common share equivalent. The weighted number of shares outstanding for the calculation of primary earnings per common and common share equivalent for three months and six month period ended December 31, 1996 was 902,419 and 897,519 respectively. The weighted number of shares outstanding for the calculation of fully-diluted earnings per common share was 896,876 for the three month period ended December 31,1995 and 901,330 for the six month period ended December 31, 1996. The corresponding 1995 weighted outstanding shares for both the calculation of primary earnings and fully-diluted earnings per share was 917,586 for the three month period ended December 31, 1995 and 917,038 for the six month period ended December 31, 1995. Net income was $222,124 for the three months ended December 31,1996 and $242,158 for the three months ended December 31, 1995. Net income (loss) for the six months ended December 31, 1996 was ($146,103) and $460,510 for the six months ended December 31, 1995.

NOTE 2 - PENDING MERGER

SJS Bancorp, Inc. on November 6, 1996 signed a plan of merger under which SJS Bancorp, Inc. would merge with and into Shoreline Financial Corporation. Under the agreement, which is subject to SJS Bancorp, Inc. shareholder and regulatory approvals, SJS Bancorp, Inc. shareholders would receive $27.00 cash for each share of SJS Bancorp, Inc. common stock, for a total value of approximately $25.4 million. The transaction is expected to be completed in the first half of 1997.

NOTE 3 - IMPACT OF NEW ACCOUNTING STANDARDS

Several new accounting standards have been issued by the Financial Accounting Standards Board that were adopted in fiscal 1996. Statement of Financial Accounting Standards. No. 121, "Accounting for the impairment of long-lived assets", requires a review of long-term assets for impairment of recorded value and resulting write-downs if value is impaired. Statement of Financial Accounting Standards No. 122, "Accounting for mortgage servicing rights", requires recognition of an asset when servicing rights are retained on in-house originated loans that are sold. Statement of Financial Accounting Standards No. 123, "Accounting for stock-based compensation ", requires proforma disclosure of the effect on net income of valuing future option grants at estimated fair value of the option granted. These statements did not have a material effect on the Company's financial position or results of operations for the three months ended December 31, 1996 nor for the six months ended December 31, 1996.

NOTE 4 - LOANS


Loans are classified as follows:                          December 31, 1996   June 30,1996
                                                          -----------------   ------------

    First mortgage loans (principally conventional):
         Secured by one-to-four family residences             $  79,416,119   $ 70,034,958
         Secured by other properties                              2,568,996      1,945,655
         Construction loans                                       5,058,945      6,747,880
                                                           ----------------   ------------
                                                                 87,044,060     78,728,493
       Less:
         Undisbursed portion of construction loans               (2,315,764)    (4,029,790)
         Deferred fees and costs                                    (85,085)       (60,318)
                                                           ----------------   ------------
                  Total first mortgage loans                     84,643,211     74,638,385

    Consumer and other loans:
         Auto loans                                              15,355,255     16,117,610
         Home equity                                              2,445,786      2,299,820
    Other                                                         7,224,346      6,451,925
                                                           ----------------   ------------
                                                                 25,025,387     24,869,355
                                                           ----------------   ------------
                                                                109,668,598     99,507,740

    Less allowance for loan losses                                 (708,469)      (646,091)
                                                           ----------------   ------------

    Total loans, net                                          $ 108,960,129   $ 98,861,649
                                                           ----------------   ------------
                                                           ----------------   ------------

Allowance for loan losses:

Activity in the allowance for loan losses is summarized as
    follows for the six months ended December 31:                      1996           1995
                                                                       ----           ----

    Balance - July 1,                                            $  646,091     $  558,654
    Provisions charged to income                                    146,000        162,609
    Loans charged-off                                               (99,847)       (21,572)
    Recoveries                                                       16,225         16,038
                                                                 ----------     ----------
    Balance - December 31,                                       $  708,469     $  715,729
                                                                 ----------     ----------
                                                                 ----------     ----------

    The Company had no impaired loans at December 31, 1996 or December 31, 1995.



NOTE 5 - SAIF SPECIAL ASSESSMENT

On September 30, 1996, federal legislation was enacted that requires the SAIF to be recapitalized with a one-time assessment on virtually all SAIF-insured institutions, such as the Bank, equal to 65.7 basis points on SAIF-insured deposits maintained by those institutions as of March 31, 1995. The SAIF assessment, was paid to the FDIC on November 27, 1996 in the amount of $702,736 and expensed by the Bank at September 30, 1996.

As a result of the SAIF recapitalization, the FDIC amended its regulation concerning the insurance premiums payable by SAIF-insured institutions. For the period October 1, 1996 through December 31, 1996, the FDIC charge to the Bank for the SAIF insurance premium was reduced to 18 basis points from 23 basis points per $100 of domestic deposits. The Bank currently qualifies for the minimum SAIF insurance premium. Under the amendment the FDIC further reduced the SAIF insurance premium for the Bank to 6.48 basis points per $100 of domestic deposits, effective January 1, 1997.

NOTE 6 - INCOME TAXES

The effective income tax (benefit) rate for the six month period ended December 31, 1996 is (28%) compared to 10% for the comparative period ended December 31, 1995. The income tax benefit for the six months ended December 31,1996 is due to the net loss resulting primarily from the aforementioned SAIF special assessment and an additional $151,000 of expense related to the sale of the Company. The six month period ended December 31, 1995 effective tax rate of 10% was the result of an adjustment in deferred taxes relating to the bad debt deduction for thrift institutions. Loan portfolio balances at December 31, 1995 exceeded statutory June 30, 1988 base year loan levels thereby reducing the deferred tax liability relative to bad debts.

With the discontinuance of the special bad debts deduction for thrift institutions, the Bank as of July 1, 1996 uses the actual net-charge-off method for tax purposes and has elected to defer the bad debt recapture over the allowed six year statutory period. For the quarter ended December 31, 1996 taxes of $132,933 were within normal effective tax rates. Additionally future quarterly period tax rates are also expected to be at normal levels.

NOTE 7 - FHLB ADVANCES

At June 30, 1996 the Company had advances from the Federal Home Loan Bank of Indianapolis totaling $23,750,000 with variable and fixed interest rates ranging from 5.23% to 6.61%, respectively. At December 31, 1996, FHLB advances totaled $21,887,762 with variable and fixed interest rates ranging from 5.23% to 6.61%, respectively.

Maturities of Advances outstanding are as follows:

                                     December 31, 1996   June 30, 1996
                 1996                $           0       $   3,650,000
                 1997                    6,450,000           4,250,000
                 1998                    8,050,000           8,050,000
                 2000                    6,387,762           6,800,000
                 2001                    1,000,000           1,000,000
                                       -----------       -------------
                                     $  21,887,762       $  23,750,000

These advances are collateralized by Federal Home Loan Bank Stock and specific securities with a carrying value of $25,843,334 for the period ended December 31, 1996 and $28,505,243 for the period ended June 30, 1996.

NOTE 8 - STOCK OPTION AND INCENTIVE PLAN ("SOP") AND MANAGEMENT RECOGNITION PLAN ("MRP")

The Company's Board of Directors adopted a SOP and a MRP. The SOP and MRP are administered by a Committee of directors of the Company. This Committee selects recipients and terms of awards pursuant to the Plan. Total shares available under the SOP and MRP plans were 95,220 and 38,088, respectively. The Committee to-date has awarded under the SOP options to purchase 79,509 shares of restricted common stock at an exercise price of $19.625 per share and awarded under the MRP 34,422 shares of common stock. The SOP options granted vest ratably over a five year period with a first award having vested October 1, 1996. The MRP awards vest in ten equal annual installments with the first award to have vested on October 1, 1996, subject to the continuous employment of the recipients and the achievement of specific performance criteria as defined under such plans. No MRP awards vested on October 1, 1996 as the Company did not meet the performance criteria under the plan. Accordingly, no compensation expense was recorded during the fiscal 1996 period in connection with the MRP award. For the six month period ended December 31, 1996, the Company has not accrued any compensation expense under the MRP as performance criteria is not expected to be attained primarily because of added expense relating to the sale of the Company.

NOTE 9 - STOCK REPURCHASE PROGRAMS

During 1996, SJS Bancorp, Inc. received regulatory approval to repurchase up to 85,698 shares of its common stock. Through December 31, 1996, 69,000 shares had been repurchased. The repurchase approval expires on March 1, 1997, however, due to the pending merger the Company has ceased repurchasing stock under the stock repurchase program.

Repurchased shares are treated as treasury shares and are available for general company purposes, including issuance in connection with stock based compensation plans.

NOTE 10 - MORTGAGE SERVICING RIGHTS (MSRs)

Under Statement of Financial Accounting Standard (SFAS) No. 122 , implemented as of the fiscal year beginning July 1, 1996, the Bank allocated $11,172 of basis to mortgage servicing right assets. Estimated fair value of the servicing rights at December 31, 1996 was $11,375. Fair value was determined by using discounted cash flows over the projected estimated lives with a discount factor based on similar market yield for like assets. The servicing rights retained were stratified primarily on the basis of expected life and stated loan rates.

Loans sold during the six month period ended December 31, 1996, had an allocated basis of $1,240,598 exclusive of MSRs. Amortization calculated on estimated life of the MSRs for the six month period was negligible. No impairment exists on the MSRs and no expense or valuation allowance has been recorded for the MSR asset as of December 31, 1996. It is, however, difficult to assess the impact on future periods as SFAS No. 122 results in larger gains on loans sold when recognition of the MSR assets takes place. Subsequent periods are negatively impacted by the MSR amortization. Additionally, origination and sales volume of retained servicing along with impairment and market fluctuations affecting valuation of the MSRs may be significant and difficult to predict.

                                 SJS BANCORP, INC.
                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND RESULTS OF OPERATIONS

The following discussion compares the financial condition of SJS Bancorp, Inc. (the "Company") and its wholly owned subsidiary, SJS Federal Savings Bank (the "Bank") at December 31, 1996 to June 30, 1996 and the results of operations for the three and six month periods ended December 31, 1996 with the same periods in 1995. This discussion should be read in conjunction with the interim consolidated condensed financial statements and notes thereto of SJS Bancorp for the period ended December 31, 1996 included herein.

FINANCIAL CONDITION

Total assets of the Company decreased $527,282 from $151,896,644 at June 30, 1996 to $151,369,362 at December 31, 1996. Consistent with the Company's strategic plan's focus on asset mix, net loans increased 10.2% from $98,861,649 at June 30, 1996 to $108,960,129 at December 31, 1996. Growth of
the mortgage and consumer loan portfolios during this six month period amounted to $10,004,826 and $156,032, respectively. The utilization of commissioned loan originators and on going sales and marketing efforts continue to create increased visibility and demand for the Company's mortgage loan products. During the six month period ended December 31, 1996, the Company continued to fund loan growth by decreasing its net holdings in mortgage-backed and investment securities, whereas in the prior fiscal period the primary source of funds were Federal Home Loan Bank advances. The Company will continue to focus on its business plan and pursue additional loan growth.

Securities, consisting of mortgage-backed, equity and investment securities classified as available for sale and held to maturity, decreased $11,269,378 from $45,508,926 at June 30, 1996 to $34,239,548 as of December 31, 1996. As
indicated previously, these proceeds were deployed primarily into loans to attain higher yields on interest earning assets.

Deposits increased $3,441,102 from $107,927,968 at June 30, 1996 to $111,369,070 at December 31, 1996, a 3.2% increase for the six month period. Growth in the deposit area was focused on short and intermediate term certificates through competitive pricing in the market area. Competition from other financial and non-financial entities continues to limit deposit growth. The Bank will continue to offer competitive interest rates on its products while continuing to concentrate marketing efforts on establishing multiple deposit relationships with individual customers.

Total shareholders' equity decreased by $799,224 from $16,910,386 at June 30, 1996 to $16,111,162 at December 31, 1996. This decrease was principally the result of the net loss of $146,103, repurchases of common stock at a cost of $695,175 and cash dividends of $194,792 paid on common stock offset by $193,630 of net unrealized market investment portfolio gains.

RESULTS OF OPERATIONS

Net Income : Net income for the three months ended December 31, 1996 decreased by $20,034 or 8.3% compared to the three month period ended December 31, 1995. The Company experienced a net loss for the six months ended December 31, 1996 of $146,103 compared to net income of $460,510 for the six months ended December 31, 1995, a decrease of $606,613 over the prior six month period.

The loss for the six month period ended December 31, 1996 was the result of $151,171 of expense associated with the pending sale of the Company along with the one-time special SAIF recapitalization assessment of $702,736. Adjusted for these two items, pre-federal income and state tax for the six month period ended December 31, 1996 amounted to $631,133 compared to $511,367 for the six month period, in 1995 an increase of $119,766 or 23.4%.

Additionally, net income was significantly impacted by the varying effective tax rates for these two periods. Federal income tax related to the $631,133 for the current six month period ended December 31, 1996 was $226,621, an effective rate of 36% while federal income tax related to the $511,367 for the prior six month period ended December 31, 1995 was $50,857, an effective rate of 10%. The 1995 effective tax rate of 10% was the result of the deferred tax adjustment related to bad debts for thrift institutions discussed in "Note 6 - Income Taxes" of "Notes to Consolidated Financial Statements" for the period ended December 31, 1996 included herein.

Net Interest Income: Net interest income for the three month period ended December 31, 1996 increased $68,826, or 6.9% over the same three month period ended December 31, 1995. Net interest income increased $158,607 or 8.1%, from $1,950,051 for the six month period ended December 31, 1995 to $2,108,658 for the six month period ended December 31, 1996. Interest income increased $573,762, or 11.4% , from $5,033,997 for the six month period ended December 31, 1996 to $5,607,759 for the same period ended December 31, 1996. This improvement is attributable to a shift in the Company's interest earning assets to loans which increased $21.2 million from $87.8 million at December 31, 1995 to $109.0 million at December 31, 1996 from the lower yielding security portfolio which decreased by $14.4 million. The interest income increase was partially offset by a $415,155 or 13.5% increase in total interest expense attributable to higher levels of FHLB advances and deposits during the period.

Provision (credit) for Loan Losses: The Company's provision for loan losses decreased by $69,609 for the three month period ended December 31, 1996 compared to the three month period ended December 31, 1995. The Company's provision for the three month period ended December 31, 1996 was $91,000 compared to $160,609 for the three month period ended December 31, 1995. Provision for the six month period ended December 31, 1996 of $146,000 was $16,609 less than the provision for the comparable 1995 period. Current charge-offs (net of current recoveries) for the three months ended December 31, 1996 amounted to $75,711 and for the six month period ended December 31,1996 totaled $83,622. Continued strong loan growth of 10.2% for the six month period ended December 31, 1996 totaling $10,098,480 accounted for approximately $66,000 of the current fiscal year loan loss provision.
Current year net charge-offs are attributable primarily to consumer installment debt levels and bankruptcy filings mirroring national trends. Management reviews the adequacy of the loan loss reserve and credit risk within the Company's loan portfolio on a quarterly basis. As of December 31, 1996, the allowance for loan losses totaled $708,469 representing .65% of gross loans receivable and 252.3% of total non-performing loans. The Company anticipates that as loan portfolio growth continues, provisions for loan losses will continue to be made to maintain adequate loss reserves.

Non-Interest Income:   Non-interest income for the three month period ended
December 31, 1996 increased $32,846, or 22.1% , to $181,434 from $148,588 for the three month period ended December 31, 1995. Non-interest income for the six month period ended December 31, 1996 increased $25,551, or 9.0% to $308,257 from $282,746 at December 31, 1995. The primary reason for these increases was a dividend of prior years credit life insurance in the amount of $57,259 received during the second quarter ended December 31, 1996 along with increased gains on the sale of loans of $10,046 over the six month period ended December 31, 1996 offset in part by losses of $29,327 on investment securities and a reduction of $8,299 in service charges and other fee income.

Non-interest expense: Non-interest expense increased $6,446 for the three months ended December 31, 1996 to $801,796 from $795,350 for the three months ended December 31, 1995. For the six month period ended December 31, 1996, non-interest expense increased $915,226 to $2,474,047 from $1,558,821 for the six month period ended December 31, 1995. The major items of increase during the six month 1996 period were from the one-time SAIF recapitalization charge of $702,736 expensed on September 30, 1996, expenses associated with the sale of the Company of $151,171 ( additional costs of $106,142 were capitalized pending close of the merger) and increased compensation and benefits expense.

Compensation and benefit expenses increased $51,642 from $321,484 for the three month period ended December 31, 1995 to $373,126 for the three month period ended December 31, 1996. For the six month period ended December 31 ,1996 expense increased $119,719 from $658,056 at December 31, 1995 to $777,775 at December 31, 1996. The increase for the six month period is primarily attributable to increases of $32,024 of directors' expense resulting from the addition of four members to the board, ESOP expense of $6,880 resulting from the

Company's higher common share price, increased employee compensation of $18,020, reduced deferred loan origination costs of $54,957 the result of lower loan origination volume and net other sundry items totaling $7,838.

Non-interest expense annualized as a percent of end-of-period assets for the three month period ended December 31, 1996 was 2.12% compared to 2.21% for the three months ended December 31, 1995. Corresponding six month annualized non-interest expense as a percent of end-of period-assets was 3.27% and 2.17% respectively. The SAIF special assessment ($702,736) and expenses for sale of the Company ($151,171) account for 1.13% of the 3.27% six month 1996 annualized non-interest expense. The Company does not expect any significant increases in normal operating non-interest expenditure levels. The Company does, however, expect additional cost relating to the completion of the sale of the Company.

Income Tax Expense (Benefit): The effective income tax (benefit) rate for the six month period ended December 31, 1996 was (28%) compared to 10% for the period ended December 31, 1995. The tax benefit is due to the net loss resulting from the one-time SAIF assessment and expenses associated with the sale of the Company.


LIQUIDITY

The Company's principal sources of funds are deposits, principal and interest payments on loans, interest-bearing deposits and securities classified as available for sale. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan prepayments are more influenced by interest rates, general economic conditions and competition. Additional sources of funds may be obtained from the Federal Home Loan Bank (the "FHLB") of Indianapolis by utilizing an array of available products to meet funding needs. Management anticipates that it will have sufficient funds available to meet current loan commitments.

The Bank is required to maintain minimum levels of liquid assets as defined by Bank regulators. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 5% of net withdrawal savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. The Bank's average liquidity ratio for the six month period ended December 31, 1996 was 5.63%. The $11.3 million net reduction of securities along with deposit growth of $3.4 million were used to fund loan demand.

Although management believes that deposit flows will continue to be a stable source of funds, ongoing use of wholesale funding sources may be utilized to meet demand in accordance with the Company's strategic plan. Wholesale funding sources may allow the Company to obtain a lower cost of funds and create a more efficient liability match to the asset being funded.

CAPITAL RESOURCES

The Bank is subject to three capital to asset requirements in accordance with OTS regulations. The following table is a summary of the Bank's regulatory capital requirements versus actual capital at December 31, 1996:

Capital Requirements:

                   Actual              Required       Excess
                Amount/Percent      Amount/Percent      Amount/Percent

                              (Dollars in Thousands)

Tangible       $14,292  9.43%       $ 2,273  1.50%        $12,019  7.93%
Core Leverage
 Capital        14,292  9.43%         6,061  4.00%          8,231  5.43%
Risk-Based
 Capital        14,545 18.56%         6,270  8.00%          8,275 10.56%

                                      [FRONT]

                                 SJS BANCORP, INC.
P R O X Y                         301 State Street
                             St. Joseph, Michigan 49085
                      Special Meeting of Stockholders - [date]


         This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for adoption of the Agreement and Plan of Merger between SJS and Shoreline Financial Corporation. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting or any adjournment of the meeting.


1.  Adoption of the Agreement and Plan of Merger

    [  ] FOR  [  ] AGAINST   [  ] ABSTAIN

                    Your Board of Directors recommends that you
               vote FOR adoption of the Agreement and Plan of Merger

                  IMPORTANT! - PLEASE DATE AND SIGN THE OTHER SIDE

                                       [BACK]


         The undersigned shareholder appoints the Board of Directors with the power to appoint its substitute, attorneys and proxies to represent the stockholder and to vote and act, with respect to all shares that the stockholder would be entitled to vote at the special meeting of stockholders of SJS Bancorp, Inc. referred to above and at any adjournment of that meeting, on all matters that come before the meeting. The affirmative vote of a majority of the shares represented at the such meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Merger will be voted in favor of adjournment to solicit further proxies for the Merger.


                                  Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


                                  X___________________________________________
                                                 Signature


                                  X___________________________________________
                                             Signature if held jointly


                                  Dated: _____________________________, 1997